UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

[X]	Filed by the Registrant
[ ]	Filed by a Party other than the Registrant

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

Sobieski Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

[X]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

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[SOBIESKI BANCORP, INC. LOGO]

July 1, 2004

Dear Sobieski Bancorp, Inc. Stockholder:

         We invite you to attend a special meeting of our stockholders to consider and approve (i) the sale of substantially all of the assets of Sobieski Bank (the "Bank") to MFB Financial and (ii) the adoption of our plan of dissolution and liquidation under which we will:

•	cease conducting normal business operations, except as may be required to wind up our business affairs;

•	pay all of our debts and liabilities;

•	establish a contingency reserve designed to satisfy any additional claims and obligations;

•	sell our remaining assets and distribute the net proceeds, if any, to our stockholders in one or more liquidating distributions; and

•	dissolve our corporation.

         On June 30, 2004, the closing price of our common stock on the Nasdaq SmallCap Market (symbol: SOBI) was $6.05. We currently believe that the amount that may ultimately be distributed to our stockholders will be between $7.00 and $8.50 per share. The range of $7.00 to $8.50 per share represents our best present estimate of the amount of cash that will be available for distribution to stockholders following liquidation of assets, satisfaction of liabilities, final closeout and dissolution expenses and an adequate reserve for contingencies. However, we presently are not able to predict the precise nature, amount or timing of distributions, due to a number of factors, and it is possible that our stockholders may receive substantially less than we presently anticipate or nothing at all. See the discussion in the accompanying proxy statement under "Risk Factors-The Amount We Will Ultimately Distribute to Our Stockholders is Uncertain."

         The special meeting will be held on Wednesday, August 4, 2004 at 2:00 p.m., local time, at the Corpus Christi Meeting Room, located at 2817 Corpus Christi Drive, South Bend, Indiana 46628. Although they are not legally bound to do so, our executive officers and directors, who collectively own approximately 15.96% of our outstanding common stock, have advised us that they intend to vote for approval of both proposals.

         Our board of directors has unanimously approved the agreement with MFB Financial and our plan of dissolution and liquidation and concluded that the transaction with MFB Financial and subsequent liquidation of our company are advisable and in the best interests of our company and our stockholders. Our board believes this is the case because the transaction terms offered by MFB Financial were more favorable than those proposed by anyone else and because if the transaction with MFB Financial is not consummated, it is likely that we will continue to incur net losses, that the Bank's capital will continue to diminish and that the Bank may ultimately be placed in receivership.

         ACCORDINGLY, OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSALS TO APPROVE THE SALE OF SUBSTANTIALLY ALL OF THE BANKS ASSETS TO MFB FINANCIAL AND TO APPROVE OUR PLAN OF DISSOLUTION AND LIQUIDATION.

         The accompanying proxy statement explains the agreement with MFB Financial and our plan of dissolution and liquidation in greater detail, and the full text of the agreement and the plan of dissolution and liquidation are attached as appendices to the proxy statement. We recommend that you read these materials carefully, especially the section describing risk factors beginning on page 15.

         Your vote is important. Because approval of each proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock, if you fail to return the enclosed proxy card or do not otherwise vote in favor of the proposals, it will have the effect of voting against the proposals. Whether or not you plan to attend the special meeting, please complete, sign, date and promptly return the enclosed proxy card to ensure that your shares will be represented at the special meeting. If you attend the special meeting and wish to vote in person, you may withdraw your proxy and do so.

Sincerely,
/s/ Robert J. Urbanski Robert J. Urbanski Chairman of the Board	/s/ Steven C. Watts Steven C. Watts President and Chief Executive Officer

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NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held August 4, 2004

To the Stockholders of SOBIESKI BANCORP, INC.:

         A special meeting of stockholders ("you" refers to stockholders) of Sobieski Bancorp, Inc. ("we," "us," "our" or the "Company") will be held at 2:00 p.m., local time, on Wednesday, August 4, 2004, at the Corpus Christi Meeting Room, located at 2817 Corpus Christi Drive, South Bend, Indiana, for the following purposes:

•	To consider and vote upon a proposal to approve a transaction for the sale of substantially all of the assets of Sobieski Bank (the "Bank") to MFB Financial ("MFB") and assumption by MFB of certain liabilities of the Bank, including all deposit liabilities, pursuant to the terms of the Purchase and Assumption Agreement, dated as of April 25, 2004, among us, the Bank and MFB, as described in greater detail in the accompanying proxy statement; and

•	To consider and vote upon a proposal to authorize a plan of dissolution and liquidation under which we will sell or otherwise dispose of all of our remaining assets and, after we pay or make arrangements to pay our liabilities and expenses, we will distribute the net proceeds, if any, to our stockholders, as described in greater detail in the accompanying proxy statement.

         Stockholders will also act upon any other matters that may properly come before the special meeting or any adjournment, postponement or continuation thereof. Our board of directors has fixed the close of business on June 24, 2004 as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting and any adjournment, postponement or continuation thereof. The affirmative vote of the holders of a majority of the outstanding shares of our common stock is required to approve the transaction with MFB and the plan of dissolution and liquidation. Approval of each proposal is contingent upon approval of the other; accordingly, if both proposals are not approved, then neither will be deemed approved. A list of the stockholders entitled to vote at the special meeting will be available for examination at our main offices at 2930 W. Cleveland Road, South Bend, Indiana 46628 by any stockholder for any purpose related to the special meeting during ordinary business hours for the ten days prior to the special meeting as well as at the meeting.

         Please review the accompanying proxy statement and other materials carefully for a more complete description of the matters to be acted upon at the special meeting, including the agreement with MFB, the full text of which is included as Appendix A to the accompanying proxy statement, and our plan of dissolution and liquidation, the full text of which is included as Appendix B to the accompanying proxy statement.

         You are requested to complete, sign, date and return the enclosed form of proxy in the envelope provided, whether or not you expect to attend the special meeting in person. If you hold your shares in "street name" with bank or broker, check your proxy card to see if you can vote by telephone or the internet. If you attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person; however, if you hold your shares in street name and wish to vote at the special meeting, you will need a legal proxy from your bank or broker.

By Order of the Board of Directors,
/s/ Steven C. Watts Steven C. Watts President and Chief Executive Officer

July 1, 2004
South Bend, Indiana

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Table of Contents

Page

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS AND THE SPECIAL MEETING	1

RISK FACTORS	15

FORWARD-LOOKING STATEMENTS	17

INFORMATION CONCERNING THE SPECIAL MEETING	18
Date, Time and Place of the Special Meeting	18
Purpose of the Special Meeting	18
Record Date for Voting; Quorum	19
Vote Required	19
Voting Your Shares by Proxy	20
Revoking Your Proxy	20
Solicitation of Proxies	20
Voting Shares Held in "Street Name"	20
Voting in Person	20
ESOP Participants	21
Security Ownership	21

PROPOSAL I. TO APPROVE THE SALE OF SUBSTANTIALLY ALL OF THE BANK'S ASSETS TO MFB FINANCIAL	23
General	23
Business Overview of Parties to the Transaction	23
Background of the Transaction	24
Reasons for the Transaction; Recommendation of Our Board of Directors	26
Opinion of Financial Advisor	27
Description of Purchase and Assumption Agreement	30
Interests of Insiders in the Transaction	47
Regulatory Approvals; Additional Escrow Account Dissolution of the Bank	50
No Appraisal Rights	51
Federal Income Tax Consequences of the Transaction	51
Post-Closing Operations of the Bank	51

PROPOSAL II. TO APPROVE OUR PLAN OF DISSOLUTION AND LIQUIDATION	52
Introduction	52
General	52
Principal Aspects of Our Plan	54
Abandonment of Our Plan	56
Sale of Remaining Assets	56
Indemnification	56
Distributions to Stockholders	57
Our Conduct Following Adoption of the Plan	57
Contingency Reserve	57
Liquidating Trusts	58
Potential Liability of Stockholders	59
Final Record Date	59
Reporting Requirements	60
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No Appraisal Rights	60
Accounting Treatment	61
Material United States Federal Income Tax Consequences	61

STOCKHOLDER PROPOSALS	63

WHERE YOU CAN FIND MORE INFORAMTION	64

OTHER MATTERS	65

APPENDICES:
Appendix A --	Purchase and Assumption Agreement dated as of April 25, 2004 among Sobieski Bancorp, Inc., Sobieski Bank and MFB Financial	A-1
Appendix B --	Plan of Dissolution and Liquidation of Sobieski Bancorp, Inc.	B-1
Appendix C --	Opinion of Keefe, Bruyette & Woods, Inc.	C-1

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QUESTIONS AND ANSWERS ABOUT THE PROPOSALS AND
THE SPECIAL MEETING

         In an effort to summarize the information contained in this proxy statement in a clear manner, we have decided to use a question and answer format. However, the following questions and answers are only intended to be a summary of the information contained in this proxy statement. We encourage you to read the full text of this proxy statement, which describes the proposals in greater detail. The terms "we," "us," "our" and the "Company" refer to Sobieski Bancorp, Inc.

Q.	What are our stockholders being asked to approve?

A.	Each of our stockholders is being asked to vote in favor of proposals to:

• Approve a transaction for the sale of substantially all of the assets of Sobieski Bank (the "Bank") to MFB Financial ("MFB") and assumption by MFB of certain of the Bank's liabilities, including all deposit liabilities, pursuant to the Purchase and Assumption Agreement, dated as of April 25, 2004, among MFB, the Bank and us (referred to in most places below as the "purchase and assumption agreement" or the "agreement with MFB"); and

• Authorize a plan of dissolution and liquidation pursuant to which we will sell or otherwise dispose of all of our remaining assets and, after we pay or make arrangements to pay our liabilities and expenses, we will make distributions of the net proceeds, if any, to our stockholders.

Q.	Why did our board of directors decide to enter into the agreement with MFB and adopt the plan of dissolution and liquidation?

A.	Since our discovery in May 2002 of the unauthorized and fraudulent originations of loans by one of the Bank's lending officers, we have incurred substantial losses and reductions in capital that resulted in the Bank becoming "undercapitalized" under regulatory guidelines. In addition, since October 2002, we and the Bank have endured a series of actions brought against us by the Office of Thrift Supervision (the "OTS"), including a supervisory agreement entered into in May 2003 and a cease and desist order issued in February 2004, that impose a number of operating restrictions on us and the Bank.

After exploring the possibility of raising additional capital, our board of directors determined that due to our lack of profitability, existing capital position and operating restraints placed upon us and the Bank by the OTS, the likelihood of raising capital sufficient for our needs was minimal. The board concluded that the interests of our stockholders would best be served by a sale to a stronger institution, and in December 2003 retained Keefe, Bruyette & Woods, Inc. ("KBW") to act as financial advisor in this process. The board's conclusion was based in large part on its belief that, absent such a transaction in the near-term, we were likely to continue to incur losses, the Bank's capital was likely to further diminish and the Bank might ultimately be placed into receivership.

When the process of seeking interested parties began, our board of directors sought a transaction that would provide for the sale of our entire company. Of the more than 20 institutions contacted by KBW, three extended offers (two of which were in writing) and, after being modified following due diligence review of the Company, all offers were for the purchase of certain assets and assumption of certain liabilities of the Bank. Of the three offers, the board believed the one proposed by MFB offered the greatest potential return to stockholders.

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Q.	What will our stockholders receive if the transaction with MFB is completed and the Company subsequently liquidated?

A.	Following the transaction with MFB, if completed, the Bank will pay all known undisputed, outstanding and matured claims against it and deposit cash in an escrow account mandated by the OTS, which will be administered by the Company and maintained for two years to satisfy potential third party claims against the Bank. If the amount in this escrow account is not sufficient to pay valid claims against the Bank, the Company will be liable for the excess. The initial amount to be deposited is presently expected to be at least $675,000 (subject to OTS approval and subject to reduction over time with OTS approval). Under the agreement with MFB, a separate escrow account for $375,000 will be established to secure the indemnification obligations the Company and the Bank have for any losses incurred by MFB due to any failure of the Bank to perform its post-closing obligations, any breach by the Bank or us of the representations and warranties made to MFB, and any claim that MFB is responsible for any liability expressly not assumed by MFB. The indemnification obligations to MFB are not limited by the $375,000 escrowed amount. The Bank will also transfer to the Company all remaining assets and liabilities of the Bank not purchased or assumed by MFB and then file a certificate of dissolution with the OTS. Under our plan of dissolution and liquidation, our remaining assets (including the aforementioned assets of the Bank transferred to us) will be sold in an orderly manner, we will pay or make adequate accruals and reserves for the payment of all of our known liabilities and obligations and we will establish a contingency reserve to cover any contingent liabilities remaining at the time of our first distribution to stockholders. We cannot presently estimate the amount of this contingency reserve. After we have paid these liabilities or provided for their payment but not before the expiration of all waiting periods mandated by Delaware law, we will distribute the available net proceeds, if any, in one or more liquidating distributions to our stockholders. We currently believe that the amount that may ultimately be distributed to our stockholders will be between $7.00 and $8.50 per share of common stock. On June 30, 2004, the closing price of our common stock on the Nasdaq SmallCap Market was $6.05. We cannot say with any degree of certainty, however, what the amount of such distributions, if any, will be or when they will be made because:

	•	OTS approval is needed before making any distributions from the escrow account mandated by the OTS to pay third party claims against the Bank;

	•	there may be negative adjustments to the purchase price under the agreement with MFB;

	•	the proceeds that we in fact receive from the disposition of the Bank's assets excluded from the MFB transaction, as well as from the disposition of our other non-cash assets, could be less than anticipated, and it may take longer than anticipated to dispose of these assets;

	•	depending on the amount and nature of claims asserted, any or all of the funds deposited by the Bank in the escrow accounts mandated by the OTS and required under the agreement with MFB could be forfeited due to payment of claims and any such claims, whether by third parties or by MFB under the agreement, could exceed the escrowed amounts;

	•	the costs to remediate the recently discovered environmental problem at our Walnut Street branch location, and any other associated liabilities, may be greater than anticipated (see "Proposal I. To Approve the Sale of Substantially All of the Bank's Assets to MFB Financial-Description of Purchase and Assumption Agreement-Environmental Matters");

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• our expenses and other obligations prior to and during liquidation could be greater than anticipated, and we may discover presently unanticipated claims;

• before we make any distributions to our stockholders, we must pay, or make arrangement for payment of, our liabilities and expenses and those of the Bank that we assume;

• the cash available for distributions could be affected by our financial results pending dissolution; and

• a creditor of the Company or the Bank could obtain an injunction against distributions to our stockholders on the grounds that the amounts to be distributed to our stockholders are needed to provide for the payment of our expenses and liabilities if:

• a court held that we have failed to make adequate provision for our expenses and liabilities; or

• the amount ultimately required to be paid to discharge our expenses and liabilities in full exceeds the amount of assets available to pay expenses or discharge liabilities.

For these reasons, among others, it is possible that our stockholders will receive substantially less than we presently anticipate or nothing at all.

Q.	What if the Company cannot convert all of its assets not sold to MFB to cash?

A.	We currently anticipate that we will be able to liquidate all of our assets and the assets of the Bank not sold to MFB for cash. However, if a conclusion is ultimately reached that adverse market conditions would delay future asset sales, we will consider distributing the assets to a liquidating trust or escrow account for the benefit of stockholders to permit asset sales when market conditions improve.

Q.	Who is MFB?

A.	MFB, a federal savings bank, is a wholly owned subsidiary of MFB Corp. Both are headquartered in Mishawaka, Indiana. As of March 31, 2004, MFB Corp. had consolidated assets of $426.5 million, deposits of $289.2 million and stockholders' equity of $35.3 million. You can find additional information about MFB Corp. in their filings with the Securities and Exchange Commission, which are retrievable from the SEC's website, at www.sec.gov. See "Proposal I. To Approve the Sale of Substantially All of the Bank's Assets to MFB Financial - Business Overview of Parties to the Transaction."

Q.	What assets will be sold to MFB?

A.	The assets to be acquired by MFB are primarily comprised of:

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	•	All cash, cash equivalents, bonds and other investment securities owned by the Bank, other than earnings or proceeds relating to the assets excluded from the transaction, referred to as the "excluded assets";

	•	The Bank's real estate, buildings and fixtures at its home office and two branch locations, other than real estate comprising part of the excluded assets;

	•	Most of the Bank's "fixed assets," consisting of furniture, equipment, trade fixtures, ATMs, office supplies, sales materials and other tangible personal property owned or leased by the Bank at its home and branch offices;

	•	All of the Bank's loans and related documents, other than loans comprising part of the excluded assets;

	•	All of the Bank's accounts receivable other than those comprising part of the excluded assets;

	•	All contracts to which the Bank is a party, other than (1) any employee benefit plan or employment or similar agreement, (2) the Bank's principal data processing contract and (3) any insurance policies owned by the Bank (the contracts described in 1-3 are referred to as the "excluded contracts");

	•	The Bank's interest in any safe deposit business conducted by it; and

	•	The Bank's prepaid expenses, other than those pertaining to insurance policies.

Q.	What are the excluded assets?

A:	The "excluded assets" not being acquired by MFB consist of:

	•	Certain loans, real estate owned, fixed assets and other properties having a book value of approximately $8.54 million ($7.04 million net of general and specific reserves) as of January 31, 2004 and $6.32 million ($4.72 million net of general and specific reserves) as of May 31, 2004, which reflects sales of some of these assets between February 1, 2004 and May 31, 2004 as indicated in the last bullet point below, as well as additions to the loan loss reserve and asset write-downs during that period;

	•	Loans which, upon foreclosure, are converted to real estate owned prior to the closing date;

	•	All insurance policies, including the cash surrender values of such policies, prepaids, refunds and other related entitlements;

	•	All rights, claims, demands and causes of action that the Bank has against third parties other than those relating to the assets acquired or liabilities assumed by MFB;

	•	The real estate, building and fixtures for the Bank's Walnut Street branch if, as expected based on indications from MFB, MFB elects not to purchase these assets because of environmental-related concerns (see "Proposal I. To Approve the Sale of Substantially All of the Bank's Assets to MFB Financial-Description of Purchase and Assumption Agreement-Environmental Matters");

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	•	Certain loans which MFB elects not to purchase because of uncured irregularities; and

	•	The proceeds, earnings and reinvestments relating to the assets described in the preceding bullet points (including $1.73 million in net proceeds from sales of the assets described in the first bullet point between February 1, 2004 and May 31, 2004 and $306,000 received from principal and interest payments on the loans included in those assets during that period).

Q.	What liabilities will be assumed by MFB?

A:	The liabilities to be assumed by MFB are:

	•	All liabilities under the Bank's deposits;

	•	All liabilities under the Bank's contracts other than the excluded contracts;

	•	All obligations of the Bank under the loans acquired by MFB, including the obligations to fund unfunded commitments;

	•	All outstanding liabilities and obligations of the Bank as to which the Bank is not in default set forth in the Company's consolidated financial statements, other than obligations with respect to excluded contracts and other than liabilities excluded from the transaction, referred to as the "excluded liabilities"; and

	•	Every other obligation of the Bank as to which the Bank is not in default incurred in the normal course of the Bank's business after December 31, 2003, other than obligations with respect to excluded contracts and excluded liabilities.

Q:	What liabilities will not be assumed by MFB?

A:	MFB will not assume:

	•	Any contingent liabilities of the Bank, other than under the contracts assumed by MFB;

	•	Any expenses of the Bank relating to the agreement with MFB or the transactions contemplated thereby;

	•	Any tax liabilities of the Bank on the purchase price paid to it by MFB;

	•	Any outstanding indebtedness to the Company's employee stock ownership plan (which totaled $193,200 as of March 31, 2004);

	•	Any debt, liability or obligation of the Bank arising after the closing of the transaction with MFB, other than those relating to liabilities expressly assumed by MFB; and

	•	Any liability or obligation of the Bank under the excluded contracts.

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Q:	What will MFB pay the Bank for the assets acquired from the Bank?

A:	At the closing, MFB will, in addition to assuming the liabilities described above, pay an amount in cash to the Bank, referred to as the "purchase price," equal to $1,026,682, subject to various adjustments. These adjustments include:

	•	An increase in the purchase price equal to a proportion of recoveries realized by the Bank from January 31, 2004 through the closing date on certain individual loans being purchased by MFB at a discount to their book value, net of reserves, as of January 31, 2004;

	•	With respect to certain categories of delinquent loans, an increase in the purchase price to the extent the book value, net of reserves, of the loans in that category reduced by certain purchase price reductions negotiated by the parties, is lower as of the closing date than it was as of January 31, 2004 and a decrease in the purchase price if the opposite occurs;

	•	A decrease in the purchase price to the extent that, as of the closing date, the cash surrender values of the insurance policies purchased by the Bank to fund certain director and officer benefit plans exceeds the amount of liability accrued for these plans;

	•	A decrease in the purchase price for the book value of any prepaid insurance on the Bank's books as of the closing date;

	•	A decrease in the purchase price for any contributions made by the Bank to our employee stock ownership plan between April 25, 2004 and the closing date;

	•	A decrease in the purchase price for any loan that was to be purchased by MFB that is converted to real estate owned prior to the closing equal to the book value of the loan immediately prior to the conversion, net of the reserve for the loan as of March 31, 2004, and, in the case of any individual loan being purchased at a discount by MFB referred to in the first bullet point above, net of the discount;

	•	Possible decreases for any materially damaged assets to be acquired by MFB;

	•	A $75,000 decrease in the purchase price if, as expected based on indications from MFB, MFB elects not to purchase the real estate, building and fixtures for the Bank's branch office located at 740 S. Walnut Street, South Bend, Indiana, because of environmental-related concerns;

	•	A decrease in the purchase price for any payment by the Bank after March 31, 2004 of certain of its liabilities excluded from the transaction with MFB;

	•	A decrease in the purchase price equal to the book value, net of reserves, of certain loans which MFB elects not to purchase because of uncured irregularities; and

	•	Decreases in the purchase price if the Bank's certificates of deposit and core deposits (meaning deposits other than certificates of deposit) are below $46.5 million and $19.5 million as of the closing date. The reductions are 10% of the difference between $46.5 and the level of certificates of deposit as of the closing date, and 15% of the difference between $19.5 and the level of core deposits as of the closing date.

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If the net effect of these adjustments is to reduce the purchase price to a negative amount, the Bank will pay this amount at closing in cash to MFB.

Q.	What regulatory approvals are needed to consummate the transaction with MFB and the subsequent dissolution of the Bank?

A.	Before the transaction with MFB can be consummated, MFB and the Bank must obtain the approval of the OTS. The necessary filing requesting this approval was made on June 7, 2004. In addition, we must obtain the approval of the OTS of our plan of dissolution for the Bank. We made the necessary filing requesting this approval on June 29, 2004.

Q:	What other conditions must be satisfied for the transaction with MFB to be completed?

A:	In addition to the regulatory approvals discussed above, a number of other conditions must be satisfied or, where legally permitted, waived, including the following:

• accuracy in all material respects as of the closing date of the respective representations and warranties of MFB and the Company and the Bank in the purchase and assumption agreement;

• performance in all material respects by MFB and the Bank of their respective obligations under the purchase and assumption agreement;

• approval by our stockholders at the special meeting of the transaction with MFB and our plan of dissolution and liquidation;

• absence of any pending or threatened legal proceeding seeking to prevent the transaction;

• the closing book value of the Company not being less than $3.5 million as of the end of the month immediately preceding the closing date, calculated in the manner prescribed in the purchase and assumption agreement;

• MFB Corp. having borrowed sufficient funds (currently anticipated to be at least $6.5 million) to make a capital contribution to MFB so that MFB's capital levels following the closing will be satisfactory to MFB and the OTS, MFB's primary regulator. MFB Corp. has secured a commitment for this borrowing on terms acceptable to it; and

• completion of all steps required to permit the conversion of the loans and deposits being acquired and assumed by MFB to MFB's data processing system.

No assurance can be given as to when, or if, the conditions to completion of the transaction with MFB will be satisfied or waived, or that the transaction will be completed.

Q:	Under what circumstances may the agreement with MFB be terminated?

A:	The agreement may be terminated:

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	•	upon mutual agreement of the parties;

	•	if a regulatory authority denies a required approval and the Bank and MFB choose not to appeal that denial;

	•	by one party if the other party does not timely cure a material breach of the agreement;

	•	if the transaction with MFB is not completed by December 31, 2004, unless the date is extended by mutual agreement of the parties;

	•	by MFB or the Bank, if any of the conditions to their respective closing obligations are not met by December 31, 2004 (unless due to the fault of the party seeking termination);

	•	by MFB if, as expected based on indications from MFB, MFB elects not to purchase the real estate, building and fixtures for the Bank's branch office located at 740 S. Walnut, South Bend, Indiana because of environmental-related concerns, and MFB and the Bank are unable to agree on terms for a lease of the Walnut branch location for up to one year to MFB until MFB is able to locate an alternative facility (see "Proposal I. To Approve the Sale of Substantially All of the Bank's Assets to MFB Financial-Description of Purchase and Assumption Agreement-Environmental Matters");

	•	by MFB, if at any time prior to the approval of the transactions by our stockholders, our board of directors withdraws its recommendation for stockholder approval or modifies that recommendation in a manner adverse to MFB; and

	•	by us, if we enter into a definitive agreement with a third party providing for an acquisition proposal that is determined by our board of directors to be a superior proposal to the transactions contemplated by the agreement with MFB. See "Proposal I. To Approve the Sale of Substantially All of the Bank's Assets to MFB Financial-Description of Purchase and Assumption Agreement-Third Party Proposals."

Q:	Under what circumstances is a fee payable to MFB if the purchase and assumption agreement is terminated?

A:	If MFB terminates the purchase and assumption agreement because our board of directors has withdrawn or modified its recommendation to stockholders that they approve the transaction, or if we terminate the agreement to enter into a definitive agreement for a superior proposal, the Bank must pay, as liquidated damages, a termination fee of $400,000 in cash to MFB.

Q.	Will the Company proceed with the plan of dissolution and liquidation if the agreement with MFB is terminated?

A.	No. Proceeding with the plan of dissolution and liquidation is contingent upon the closing of the transaction with MFB.

Q.	What will happen after the transaction with MFB is completed?

A.	As noted above, following the transaction with MFB, if completed, the Bank will pay all known and undisputed, outstanding and matured claims against it, make the OTS-mandated escrow deposit, transfer to the Company its remaining assets and liabilities not purchased or assumed by MFB, and then file a certificate of dissolution with the OTS. In addition, as noted above, a separate escrow account will be maintained to secure certain of the Bank's indemnification obligations to MFB. Pursuant to the Company's plan of dissolution and liquidation, the Company will, as soon as practicable after the transaction with MFB is completed:

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	•	pay all known, undisputed and matured claims;

	•	file a certificate of dissolution with the Delaware Secretary of State;

	•	complete the liquidation of our remaining assets in an orderly fashion;

	•	pay or attempt adequately to provide for the payment of our known obligations;

	•	establish a contingency reserve for the satisfaction of unknown or additional liabilities; and

	•	make one or more distributions to our stockholders of any available liquidation proceeds.

Q.	What will happen if the transaction with MFB cannot be completed?

A:	If the transaction with MFB cannot be completed, whether due to the failure of stockholders to approve the transaction and our plan of liquidation of dissolution, the denial of regulatory approvals, or for other reasons, our board of directors believes that our losses will likely continue, the Bank's capital will likely continue to diminish and the OTS may ultimately place the Bank in receivership. While our board of directors would explore what, if any, alternatives are available for the future of our company, the board does not presently believe there are any viable alternatives.

Q.	Does the plan of dissolution and liquidation involve any risk of liability to our stockholders?

A.	Under Delaware law, our stockholders could be held personally liable for payment to our creditors for their pro rata share of any deficiency, to the extent our stockholders have previously received distributions from us or from a liquidating trust, if we fail to make adequate provision for the payment of our expenses and liabilities. This risk exists because, as part of our plan of dissolution and liquidation, we are obligated to pay, or make provision for the payment of, our expenses and our fixed and contingent liabilities.

Q.	What are the U.S. federal income tax consequences of any liquidation distributions to our stockholders?

A.	A stockholder will recognize gain or loss only to the extent the distributions such stockholder receives exceed or are less than such stockholders adjusted tax basis in the shares, calculated on a per share basis. We expect that this gain or loss will be treated as a long-term capital gain or loss if the shares are held as capital assets and have been held for more than one year or as short-term capital gain or loss taxed at ordinary income tax rates if the shares have not been held for more than one year. Any loss generally will be recognized only when the final distribution from the Company has been received. For individuals, the maximum federal income tax rate applicable to long-term capital gains currently is generally 15%. Deductions for capital losses are subject to various limitations. If we transfer assets to a liquidating trust, a stockholder may be subject to tax upon the transfer to the trust or during the term of the liquidating trust whether or not the stockholder receives any cash or other property from the trust. ALL STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE EFFECT OF THE STOCKHOLDER DISTRIBUTIONS UNDER FEDERAL TAX LAW, AND UNDER THEIR OWN STATE AND LOCAL TAX LAWS. See "Proposal II. To Approve Our Plan of Dissolution and Liquidation -- Material United States Federal Income Tax Consequences."

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Q.	Am I entitled to appraisal rights?

A.	No. The Company is a Delaware corporation. Delaware law does not provide appraisal rights to the stockholders of a Delaware corporation that sells substantially all of its assets or authorizes a plan of dissolution.

Q.	Until what point can I still sell my shares of Company common stock?

A:	We expect to close our stock transfer books and restrict transfers of shares of our common stock after the filing of a certificate of dissolution with the Delaware Secretary of State, which we anticipate will occur as soon as practicable following the closing of the transaction with MFB. Thereafter, our common stock will no longer trade on the Nasdaq Stock Market and certificates representing shares of our common stock will not be assignable or transferable on our books except by will, intestate succession or operation of law. After the filing of our certificate of dissolution, in order to reduce our operating expenses, we intend to eliminate our public company reporting obligations by de-registering our common stock under the Securities Exchange Act of 1934, as amended, if we are able to do so under the rules of the Securities and Exchange Commission. At such time, we will cease filing quarterly, annual and current reports with the Securities and Exchange Commission. If we are unable to de-register our common stock, we plan to request an exemption from these financially burdensome requirements from the Securities and Exchange Commission. No assurance can be given as to when, if ever, the Securities and Exchange Commission may grant such an exemption, or the extent to which the Securities and Exchange Commission might require us to continue to comply with the reporting requirements if a partial exemption is granted.

Q.	What was the opinion of the Bank's financial advisor?

A.	KBW, as the financial advisor to the Bank, presented a written opinion to the board of directors of the Bank to the effect that, as of April 25, 2004, and based upon the assumptions made by KBW, the matters it considered and the limitations of its review as set forth in its written opinion, the consideration to be paid to the Bank by MFB was reasonable. A copy of KBW's opinion is attached to this proxy statement as Appendix C. Because the ultimate value that stockholders will receive following the transaction with MFB will come in the form of any liquidation distributions made by the Company, the amount and timing of which are uncertain, we did not request, and KBW did not provide, an opinion that the consideration to be paid to the Bank by MFB is fair to our stockholders from a financial point of view. KBW did not provide any other opinion to us, including any opinion relating to our plan of dissolution and liquidation, the sales of our other assets or any liquidation distributions to be made to our stockholders. For its services as financial advisor, KBW will receive a fee of $125,000, of which $45,000 has been received to date with the remainder due upon completion of the transaction with MFB. See "Proposal I. To Approve the Sale of Substantially All of the Bank's Assets to MFB-Opinion of Financial Advisor."

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Q.	Do the Company's directors and executive officers have any interests in the MFB transaction in addition to their interests as stockholders of the Company?

A.	It is expected that the employment of Steven C. Watts, who became President and Chief Executive Officer of the Company and the Bank in December 2002 as part of our effort to recover from the unauthorized and fraudulent loans matter discovered earlier that year, will terminate concurrent with or soon after the transaction with MFB is completed, and he will not become an employee of MFB. Subject to approval by the OTS, with the concurrence of the Federal Deposit Insurance Corporation (the "FDIC"), the Bank has proposed to pay to Mr. Watts a lump sum of $300,000 in settlement of all termination payments owed to him under his employment agreement with the Bank. The Bank has also requested that the OTS approve, and the FDIC concur with, a payment to Mr. Watts of $13,608 in settlement of all amounts that may be owed to him under the supplemental executive retirement plan established by the Bank for his benefit.

Upon completion of the transaction with MFB, the Bank plans to pay to Gregory J. Matthews, Vice President, Chief Operating Officer and Acting Chief Financial Officer of the Company and the Bank, $19,130 in settlement of all amounts that may be owed to him under the supplemental executive retirement plan established by the Bank for his benefit. It is expected that following the transaction with MFB, Mr. Matthews will be employed by MFB for two months to assist with various transitional matters, and thereafter by the Company for three months to assist with the Company's plan of dissolution and liquidation. He will receive from MFB his current salary of $7,083 per month and a bonus of $15,000, which will be paid in one-third increments on the closing date and at the end of the first and second months. The Company will pay Mr. Matthews a salary of $10,000 per month, and at the end of the three month period he will receive a bonus of $25,000. In addition to continuing to serve as the Company's Chief Operating Officer and Chief Financial Officer, Mr. Matthews will also serve as the Company's Chief Executive Officer. Mr. Matthews will also be entitled to receive the severance payment available under the agreement with MFB to all terminated Bank employees other than Mr. Watts; for Mr. Matthews, based on his years of service, this will result in a benefit of $9,809.

Following the transaction with MFB, in order to increase the cash that may be available for stockholder distributions, each director of the Company and the Bank intends to waive his right to all benefits to which he is entitled under the Fee Continuation Plans for Retired Directors adopted by the Company and the Bank. The discounted present value (using a 5% discount rate) of the aggregate benefits under these plans for all directors (and expected to be waived by them) is approximately $198,000.

For additional information, see "Proposal I. To Approve the Sale of Substantially All of the Bank's Assets to MFB Financial-Interests of Insiders in the Transaction."

Q.	Who is entitled to vote at the special meeting?

A.	Our board of directors has established the close of business on June 24, 2004 as the record date for determining holders of shares of our common stock entitled to vote at the special meeting. You will not be entitled to vote at the special meeting if you were not a stockholder of record as of the close of business on June 24, 2004.

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Q.	How does our board of directors recommend you vote?

A.	Our board of directors has determined that the transaction with MFB and our plan of dissolution and liquidation are advisable and in the best interests of the Company and its stockholders and unanimously recommends that you vote FOR approval of the transaction with MFB and FOR approval of the plan of dissolution and liquidation.

Q.	What quorum of stockholders is required at the special meeting?

A.	The presence, in person or by proxy, of the holders of shares representing at least one-third of the outstanding shares of our common stock is required for a quorum for the transaction of business at the special meeting.

Q.	What if a quorum is not present or represented at the special meeting?

A.	If a quorum is not present, we expect to adjourn the special meeting in order to solicit additional proxies. In this event, our board of directors, as proxy for the stockholders, will have the authority, and presently intend, to vote the shares as to which they have been granted proxies "FOR" adjournment; however, proxies that have been voted against either or both of the proposals to approve the transaction with MFB and the plan of dissolution and liquidation will not be voted "FOR" adjournment.

Q.	What vote of stockholders is required to approve the transaction with MFB and the plan of dissolution and liquidation?

A.	Under Delaware law, each proposal must receive the affirmative vote of the holders of a majority of the outstanding shares of our common stock. Because each proposal must be approved by the holders of a majority of our outstanding common stock, as compared to a majority of the shares of common stock present and voting at the special meeting, each share that is not voted in favor of a proposal will have the effect of a vote against that proposal. In addition, approval of each proposal is contingent upon approval of the other. In other words, if stockholders vote to approve the transaction with MFB but not the plan of dissolution and liquidation, the transaction with MFB will be deemed not to have been approved. Conversely, if stockholders vote to approve the plan of dissolution and liquidation but not the transaction with MFB, the plan of dissolution and liquidation will be deemed not to have been approved.

Q.	What do I need to do now?

A.	You should complete, date and sign your proxy card and mail it in the enclosed return envelope as soon as possible so that your shares may be represented at the special meeting, even if you plan to attend the special meeting and vote in person. If you hold your shares in "street name" with a bank or broker, check your proxy card to see if you can also vote by telephone or through the internet.

Q.	If my shares are held in street name with a broker, will my broker vote my shares for me?

A.	If you hold your shares in street name with a broker and are not the record holder of your shares, you must instruct your broker as to how you want your shares to be voted. Absent instructions from you, your broker will not be able to vote your shares.

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Q.	How do I vote in person?

A.	If you plan to attend the special meeting and wish to vote in person, we will give you a ballot when you arrive at the special meeting. If your shares are held in street name and you wish to vote in person at the special meeting, you will need a legal proxy from the holder of record of your shares (either your broker or the depository through which your broker holds your shares) authorizing you to vote your shares at the special meeting. Be sure to contact your broker well in advance of the meeting date if you want to vote at the meeting so that there will be sufficient time to prepare a legal proxy for you.

Q.	May I change my vote after I return my signed proxy card?

A.	Yes. You may change your vote by following any of these procedures:

• sending in a later dated and signed proxy card;

• sending in a written revocation before the special meeting; or

• attending the special meeting and voting in person.

Your attendance at the special meeting will not, by itself, revoke your proxy. You must also vote your shares in person at the special meeting to revoke a previously submitted proxy.

If your shares are held in street name and you wish to change your vote, you must follow the instructions received from your holder of record to change your vote. You should contact your holder of record directly for more information on its procedures.

Q.	What happens if I do not send in my proxy or if I abstain from voting?

A.	Because each of the proposals requires the approval of the holders of a majority of the outstanding shares of our common stock as of the record date, if you do not send in your proxy, do not instruct your broker to vote your shares, or if you abstain from voting, it will have the same effect as a vote against the proposals.

Q.	Who can answer my questions?

A.	If you have additional questions about the transaction with MFB, our plan of dissolution and liquidation, or would like additional copies of this proxy statement, please call our President and Chief Executive Officer, Steven C. Watts, at (574) 271-8300.

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Q.	Where can I obtain more information about the Company and MFB?

A.	Both we and MFB's parent, MFB Corp., are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and are required to file reports, proxy statements and other information with the Securities and Exchange Commission. You can retrieve copies of these filings from the Securities and Exchange Commission's website, at www.sec.gov. You can also inspect and copy these filings at the Public Reference Section of the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at l-800-SEC-0330 for further information about the public reference rooms. In addition, you can obtain copies of these filings from the Public Reference Section of the Securities and Exchange Commission, Washington, D.C. 20549, at prescribed rates.

This proxy statement incorporates by reference certain of our filings with the Securities and Exchange Commission. In addition, this proxy statement is accompanied by copies of our Annual Report on Form 10-KSB for the fiscal year ended June 30, 2003 and our Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004. See "Where You Can Find More Information."

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RISK FACTORS

If the transaction with MFB and our plan of dissolution and liquidation are not approved by stockholders, we believe the Bank may ultimately be placed into receivership and our future viability will be in question.

         If the proposals are not approved at the special meeting, or if the transaction with MFB does not close for other reasons, our plan of dissolution and liquidation will not be implemented. Under this scenario, it is likely that we will continue to incur net losses, that the Bank's capital will continue to diminish and that the Bank may ultimately be placed in receivership. If the Bank is placed into receivership, we will most likely be unable to continue as a going concern. While our board of directors would attempt to pursue alternatives if both proposals are not approved or if the transaction with MFB does not occur for other reasons, our board does not presently believe there would be any alternatives that would offer the possibility of a return to stockholders greater than the one being submitted to stockholders for their approval.

The amount we will ultimately distribute to our stockholders is uncertain.

         If the transaction with MFB closes and we proceed with the implementation of our plan of dissolution and liquidation, we are unable to say with any degree of certainty what the amount of any liquidation distributions to our stockholders will be or when they will be made because:

  OTS approval is needed before making any distributions from the escrow account mandated by the OTS to pay third party claims against the Bank;

  there may be negative adjustments to the purchase price under the agreement with MFB that could result in the Bank having to pay an unknown amount to MFB;

  the proceeds that we in fact receive from the disposition of the Bank's assets excluded from the MFB transaction, as well as from the disposition of our other non-cash assets, could be less than anticipated, and it may take longer than anticipated to dispose of these assets;

  amounts required by the OTS and under the agreement with MFB to be held in escrow following the closing of the transaction with MFB could be forfeited due to possible claims against the Bank by MFB and others, and any such claims could exceed the escrowed amounts;

  the costs to remediate the recently discovered environmental problem at our Walnut Street branch location, and any other associated liabilities, may be greater than anticipated;

  our expenses and other obligations prior to and during liquidation could be greater than anticipated, and we may discover presently unanticipated claims;

  before we make any distributions to our stockholders, we must pay, or make arrangement for payment of, our liabilities and expenses and those of the Bank that we assume;

  the cash available for distributions could be affected by our financial results pending dissolution; and

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  a creditor of the Company or the Bank could obtain an injunction against our making distributions under our plan of dissolution and liquidation on the grounds that the amounts to be distributed to our stockholders are needed to provide for the payment of our expenses and liabilities if:

    a court held that we have failed to make adequate provision for our expenses and liabilities; or

    the amounts ultimately required to be paid to discharge our expenses and liabilities in full exceeds the amount of assets available to pay expenses or discharge liabilities.

  For these reasons, among others, it is possible that our stockholders will receive substantially less than we presently anticipate or nothing at all.

MFB's obligation to close the transaction with the Bank is contingent upon the Company satisfying a minimum net worth test.

         One of the conditions to MFB's obligation to close the transaction with the Bank is that the closing book value of the Company not be less than $3.5 million as of the end of the month immediately preceding the closing date, calculated in the manner prescribed in the purchase and assumption agreement. See "Proposal I. To Approve the Sale of Substantially All of the Bank's Assets to MFB Financial-Conditions Precedent to Completion of the Transaction-Conditions to MFB's Closing Obligations." For these purposes, the Company's book value as of May 31, 2004 was $3,859,000. If the Company continues to incur net losses and sustains further reductions in capital, the satisfaction of this closing condition could be jeopardized. While MFB has the right to waive this condition if it is not met, no assurance can be given that MFB would do so, and MFB has indicated it would require additional consideration in return for waiving this condition, which could include a negotiated reduction in the purchase price paid to the Bank. Any such reduction could significantly reduce the amount of cash available for any stockholder distributions.

Our stockholders could be personally liable if we make stockholder distributions but do not establish adequate reserves for all of our expenses and liabilities as part of our dissolution.

         Under Delaware law, we are required to pay our expenses and our fixed or known liabilities, and establish a reserve for the payment of any of our remaining liabilities. Under Delaware law, our stockholders could be held personally liable until the Company ceases to exist under Delaware law (generally three years after filing its certificate of dissolution), to the extent of any distributions they have received from us or from a liquidating trust, if we fail to create an adequate reserve for payment of our expenses and liabilities, including our contingent liabilities. Moreover, if a stockholder has paid taxes on distributions previously received by the stockholder, a repayment of all or a portion of the prior distribution could result in a stockholder incurring a net tax cost if the stockholders repayment of an amount previously distributed does not cause a commensurate reduction in taxes payable by that stockholder.

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FORWARD-LOOKING STATEMENTS

         This proxy statement and the documents incorporated herein by reference contain certain information and forward-looking statements relating to us that are based on the current beliefs of our management as well as assumptions we have made and information currently available to us. When used in this proxy statement and in the documents incorporated herein by reference, the words "anticipate," "believe," "estimate," "expect," "plan" and "intend" and similar expressions, as they relate to us or to our management, are intended to identify forward-looking statements. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Many factors could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others:

  the conditions to closing under the agreement with MFB may not be satisfied, whether due to failure to obtain stockholder or regulatory approvals or for other reasons;

  the possibility that the values realized upon liquidation of the assets excluded from the transaction with MFB will be lower than anticipated and the possibility that it may take longer and be more expensive to liquidate these assets than we anticipate, particularly with regard to assets presently under the control of the U.S. Government pending the successful prosecution of certain individuals involved in the Bank's unauthorized and fraudulent loans matter;

  the possibility that the assets under the control of the U.S. Government will be returned to the individuals from whom they are seized to the extent prosecutions are unsuccessful, thereby reducing the Bank's recovery amount on these assets and ultimately the amount of potential liquidation distributions to stockholders;

  the uncertainty of the amounts, if any, that we will distribute to stockholders pursuant to our plan of dissolution and liquidation if the transaction with MFB is completed and the uncertainty as to the timing of any such distributions;

  the possibility that we and the Bank may incur indemnification obligations to MFB and forfeit some or all of the amount placed in escrow to secure these obligations, as well as the possibility that we will forfeit some or all of the amount placed in escrow required by the OTS to cover potential third party claims against the Bank;

  the possibility that the Company's and the Bank's indemnification obligations to MFB and possible third party claims against the Bank may exceed the escrowed amounts;

  the possibility that the costs to remediate the recently discovered environmental problem at our Walnut Street branch location, and any other associated liabilities, may be greater than anticipated;

  possible litigation instituted by our creditors, stockholders or others;

  the amount of our liabilities that must be satisfied or reserved as part of our dissolution;

  the amount and nature of any contingent liabilities currently unknown to us;

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  the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs;

  changes in management's estimate of the adequacy of the allowance for loan losses and the possibility that the OTS may require that additional provisions for loan losses be made;

  restrictions on the activities of the Company and the Bank imposed by the Bank's supervisory agreement with the OTS and the cease and desist order against the Company, as well as restrictions pursuant to OTS regulations as a result of the Bank's "undercapitalized" and "troubled condition" status;

  changes in general economic and business conditions;

  competitive pressures among depository institutions;

  fluctuations in interest rates; and

  the other risk factors referenced in this proxy statement and in the filings we make with the Securities and Exchange Commission.

         Should one or more of these risks or uncertainties materialize, or should our underlying assumptions prove incorrect, actual results may vary materially from those described in this proxy statement and in the documents incorporated herein by reference as anticipated, believed, estimated, expected, planned or intended. We do not intend or assume any obligation to update these forward-looking statements.

INFORMATION CONCERNING THE SPECIAL MEETING

Date, Time and Place of the Special Meeting

         This proxy statement is furnished to you in connection with the solicitation of proxies by our board of directors from the holders of our common stock for the special meeting of our stockholders to be held at 2:00 p.m., local time, on Wednesday, August 4, 2004 at the Corpus Christi Meeting Room, located at 2817 Corpus Christi Drive, South Bend, Indiana, and at any adjournment, postponement or continuation of the special meeting. This proxy statement, the notice of special meeting and the accompanying form of proxy are first being mailed to stockholders on or about July 2, 2004.

Purpose of the Special Meeting

         At the special meeting, you will be asked to consider and vote upon proposals:

  to approve a transaction whereby substantially all of the Banks assets will be sold to MFB and MFB will assume certain of the Bank's liabilities, including all deposit liabilities, pursuant to the purchase and assumption agreement among us, the Bank and MFB; and

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  to approve a plan of dissolution and liquidation under which we will sell or otherwise dispose of all of our remaining assets and, after we pay or make arrangements to pay our liabilities and expenses, we will distribute the net proceeds, if any, to our stockholders.

         Stockholders will also act upon any other matters that may properly come before the special meeting, or any adjournment, postponement or continuation of the special meeting. As of the date of this proxy statement, our board of directors is not aware of any matters to be acted upon at the special meeting other than the proposals described above.

         Approval of each proposal is contingent upon the other. In other words, if stockholders vote to approve the transaction with MFB but not the plan of dissolution and liquidation, the transaction with MFB will be deemed not to have been approved. Conversely, if stockholders vote to approve the plan of dissolution and liquidation but not the transaction with MFB, the plan of dissolution and liquidation will be deemed not to have been approved.

         Our board of directors unanimously recommends that you vote "FOR" the approval of the transaction with MFB and "FOR" approval of the plan of dissolution and liquidation.

Record Date for Voting; Quorum

         All holders of record of shares of our common stock at the close of business on June 24, 2004 are entitled to notice of, and to vote at, the special meeting and any adjournment, postponement or continuation thereof.

         At the close of business on June 24, 2004, we had 677,732 shares of common stock outstanding. The presence, in person or by proxy, of holders of one-third of the outstanding shares of our common stock is required to constitute a quorum for the transaction of business at the special meeting. Broker non-votes and shares as to which a stockholder abstains from voting will be included in determining whether a quorum is present at the special meeting. A broker non-vote occurs when brokers are prohibited from exercising discretionary authority in voting shares for beneficial holders who have not provided voting instructions.

Vote Required

         You are entitled to one vote for each share of our common stock that you held as of the close of business on the record date. The proposals to approve the transaction with MFB Financial and authorize the plan of dissolution and liquidation must each receive the affirmative vote of the holders of a majority of the outstanding shares of our common stock. Under Delaware law, in determining whether the proposals to approve the transaction with MFB and authorize the plan of dissolution and liquidation have received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as a vote against approval of the proposals. Similarly, failure to return an executed proxy or to vote in person at the special meeting or voting to abstain will, in effect, constitute a vote against approval of the proposals.

         Although they are not legally bound to do so, our executive officers and directors, who collectively own approximately 15.96% of our outstanding common stock, have advised us that they intend to vote for approval of both proposals.

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Voting Your Shares by Proxy

         When you return your proxy card, you are giving your "proxy" to our board of directors to vote your shares as you direct at the special meeting. If you sign the proxy card but do not make a specific choice, the board will vote your shares in favor of the proposals.

Revoking Your Proxy

         A proxy that is properly submitted to us may be revoked at any time before it is exercised. For a stockholder who is a "record holder" (meaning one whose shares are registered in his or her own name and not held by a bank, broker or other third party) to revoke a proxy, the stockholder may either:

  send another signed proxy card with a later date to the address indicated on the proxy card;

  send a letter revoking the proxy to our secretary at the following address: 2930 W. Cleveland Road, South Bend, Indiana 46628; or

  attend the special meeting, notify us in writing that you are revoking your proxy and vote in person.

         A "beneficial holder" (meaning one whose shares are held of record in another name, for example in "street name") must follow the procedures required by the record holder, which is usually a brokerage firm or bank, to revoke a proxy. You should contact the record holder directly for more information on these procedures.

Solicitation of Proxies

         We will bear the cost of the solicitation of proxies. We will solicit proxies initially by mail. Further solicitation may be made on our behalf by our directors, officers and employees in person, by telephone or otherwise, but they will not be specifically compensated for these services. We intend to retain Regan & Associates, Inc. to assist us in the solicitation of proxies at a cost we anticipate will not exceed approximately $5,500. Upon request, we will reimburse brokers, dealers, banks or similar entities acting as nominees for their reasonable expenses incurred in forwarding copies of the proxy materials to the beneficial owners of shares of common stock they hold of record.

Voting Shares Held in "Street Name"

         If you do not provide your broker with instructions on how to vote your "street name" shares, your broker will not be able to vote them on the transaction with MFB or our plan of dissolution and liquidation. This will have the same effect as votes against these proposals. You should therefore instruct your broker how to vote your shares, following the directions provided by your broker. Please check the voting form used by your broker to see if you can vote by telephone or the internet.

Voting in Person

         Stockholders who attend the special meeting and wish to vote in person will be given a ballot at the meeting. If your shares are held in street name and you want to attend the meeting, you must bring an account statement or letter from the brokerage firm or bank showing that you were the beneficial owner of the shares on June 24, 2004. However, if you want to vote your shares held in street name, you must obtain a "legal proxy" from the holder of record and present it at the special meeting. You should contact your broker as soon as possible to determine what is required for this purpose.

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ESOP Participants

         If you participate in our employee stock ownership plan, you will receive a voting instruction form that reflects all shares you may vote under the plan. Under the terms of the employee stock ownership plan, all shares held in the employee stock ownership plan are voted by the employee stock ownership plan trustee, but each participant in the employee stock ownership plan may direct the trustee how to vote the shares of our common stock allocated to his or her employee stock ownership plan account. Unallocated shares of our common stock held by the employee stock ownership plan will be voted by the trustee in the manner directed by a majority of plan participants who directed the trustee as to the manner of voting their shares, subject to the exercise of its fiduciary duties. Allocated shares for which no timely voting instructions are received by the trustee will be voted by the trustee in its discretion. The deadline for returning your voting instructions to the trustee is July 28, 2004.

Security Ownership

         The following table sets forth information as of June 24, 2004 regarding the share ownership of (i) those persons or entities known by us to beneficially own more than five percent of our outstanding shares of common stock; (ii) our chief executive officer and chief operating officer; (iii) each of our directors individually; and (iv) all of our directors and executive officers as a group. The address of each of the beneficial owners is: c/o Sobieski Bancorp, Inc., 2930 W. Cleveland Road, South Bend, Indiana 46628.

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Beneficial Owner	Shares Beneficially Owned(1)	Percent of Class

Sobieski Bancorp, Inc. Employee Stock Ownership Plan	64,303(2)	9.49%

Robert J. Urbanski Chairman of the Board	53,163	7.78

Steven C. Watts President and Chief Executive Officer	3,000	0.44

Gregory J. Matthews Vice President, Chief Operating Officer and Acting Chief Financial Officer	15,635	2.27

Richard J. Cullar Director	7,262	1.06

Leonard J. Dobosiewicz Director	12,762	1.87

Joseph A. Gorny Director	26,262	3.85

Thomas F. Gruber Director	38,115	5.43

Joseph F. Nagy Director	12,389	1.82

Directors and executive officers of the Company and the Bank, as a group (8 persons)	169,888	23.01

________________________

(1)	Includes shares held directly, as well as shares held in retirement accounts, held by certain members of the named individuals' families, or held by trusts of which the named individual is a trustee or substantial beneficiary, with respect to which shares the named individuals may be deemed to have sole or shared voting and/or investment powers. Also includes 4,830, 2,000, 10,400, 4,830, 4,830, 4,830, 24,150, 4,830 and 60,700 shares which Messrs. Urbanski, Watts, Matthews, Cullar, Dobosiewicz, Gorny, Gruber, Nagy and all directors and executive officers as a group, respectively, currently have the right to acquire pursuant to stock options granted under our 1995 Stock Option and Incentive Plan. For Messrs. Watts, Matthews and all directors and executive officers as a group, respectively, excludes 4,000, 1,050 and 5,050 shares awarded under our Recognition and Retention Plan which have not yet vested and which are not scheduled to vest within 60 days after June 24, 2004.

(2)	The amount reported represents shares held by our employee stock ownership plan, 49,303 of which have been allocated to the accounts of participants. 1st Source Bank, South Bend, Indiana, the trustee of the plan, may be deemed to beneficially own the shares held by the plan which have not been allocated to accounts of participants. Participants in the plan are entitled to instruct the trustee as to the voting of shares allocated to their accounts under the plan. Unallocated shares held by the plan are voted by the trustee in the same manner that the trustee is instructed to vote by a majority of the plan participants who instruct the trustee as to the manner of voting the shares allocated to their plan accounts.

YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR MARKED, SIGNED AND DATED PROXY PROMPTLY SO YOUR SHARES CAN BE REPRESENTED, EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON.

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PROPOSAL I. TO APPROVE THE SALE OF SUBSTANTIALLY ALL OF
THE BANK'S ASSETS TO MFB FINANCIAL

General

         The purchase and assumption agreement among MFB, the Company and the Bank provides for MFB's acquisition of certain assets and assumption of certain liabilities of the Bank. In consideration for these assets, MFB will, in addition to assuming substantially all of the Bank's liabilities, pay the Bank $1,026,682 in cash, subject to various adjustments that could have the effect of increasing or decreasing this amount. See "-Description of Purchase and Assumption Agreement-Purchase Price." Among items excluded from the transaction are certain troubled and substandard assets of the Bank, including certain commercial loans, real estate owned and assets seized by the U.S. Government in connection with litigation related to fraudulent activity affecting the Bank, having an aggregate book value of approximately $6.32 million ($4.72 million net of general and specific reserves) as of May 31, 2004, and certain contractual obligations. See "-Description of Purchase and Assumption Agreement-Assets Transferred."

         The transaction between MFB and the Bank will be completed as promptly as practicable and no later than ten days after the satisfaction or waiver of the conditions precedent to MFB's and the Bank's respective obligations to complete the transaction. See "-Description of Purchase and Assumption Agreement-Conditions Precedent to Completion of the Transaction." The completion of the transaction is sometimes referred to in this proxy statement as the "closing," and the date on which the closing occurs as the "closing date."

Business Overview of Parties to the Transaction

          MFB. MFB is the federal savings bank subsidiary of MFB Corp., an Indiana corporation and unitary savings and loan holding company. MFB conducts business from its main office in Mishawaka, Indiana, and eight branch locations in St. Joseph and Elkhart Counties of Indiana. MFB offers a variety of lending, deposit, trust and other financial services to its retail and commercial customers. MFB's wholly-owned subsidiary, Mishawaka Financial Services, Inc., offers general property, casualty and life insurance to customers in MFB's market area. As of March 31, 2004, MFB Corp. had consolidated assets of $426.5 million, deposits of $289.2 million and stockholders' equity of $35.3 million.

         MFB Corp.'s and MFB's main office is located at 121 South Church Street, Mishawaka, Indiana 46546, and the telephone number at that address is (574) 255-3146.

         The Bank and the Company. The Bank is the federal savings association subsidiary of the Company, a Delaware corporation and unitary savings and loan holding company. The Bank conducts its business from its main office and two branch offices, each located in South Bend, Indiana. The Bank is a community-oriented financial institution offering selected financial products and services to meet the needs of the communities it serves. The Bank attracts deposits from the general public and uses such deposits, together with other funds, to originate primarily one-to-four family, fixed-rate and adjustable-rate residential mortgage loans. In addition, the Bank originates construction loans, consumer loans, and real estate-backed and other secured small business commercial loans and other commercial loans. The Bank currently operates under a supervisory agreement with the OTS under which the Bank may not, among other things, grant any new commercial loans without the prior written non-objection of the OTS or increase its assets above specified levels. The Company is also subject to operating restrictions under a cease and desist order imposed against it by the OTS. As of March 31, 2004, the Company had consolidated assets of $108.9 million, deposits of $69.8 million and stockholders' equity of $4.7 million.

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         The Bank's and the Company's main office is located at 2930 W. Cleveland Road, South Bend, Indiana, 46628, and the telephone number at that address is (574) 271-8300.

         Additional information concerning MFB, the Bank and the Company is contained in MFB Corp.'s and the Company's respective filings with the Securities and Exchange Commission, which are retrievable from the Securities and Exchange Commission's website at www.sec.gov. This proxy statement incorporates by reference certain of the Company's filings with the Securities and Exchange Commission and is accompanied by copies of the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2003 and the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004. See "Where You Can Find More Information."

Background of the Transaction

         We became a public company in 1995 in connection with the conversion of the Bank from the mutual to the stock form of ownership. Prior to 2002, most of the years following our initial public offering had been marked by moderate but steady asset growth and relatively consistent operating performance. In May 2002, the Audit Committee of our board of directors identified certain loans that were made by a former employee of the Bank that were unauthorized and fraudulently conveyed or otherwise made without properly following the Bank's lending policies and procedures. The majority of these loans, totaling approximately $9.6 million, were made in our fiscal year ended June 30, 2002. We recorded approximately $7.1 million of provisions for loan losses for that year, and had a net loss of approximately $3.4 million. Additional loan loss provisions and asset write-downs stemming primarily from this matter led to substantial losses and reductions in capital in subsequent periods. In addition, since October 2002, we and the Bank have endured a series of actions brought against us by the OTS.

         In October 2002, a moratorium on granting new commercial loans was placed on the Bank as part of a directive from the OTS. By depriving the Bank of its ability to generate higher yielding loans, the moratorium has placed downward pressure on our ability to improve operating results and grow our loan portfolio.

         In February 2003, the OTS deemed the Bank to be in "troubled condition," primarily as a result of concerns associated with the unauthorized and fraudulent loans matter. Consequently, since that time, the Bank has been and continues to be restricted significantly in its asset growth, has been and continues to be subject to paying an increased deposit insurance rate and has been and continues to be subject to additional regulatory restrictions.

         In May 2003, the Bank entered into a supervisory agreement with the OTS requiring the Bank to take a number of actions and imposing a number of restrictions on the Bank's business activities. Actions the Bank was required to take included, among others, the development and submission to the OTS for its non-objection a two-year business plan, a plan for improving internal controls, a comprehensive internal audit program and a plan for reducing the level of non-performing, classified and special mention assets. Restrictions imposed by the supervisory agreement included the continuation of the moratorium described above on making new commercial loans, a prohibition on the acceptance, renewal or rollover of brokered deposits without prior OTS approval, a prohibition on increasing the Bank's total assets above specified levels, a prohibition on capital distributions (including the payment of dividends to the Company) without prior OTS approval, and other operating restrictions.

         In June 2003, with the Bank's capital continuing to shrink, we retained KBW to assist us in evaluating our strategic alternatives. We initially explored the possibility of raising additional capital with the proceeds being downstreamed to the Bank. Based on our lack of profitability, capital position and operating constraints placed upon us by the OTS, however, as well as consultations with KBW, our board of directors determined that the likelihood of success in raising the additional capital needed was minimal. While we did hold preliminary discussions with several prospective investors, the board ultimately decided that a private placement of securities would merely be a short-term solution, the dilutive impact of which would not serve the long-term best interests of our stockholders.

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         In December 2003, with the Bank's financial condition further deteriorating and the Company facing continuing losses, our board of directors believed that the interests of stockholders would best be served by exploring a potential sale to a stronger institution and retained KBW as financial advisor for this process. In an effort to conserve cash, the board voted to suspend our regular quarterly cash dividend indefinitely.

         For the quarter ended December 31, 2003, we reported a $2.8 million net loss, and for the six months ended December 31, 2003, we reported a $3.7 million net loss. At December 31, 2003, the Bank was classified as "undercapitalized" under OTS capital regulations because its ratio of Tier 1 capital to total assets had fallen below 4%. This was followed by our consent, at the OTS' request, to a cease and desist order against us in February 2004. The OTS believed we had engaged in unsafe and unsound practices, based upon the fact that we were unprofitable, no longer had the ability to support the Bank, and could have difficulties paying our own expenses, thereby becoming a burden to the Bank. The order placed various operating restrictions on us, including, among others, a prohibition on borrowing funds at the holding company level without OTS permission, and also imposed detailed documentation and reporting requirements on us.

         In January 2004, KBW contacted 23 financial institutions which it believed could potentially have an interest in acquiring the Company, based on their size, geographic location and business strategies. Fourteen of the 23 institutions contacted expressed initial interest, executed confidentiality agreements and were provided with confidential information regarding the Company. Two of these 14 institutions, one of which was MFB, submitted non-binding written indications of interest in January 2004.

         MFB's initial proposal contemplated a purchase of certain assets and assumption of certain liabilities of the Bank, followed by a subsequent liquidation of the Company with the Company's stockholders receiving a combination of cash and MFB Corp. stock. The other party's initial proposal was structured as a purchase of 100% of the stock of the Bank for cash, followed by a subsequent liquidation of the Company with the Company's stockholders receiving the net proceeds after liquidation entirely in cash.

         MFB and the other party conducted extensive on-site due diligence during February and early March 2004, along with a third institution which had not previously submitted a written indication of interest. In March 2004, having concluded their on-site due diligence, both parties which previously provided written indications of interest submitted revised indications of interest, with the proposal which originally contemplated a purchase of 100% of the stock of the Bank recast as a purchase and assumption transaction similar to MFB's proposal. The third institution orally conveyed its interest in a purchase and assumption transaction with the Bank.

         At a meeting of our board of directors on March 17, 2004, with our legal and financial advisors in attendance by telephone, the board held extensive discussions of the indications of interest received. Based on the purchase prices proposed, assets proposed to be excluded and purchased at a discount and liabilities proposed not to be assumed, our board of directors determined that among the indications of interest received, the MFB proposal offered the potential for the greatest return to our stockholders. The board authorized our management to commence negotiations for a definitive agreement with MFB. The board's preference was for an all-cash transaction, rather than one where our stockholders would receive a combination of cash and MFB Corp. stock, because the feasibility of a cash and stock structure in a purchase and assumption transaction was questionable. Upon being told of the board's preference, MFB agreed to the change.

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         An initial draft purchase and assumption agreement, prepared by MFB's legal counsel, was provided to us in early April 2004. During the subsequent weeks, extensive discussions were held between the parties and their respective legal counsel negotiating the terms of the agreement. On April 20, 2004, a joint meeting of the boards of directors of the Company and the Bank was held, with our legal counsel and financial advisor in attendance by telephone. An extensive discussion was held regarding the proposed purchase and assumption agreement and transaction structure. Final negotiations between the parties continued for the next several days. At a joint meeting of the boards of directors of the Company and the Bank on April 25, 2004, our legal counsel provided an overview of the proposed definitive purchase and assumption agreement and responded to several questions asked by the directors. KBW made a presentation to the boards regarding the financial aspects of the proposed transaction and rendered its opinion to the Bank's board that the price being paid to the Bank by MFB was reasonable. After extensive discussion, the boards of directors of the Company and the Bank unanimously approved the agreement and the transaction. With the board of directors of MFB having approved the agreement and the transaction earlier that day, the purchase and assumption agreement was executed on April 25, 2004 and publicly announced the following day. Our board of directors subsequently adopted the Company's plan of dissolution and liquidation, to be implemented following the closing of the transaction with MFB.

Reasons for the Transaction; Recommendation of Our Board of Directors

         Reasons for the Transaction. The terms of the purchase and assumption agreement were the result of arms' length negotiations between the parties and their representatives. In the course of reaching its decision to approve the agreement and subsequently our plan of dissolution and liquidation, our board of directors considered a number of factors, including the following:

  our lack of profitability and the likelihood of our continuing to incur net losses for the foreseeable future;

  the various regulatory restraints under which we and the Bank must operate pursuant to the Bank's supervisory agreement with the OTS and the cease and desist order imposed upon the Company;

  the continued diminishment of the Bank's capital and our likely inability to raise additional capital sufficient to restore the Bank's capital to a level acceptable to the OTS;

  the breadth of KBW's search for another financial institution interested in acquiring us;

  the fact that all three of the final offers made by interested institutions were for transactions involving a purchase of certain assets and assumption of certain liabilities of the Bank with none willing to acquire the Company and/or the Bank as a whole, and the board's belief that, after consulting with KBW, the offer proposed by MFB was the most favorable of the three;

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  the uncertainty as to the timing and amount, if any, of the distributions that will be made to stockholders pursuant to our plan of dissolution and liquidation if the transaction with MFB is consummated;

  the board's belief that, in view of the above factors and the likely absence of viable alternatives, if the transaction with MFB does not occur, the Bank might eventually be placed into receivership;

  the financial terms of the agreement with MFB, including the purchase price and the possible adjustments to the purchase price, the assets and liabilities of the Bank excluded from the transaction, the fact that the Bank is required to deposit $375,000 in escrow to secure the Company's and the Bank's indemnification obligations to MFB, and the fact that the Bank must pay a $400,000 fee to MFB if the agreement is terminated under the circumstances described under "-Description of Purchase and Assumption Agreement-Termination";

  MFB's financial ability to consummate the transaction with the Bank, as well as the condition to MFB's closing obligation that MFB's parent obtain financing for a capital contribution to be made to MFB;

  the impact of the transaction on the Bank's employees and customers and the communities served by the Bank;

  the financial interests of the Company's and the Bank's senior management in the transaction with MFB, as discussed under "-Interests of Insiders in the Transaction"; and

  the opinion of KBW that, as of the date of the purchase and assumption agreement, the purchase price to be paid by MFB to the Bank is reasonable, discussed under "-Opinion of Financial Advisor."

         The above discussion of the information and factors considered by our board of directors is not intended to be exhaustive, but includes the most significant factors considered by the board.

         Recommendation of the Board of Directors. For the reasons set forth above, our board of directors believes that the transaction with MFB and the subsequent liquidation of the Company are advisable and in the best interests of the Company and its stockholders and unanimously recommends that you vote FOR approval of the transaction with MFB and FOR approval of our plan of dissolution and liquidation.

Opinion of Financial Advisor

         As noted above, under "-Background of the Transaction," in June 2003 the Company retained KBW to evaluate strategic alternatives with a focus on raising additional capital. As a result of the financial condition of the Company and the Bank, raising additional capital was ultimately determined not to be a viable option. In December 2003, KBW was retained to identify potential purchasers and to evaluate any specific proposals that might be received regarding an acquisition of the Company and/or the Bank. KBW, as part of its investment banking business, is regularly engaged in the evaluation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, and distributions of listed and unlisted securities. KBW is familiar with the market for common stocks of publicly traded banks, thrifts and bank and thrift holding companies. KBW was selected on the basis of the firm's reputation and its experience and expertise in financial institution merger and acquisition transactions and its prior consultative working relationship with the Company.

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         Pursuant to its engagement, KBW agreed to render to the Bank's board of directors an opinion as to the reasonableness of the consideration received for the purchase of certain of the Bank's assets and assumption of certain of the Bank's liabilities. KBW delivered its opinion to the Bank's board of directors that, as of April 25, 2004, the date the purchase and assumption agreement was entered into, the consideration to be received by the Bank in the transaction with MFB was reasonable. In rendering its opinion and in evaluating other strategic options, KBW considered the Company's financial condition, the Company's continuing losses, and the regulatory restrictions under which Bank and the Company currently operate pursuant to the Bank's supervisory agreement with the OTS and the cease and desist order imposed by the OTS against the Company. In rendering its opinion of reasonableness, KBW made no representations or independent valuation of the assets and liabilities of the Bank other than its deposit premium value. No other limitations were imposed by the Bank upon KBW with respect to the investigations made or procedures followed by it in rendering its opinion. KBW has consented to the inclusion herein of this summary of its opinion to the Bank's board of directors and to the reference to the entire opinion attached to this proxy statement as Appendix C.

The full text of the opinion of KBW, which is attached as Appendix C to this proxy statement, sets forth certain assumptions made, matters considered and limitations on the review undertaken by KBW, and should be read in its entirety. The summary of the opinion of KBW set forth in this proxy statement is qualified in its entirety by reference to the opinion.

         In rendering its opinion of reasonableness, KBW reviewed: (i) the purchase and assumption agreement; (ii) the Company's Annual Report to Stockholders, annual meeting proxy statement and Annual Reports on Form 10-KSB for the fiscal years ended June 30, 2003, 2002 and 2001; (iii) the Company's Quarterly Reports on Form 10-QSB for the quarters ended September 30, 2003 and December 31, 2003; (iv) the regulatory operating agreements and related correspondence; and (v) other information KBW deemed relevant. KBW discussed with the boards of directors and senior management of the Bank and the Company, the current financial position and prospective outlook for the Bank and the deposit premium. KBW considered the current operating environment of the Bank and the limited opportunities that result from the numerous restrictions to which the Bank and the Company are subject under the Bank's supervisory agreement with the OTS, the cease and desist order against the Company, and the Bank's "undercapitalized" and "troubled condition" status. KBW reviewed asset and liability sale transactions of similar sized institutions, particularly in the Midwest region of the United States, and the financial and structural terms of several other recent transactions involving mergers and acquisitions of entire thrifts, with a focus on the core deposit premiums received for thrifts.

          Summary of Marketing Efforts. In rendering its opinion, KBW considered the results of the marketing efforts of the Company and the Bank by KBW and the process undertaken to find a purchaser. During the marketing of the institution, the following steps were taken by KBW to find a purchaser for the Company:

  23 financial institutions were contacted regarding a potential acquisition of the Company;

  14 financial institutions executed confidentiality agreements and received a confidential investor memorandum; and

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  two financial institutions submitted written non-binding indications of interest for the acquisition of certain assets and assumption of certain liabilities of the Bank. A third institution orally conveyed an indication of interest, also for the acquisition of certain assets and assumption of certain liabilities of the Bank.

         The primary reasons why the potential purchasers identified by KBW did not pursue a purchase of the Company included the severe regulatory limitations on the Company and the Bank, concerns regarding the Bank's loan portfolio and the uncertainty regarding troubled assets which resulted from certain unauthorized and fraudulent loans made by a former lending officer of the Bank, and the size of the Bank's deposit base.

         The marketing effort of the Company demonstrated that an extensive process in finding a potential purchaser was undertaken and that the marketing process had served as an appropriate market test to determine that there was no interest in acquiring the Company. The Company's board of directors determined that the best option was the sale of assets and liabilities of the Bank with the intent to thereafter liquidate the Company in an orderly manner. As noted under "-Background of the Transaction," this decision resulted in negotiation of the definitive agreement with MFB.

          Analysis of Recent Comparable Acquisition Transactions. In rendering its opinion, KBW analyzed the implied deposit premium that would be received by the Bank based on management's estimate of the market values of the assets and liabilities that would be transferred to MFB. This premium was then compared to other premiums paid in comparable deposit acquisitions. Additionally, the premium was compared to core deposit premiums received in recent merger and acquisition transactions of both pending and completed thrift deals. The analysis included a comparison of the median and average of the core deposit premium for pending and completed acquisitions since June 30, 2003 where the seller was a thrift institution with assets between $50 million and $150 million.

Selling Institution:

North Bancshares, Inc.
St. Landry Financial Corp
Heritage Bancshares
Horizon Financial Corp
MSB Financial Inc.
StateFed Financial Corp
Unified Banking Company
Kentucky First Bancorp, Inc.
NS&L Bancorp Inc.
Synergy Bank, SSB

         Based on management's estimated market valuations of the assets and liabilities to be transferred to MFB and the cash consideration to be received by the Bank, it was determined that the core deposit premium to be received by the Bank approximated 8.8%. This premium compared favorably to the premium paid on thrift deposit acquisitions. Relative to the above whole thrift sales, the core deposit premium received was an average of 10.4% and the median was 8.9%.

         KBW viewed the aforementioned comparable groups as the most appropriate in deriving comparable transaction values for comparative purposes. With the query based on the above criteria producing twelve transactions for the sale of thrift branches and eleven transactions for the whole thrift sales, KBW viewed the query as being statistically significant for the purposes of comparison.

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         Given that the value of the consideration on an aggregate basis to be received by the Bank, as of the date of KBW's opinion, is within or above the ranges of comparable thrift transactions, KBW believes that this analysis supports the reasonableness of the consideration to be received by the Bank.

         In analyzing the limited options available to the Bank as a result of the regulatory restrictions under which it must operate and based on the above analysis, KBW concluded that the consideration to be received by the Bank in the transaction with MFB was reasonable. This summary does not purport to be a complete description of the analyses performed by KBW and should not be construed independently of the other information considered by KBW in rendering its opinion. Selecting portions of KBW's analysis or isolating certain aspects of the comparable transactions without considering all analyses and factors, could create an incomplete or potentially misleading view of the evaluation process.

         In rendering its opinion, KBW assumed and relied upon the accuracy and completeness of the financial information provided to it by the Bank and MFB. In its review, with the consent of the Bank, KBW did not undertake any independent verification of the information provided to it, nor did it make any independent appraisal or evaluation of the assets or liabilities to be transferred, nor did KBW make any valuation of the assets or liabilities to be retained by the Bank and potential or contingent liabilities of the Company, the Bank or MFB. KBW made no representation or estimate of the amount of cash, if any, to be received by the Company's stockholders nor an estimate of the time over which that cash might be paid.

         The opinion of KBW is limited to the reasonableness, as of its date of the consideration, to be received by the Bank in the transaction with MFB and does not address the underlying business decision to effect the transaction, nor does it constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the transaction or the Company's plan of dissolution and liquidation.

         KBW is a nationally recognized investment banking firm and is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, secondary distributions of listed and unlisted securities and private placements.

         KBW will receive a fee of $125,000 for services rendered in connection with advising and issuing an opinion regarding the transaction with MFB. As of the date of this proxy statement, KBW has received $45,000 of such fee, with the remainder due upon completion of the transaction with MFB.

Description of Purchase and Assumption Agreement

         The following is a summary of the purchase and assumption agreement among MFB, the Company and the Bank, which is qualified in its entirety by reference to the copy of the purchase and assumption agreement attached to this proxy statement as Appendix A. You are urged to read the purchase and assumption agreement in its entirety, as it is the legal document which governs the transaction between MFB and the Bank.

         Under the purchase and assumption agreement, MFB will acquire certain assets and assume certain liabilities of the Bank.

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         Assets Transferred. The assets to be acquired by MFB are:

  All cash (including petty cash, vault cash and teller cash), cash equivalents, bonds and other investment securities owned by the Bank, other than earnings or proceeds relating to the assets excluded from the transaction, referred to as the "excluded assets";

  The Bank's real estate, buildings and fixtures at its home office and two branch locations, other than real estate comprising part of the excluded assets;

  All of the Bank's "fixed assets," consisting of furniture, equipment, trade fixtures, ATMs, office supplies, sales materials and other tangible personal property owned or leased by the Bank;

  All of the Bank's loans and related documents, other than loans comprising part of the excluded assets;

  All of the Bank's accounts receivable other than those comprising part of the excluded assets;

  All contracts to which the Bank is a party, other than (1) any employee benefit plan or employment or similar agreement, (2) the Bank's principal data processing contract and (3) any insurance policies owned by the Bank (the contracts described in 1-3 are referred to as the "excluded contracts");

  The Bank's interest in any safe deposit business conducted by it;

  All records pertaining to the loans or safe deposit business being acquired and deposits being assumed by MFB;

  The Bank's prepaid expenses, other than those pertaining to insurance policies; and

  The Bank's telephone and facsimile numbers and Federal Reserve routing number.

         The "excluded assets" consist of:

  Certain loans, real estate owned, fixed assets and other properties having a book value of approximately $8.54 million ($7.04 million net of general and specific reserves) as of January 31, 2004 and $6.32 million ($4.72 million net of general and specific reserves) as of May 31, 2004, which reflects sales of some of these assets between February 1, 2004 and May 31, 2004 as indicated in the last bullet point below, as well as additions to the loan loss reserve and asset write-downs during that period. Additional detail on these assets is provided below;

  Loans which, upon foreclosure, are converted to real estate owned prior to the closing date;

  All insurance policies, including the cash surrender values of such policies, prepaids, refunds and other related entitlements;

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  All rights, claims, demands and causes of action that the Bank has against third parties other than those relating to the assets acquired or liabilities assumed by MFB;

  The real estate, buildings and fixtures for the Bank's Walnut Street branch if, as expected based on indications from MFB, MFB elects not to purchase these assets because of environmental-related concerns (see "-Environmental Matters");

  Certain loans which MFB elects not to purchase because of uncured irregularities (see"-Purchase Price-Adjustments for Loan Irregularities"); and

  The proceeds, earnings and reinvestments relating to the assets described in the preceding bullet points. From February 1, 2004 through May 31, 2004, the Bank sold $1.74 million of these excluded assets (based on their book value as of January 31, 2004), resulting in net proceeds of $1.73 million and losses of $17,000. In addition, during that period, the Bank received $306,000 in principal and interest payments on the loans included in the excluded assets. No assurance can be given that the remaining unsold excluded assets will be liquidated at or near their book value.

         As of May 31, 2004, the excluded assets described in the first bullet point above were comprised of: (i) nine commercial loans, five of which are secured primarily by real estate and four of which are secured primarily by non-real estate business assets, with an aggregate book value, net of reserves, of $945,293; (ii) participation interests in aircraft loans and leases with an aggregate book value, net of reserves, of $1,566,748; (iii) one property held as real estate owned with an aggregate book value of $40,000; and (iv) approximately $2.2 million of assets being held in the custody of the U.S. Government pending the successful prosecution of certain individuals involved in the loan fraud perpetrated against the Bank, comprised of five properties held as real estate owned not included in item (iv) with an aggregate book value of $1,675,000 and $489,000 in cash (representing proceeds of seized assets). To the extent the prosecutions are unsuccessful, the assets presently in the custody of the U.S. government will be returned to the individuals from whom they were seized, potentially delaying the Bank's recovery on these assets and reducing the recovery amount, if any, and ultimately, any amounts the Company will distribute to stockholders pursuant to its plan of dissolution and liquidation if the transaction with MFB is completed.

         MFB and the Bank are expected to enter into an arrangement whereby MFB will service certain of the loans comprising part of the excluded assets after the closing.

         Liabilities Assumed. The liabilities to be assumed by MFB are:

  All liabilities under the Bank's deposits;

  All liabilities under the Bank's contracts other than the excluded contracts;

  All obligations of the Bank under the loans acquired by MFB, including the obligations to fund unfunded commitments;

  All outstanding liabilities and obligations of the Bank as to which the Bank is not in default set forth in the Company's consolidated financial statements, other than obligations with respect to excluded contracts and other than liabilities excluded from the transaction, referred to as the "excluded liabilities"; and

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  Every other obligation of the Bank as to which the Bank is not in default incurred in the normal course of the Bank's business after December 31, 2003 and prior to closing, other than obligations with respect to excluded contracts and excluded liabilities.

         The "excluded liabilities" consist of:

  Any contingent liabilities of the Bank, other than under the contracts assumed by MFB;

  Any expenses of the Bank relating to the purchase and assumption agreement or the transactions contemplated thereby, including professional fees and expenses and fees relating to the printing and mailing of this proxy statement;

  Any tax liabilities of the Bank on the purchase price (see "-Purchase Price");

  Any outstanding indebtedness to our employee stock ownership plan (which totaled $193,200 as of March 31, 2004);

  Any debt, liability or obligation of the Bank arising after the closing date, other than those relating to liabilities expressly assumed by MFB; and

  Any liability or obligation of the Bank under the excluded contracts.

         Purchase Price. In consideration for the assets acquired by MFB, MFB will, in addition to assuming the liabilities described above, pay at closing an amount in cash to the Bank, referred to as the "purchase price," equal to $1,026,682, subject to the various adjustments described below and provided that if the net effect of these adjustments is to reduce the purchase price to a negative amount, the Bank will pay this amount at closing in cash to MFB.

         Adjustments for Discounted Loans

         Factored into the purchase price are discounts on six individual commercial business and commercial real estate loans and on groups of delinquent home equity and personal lines of credit, one-to four-family mortgage loans and consumer loans. The individual discounted loans had an aggregate book value of $2.67 million as of May 31, 2004. As detailed in the following table, these six loans have been assigned discounts ranging from 10-50% of their book value as of January 31, 2004, resulting in aggregate discounts, referred to as "loan reduction adjustments," of $809,633.

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Description of Discounted Loan	Book Value at January 31, before Loan Reduction Adjustment	Discount Percentage of Book Value at January 31, 2004	Loan Reduction Adjustment	Price After Loan Reduction Adjustment	Recoveries between January 31, 2004 and May 31, 2004

Commercial loan secured by non-real estate business assets	$1,092,513	20%	$218,503	$ 874,010	$ 16,108

Commercial loan secured by real estate	1,212,284	20%	242,457	969,827	853,504

Commercial loan secured by combination of real estate and non-real estate business assets	278,699	25%	69,675	209,024	8,633

Commercial loan secured by non-real estate business assets	220,723	15%	33,108	187,615	30,449

Commercial loan secured by business assets	230,482	50%	115,241	115,241	2,152

Commercial loan secured predominantly by real estate	1,306,491	10%	130,649	1,175,842	764,891

Total	$4,341,192	---	$809,633	$3,531,559	$1,675,737

         There will be an increase in the purchase price for any recoveries, meaning principal payments received after January 31, 2004 and prior to the closing date, on the individual discounted loans, determined by multiplying the aggregate amount of such recoveries by the applicable discount percentage. For example, if the Bank realized recoveries of $853,504 on the commercial loan identified in the table above with a book value before loan reduction adjustment of $1,212,284 and applicable discount percentage of 20%, the purchase price would increase by $170,701. From February 1, 2004 through May 31, 2004, the Bank realized aggregate recoveries of $1,675,737 on the loans identified in the table above, which, if the closing occurred on May 31, 2004, would result in a $258,213 increase in the purchase price.

         For the groups of delinquent personal and home equity lines of credit, consumer loans and one-to four-family loans 61-90 days delinquent, a loan reduction adjustment of 10% of the book value will be applied, and for one-to four-family loans more than 90 days delinquent, a loan reduction adjustment of 30% of the book value will be applied. As detailed in the following table, the book value of loans in these groups totaled $2,618,439 as of January 31, 2004, resulting in aggregate loan reduction adjustments as of that date of $481,866.

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Delinquent Loan Category	Book Value at January 31, 2004 of Loans in Category	Discount Percentage Applied to Loans in Category	Loan Reduction Adjustment for Category based on Book Value at January 31, 2004	Book Value at May 31, 2004 of Loans in Category	Discount Percentage Applied to Loans in Category	Loan Reduction Adjustment for Category based on Book Value at May 31, 2004

Lines of Credit	$ 58,980	10%	$ 5,898	$ 19,846	10%	$ 1,985
One- to four-family > 90 days	1,100,109	30%	330,033	1,121,202	30%	336,361
One- to four-family > 60 days	1,312,556	10%	131,256	894,404	10%	89,440
Consumer	146,794	10%	14,679	19,752	10%	1,975
Total	$2,618,439	---	$481,866	$2,055,204	---	$ 429,761

         To the extent the aggregate book value as of the closing date of the loans included in a particular delinquent loan category exceeds the aggregate book value as of January 31, 2004 of the loans in that same category, there will be a decrease in the purchase price equal to the applicable discount percentage multiplied by the difference in book value; conversely, to the extent the aggregate book value as of the closing date of the loans included in a particular delinquent loan category as of the closing date is less than the aggregate book value as of January 31, 2004 of the loans in that same category, there will be an increase in the purchase price equal to the applicable discount percentage multiplied by the difference in book value. For example, if the aggregate book value of one-to four-family mortgage loans delinquent more than 90 days were $1,300,000 as of the closing date, compared to $1,100,109 as of January 31, 2004, there would be a $59,967 decrease in the purchase price, determined by multiplying the difference between $1,300,000 and $1,100,109, or $199,291, by 30%, the applicable discount percentage for that category of delinquent loan. Conversely, if the book value of loans in that category were $1,000,000 as of the closing date, there would be a $30,033 increase in the purchase price, determined by multiplying the difference between $1,100,109 and $1,000,000, or $100,109, by 30%.

         As indicated in the table above, at May 31, 2004, there were delinquent home equity and personal lines of credit, one-to four-family loans more than 90 days delinquent, one-to four-family loans 61-90 days delinquent and delinquent consumer loans with aggregate book values of $19,846, $1,121,202, $894,404 and $19,752, respectively. If May 31, 2004 were the closing date, there would be a $52,105 net increase in the purchase price for the loans in these categories.

         Adjustments for Insurance Policies, Benefit Plans

         There will be a dollar-for-dollar decrease in the purchase price for the positive difference, if any, between:

(1)	the cash surrender value of the insurance policies purchased to fund the Bank's obligations under its Fee Continuation Plan for Retired Directors and the supplemental executive retirement plans established for the benefit of Steven C. Watts, President and Chief Executive Officer of the Company and the Bank, and Gregory J. Matthews, Vice President, Chief Operating Officer and Acting Chief Financial Officer of the Company and the Bank; and

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(2)	the amount of liability accrued for the fee continuation plan and the supplemental executive retirement plans as of the closing date.

As of May 31, 2004, the cash surrender value of these policies aggregated $154,000 and the amount of liability accrued for the fee continuation plan and the supplemental executive retirement plans was $99,000, a positive difference of $55,000, which would result in a decrease in the purchase price by that amount.

         There will be a dollar-for-dollar decrease in the purchase price for the book value of any prepaid insurance on our books as of the closing date. As of May 31, 2004, the book value of the prepaid insurance on the Bank's books was $284,000, which would result in a decrease in the purchase price by that amount.

         There will be a dollar-for-dollar decrease in the purchase price for any contributions made by the Bank to the Company's employee stock ownership plan between April 25, 2004 and the closing date.

         Adjustments for Conversions to Real Estate Owned

         If there is any loan that was to be acquired by MFB that is foreclosed upon and converted to other real estate owned prior to the closing date, there will be a dollar-for-dollar decrease in the purchase price equal to the book value of the converted loan at the time the real estate securing the loan becomes other real estate owned, net of the reserve established by the Bank with respect to that loan as of March 31, 2004 and, in the case of any of the six individual loans to be purchased by MFB identified in the table above under "-Adjustments for Discounted Loans," net of the applicable loan reduction adjustment.

         Adjustments for Damage to Fixed Assets, Destruction of Property

         If there is material damage to any of the fixed assets being acquired by MFB, the Bank will have the option to repair or replace the damaged assets at the Bank's sole cost and expense, resulting in a dollar-for-dollar decrease in the purchase price. Any insurance proceeds received by the Bank will be retained by the Bank as part of the excluded assets.

         If there is (1) any fire or casualty on any of the assets to be acquired by MFB that is reasonably estimated by MFB to cost more than $10,000 to repair, or (2) any actual or threatened condemnation of any of the real estate to be acquired by MFB, then MFB may within 14 days of being notified of such development by the Bank, elect to:

  exclude the asset in question from the transaction and decrease the purchase price by the Bank's financial reporting book value of the asset;

  continue to include the asset in question as part of the transaction, in which case the Bank must assign to MFB all payments (insurance payment, condemnation award or otherwise) received with respect to the asset and, in the event of a casualty, grant MFB a credit against the purchase price for the amount of any deductible payable under any insurance policy; or

  if there is damage to the Bank's main office or any branch office reasonably estimated by MFB to cost more than $10,000 to repair, terminate the agreement.

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         Adjustment for Potential Walnut Branch Environmental Problem

         If, as expected based on indications from MFB, MFB elects to proceed with the transaction without acquiring the real estate, building and fixtures for the Bank's branch office located at 740 S. Walnut Street, South Bend, Indiana because of environmental-related concerns, then MFB will receive a credit against the purchase price (effectively a reduction in the purchase price) for $75,000. See "-Environmental Matters."

         Adjustments for Payment of Certain Excluded Liabilities

         The Bank must pay from the purchase price all of its expenses relating to the purchase and assumption agreement or the transactions contemplated thereby, including professional fees and expenses and fees relating to the printing and mailing of this proxy statement, as well as any tax liabilities on the purchase price, unless these amounts are paid or to be paid by the Company. To the extent any of the excluded liabilities have been paid by the Bank after March 31, 2004 and prior to the closing date, there will be a dollar-for-dollar decrease in the purchase price for the amounts paid. From March 31, 2004 through May 31, 2004, the Bank has paid $74,000 for the excluded liabilities.

         Adjustments for Loan Irregularities

         Certain of the loans to be acquired by MFB had various irregularities as of the time the purchase and assumption agreement was executed. To the extent the Bank does not cure these irregularities prior to the closing, MFB will receive a credit against the purchase price (effectively a reduction in the purchase price) for the book value, net of reserves, of the uncorrected loans, and such uncorrected loans will be retained by the Bank as part of the excluded assets. As of March 31, 2004, these loans had an aggregate book value, net of reserves, of $242,000.

         Adjustments for Reductions in Deposit Levels

         As noted under "--Conditions to Completion of Transaction-Conditions Precedent to MFB's Closing Obligations," one of the conditions to MFB's obligation to complete the transaction with the Bank is that the Bank's certificates of deposit and core deposits (meaning deposits other than certificates of deposit) be at least $46.5 million and $19.5 million, respectively, as of the closing date. If the Bank's certificates of deposit as of the closing date are less than $46.5 million, MFB will receive a credit against the purchase price (effectively a reduction in the purchase price) for 10% times the difference between $46.5 million and the certificate of deposit level at the closing date. For example, if the Bank's certificates of deposit were $40.5 million at the closing date, MFB would receive a $600,000 credit against the purchase price. If the Bank's core deposits as of the closing date are less than $19.5 million, MFB will receive a credit against the purchase price for 15% times the difference between $19.5 million and the core deposit level at the closing date. For example, if the Bank's core deposits were $18 million as of the closing date, MFB would receive a $225,000 credit against the purchase price. As of May 31, 2004, the Bank's certificates of deposit and core deposits totaled $47.9 million and $21.5 million, respectively.

         Post-Closing Adjustments

         Because complete information as to all amounts comprising the purchase price might not be available as of the closing date, whether due to items having not yet posted or for other reasons, a good faith calculation of the purchase price will be made on the closing date and that amount will be paid at closing to the Bank or, if a negative number, to MFB, as the case may be. Within ten days after the closing date, MFB and the Bank will prepare a closing statement of the purchase price based on the complete information. Within five days after agreement by MFB and the Bank as to this closing statement, MFB must pay to the Bank, or the Bank must pay to MFB, as appropriate, the difference between the amount paid for the purchase price on the closing date and the amount of the purchase price as set forth on the closing statement, with interest from the closing date to the date of payment at the Federal Reserve Bank of New York's Fed Funds rate.

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         Indemnification; Escrow. We and the Bank have agreed to indemnify and hold MFB harmless against any losses incurred by it arising out of:

•	any failure of the Bank to perform its post-closing obligations;

•	any breach by the Bank and us of our representations and warranties in the purchase and assumption agreement; and

•	any claim that MFB is responsible for any liability expressly not assumed by MFB under a theory based on or related to successor liability.

         The indemnification obligations to MFB will be secured by (but not limited to) an escrow account to be established with a third party financial institution with a beginning balance of $375,000. The agreement with MFB provides that the escrow account must be maintained for the greater of 12 months after the closing date or a period ending on the date we distribute substantially all of our assets (other than the assets in the escrow account) in liquidation to our stockholders pursuant to our plan of dissolution and liquidation. This escrow account is in addition to the one mandated by the OTS for potential third party claims against the Bank. See "-Regulatory Approvals; Dissolution of the Bank."

         MFB, in turn, has agreed to indemnify and hold the Bank and the Company harmless against any losses incurred by them arising out of:

•	any failure of MFB to perform its post-closing obligations; and

•	any claim that the Bank or the Company is responsible for any liability expressly assumed by MFB under the purchase and assumption agreement.

         Unlike the Bank's and the Company's indemnification obligations to MFB, MFB's indemnification obligations to the Bank and the Company will not be secured by an escrow account or by any other means.

         Termination. The purchase and assumption agreement will terminate:

•	upon mutual agreement of the parties;

•	ten business days after any regulatory authority denies a required approval, unless within that ten business day period the Bank and MFB agree to appeal that denial;

•	20 business days after one party has notified the other party of the other party's material breach of the agreement which is not cured within that 20 business day period, unless the notifying party subsequently elects not to terminate the agreement;

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•	if the transaction between MFB and the Bank is not completed by December 31, 2004, unless the date is extended by mutual agreement of the parties;

•	at the Bank's option, if any of the conditions precedent to its closing obligations have not occurred by December 31, 2004 (unless due to the Bank's fault);

•	at MFB's option, if any of the conditions precedent to its closing obligations have not occurred by December 31, 2004 (unless due to MFB's fault);

•	at MFB's option, if, as expected based on indications from MFB, MFB elects not to purchase the real estate, building and fixtures for the Bank's branch office located at 740 S. Walnut, South Bend, Indiana because of environmental-related concerns, and MFB and the Bank are unable to agree on terms for a lease of the Walnut branch location to MFB until MFB is able locate an alternative facility (see "-Environmental Matters");

•	at MFB's option, if at any time prior to the approval of the transactions by our stockholders, our board of directors has withdrawn its recommendation for stockholder approval or has modified that recommendation in a manner adverse to MFB; and

•	at our option, if we enter into a definitive agreement with a third party providing for an acquisition proposal that is determined by our board to be a superior proposal to the transactions contemplated by the purchase and assumption agreement. See "-Third Party Proposals."

         If MFB terminates the purchase and assumption agreement because our board of directors has withdrawn or modified its recommendation to stockholders that they approve the transaction, or if we terminate the agreement to enter into a definitive agreement for a superior proposal, the Bank must pay, as liquidated damages, a termination fee of $400,000 in cash to MFB.

         Non-Solicitation of Customers. We and the Bank have agreed that for three years after the closing date, we will not, and will not permit any of our officers, directors or affiliates acting on our behalf to, solicit Bank customers whose deposits are assumed under the purchase and assumption agreement or whose loans are acquired under the purchase and assumption agreement for any banking business, or to engage in deposit taking activities.

         On the closing date, Steven C. Watts, President and Chief Executive Officer of the Company and the Bank, will enter into a non-solicitation agreement prohibiting him, while he is an officer and director of the Company and the Bank and for one year thereafter, from soliciting for any banking business the former Bank customers whose deposits are assumed, or whose loans are acquired, by MFB.

         MFB has agreed that if the purchase and assumption agreement is terminated without the transactions being consummated, then neither MFB nor any of its affiliates will directly, or through targeting marketing, for a period of one year following such termination solicit any banking business from any of the Bank's customers whose loans were to be acquired, or whose deposits were to be assumed, by MFB in the transaction.

         Representations and Warranties. Under the purchase and assumption agreement, we and the Bank have made customary representations and warranties to MFB relating to, among other things:

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•	The Bank's due organization, the corporate power and authority of the Company and the Bank to enter into the purchase and assumption agreement and to consummate the transactions contemplated thereby and the enforceability of the agreement against us and the Bank;

•	That the execution of the purchase and assumption agreement and consummation of the transactions contemplated thereby do not violate our certificate of incorporation or bylaws or the charter or bylaws of the Bank or conflict with any agreement or any law or regulation which would have a material adverse effect on the Bank's interest in the assets to be transferred to MFB or on the ability of the Bank to consummate the transactions contemplated by the purchase and assumption agreement;

•	The accuracy of the Company's consolidated financial statements;

•	The absence of any material adverse effect on the Bank's business subsequent to March 31, 2004;

•	The Bank's ownership of the assets to be acquired by MFB;

•	Various matters relating to the loans to be acquired by MFB, including the Bank's ownership interest in the loans, the enforceability of and collateral for those loans and compliance with lending and other laws in connection with the origination and servicing of those loans;

•	The adequacy of the Bank's allowance for loan losses;

•	The absence of restrictions on transferability of the Bank's investments;

•	Compliance of the Bank's deposit accounts with applicable laws and regulations and the insurance of those accounts by the Federal Deposit Insurance Corporation to the maximum extent permitted by law;

•	Certain of the Bank's contracts;

•	Various tax matters, including the filing of required tax returns, the absence of tax delinquencies, audits or claims or disputes and the adequacy of reserves for taxes;

•	Various matters relating to the Bank's employees and employee benefit plans;

•	Compliance with environmental laws with respect to the real property to be acquired by MFB;

•	The absence of undisclosed liabilities or litigation against the Bank involving a claim for damages of $25,000 or more or for equitable relief;

•	The performance by the Bank of its obligations under the contracts, loans and deposits to be acquired and assumed by MFB;

•	The Bank's compliance with applicable laws and regulations;

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•	The sufficiency of the records to be delivered to MFB;

•	That the Bank has adequate insurance policies for its properties;

•	The Bank's compliance with and "satisfactory" rating under the Community Reinvestment Act; and

•	The solvency of the Company and the Bank.

         The representations and warranties of the Company and the Bank will survive the closing of the transaction, and we and the Bank have agreed to indemnify MFB against losses it incurs as a result of the inaccuracy of those representations and warranties. See "-Indemnification; Escrow."

         MFB has made certain representations and warranties to us and the Bank relating to, among other things:

•	MFB's due organization, the corporate power and authority of MFB to enter into the purchase and assumption agreement and to consummate the transactions contemplated thereby and the enforceability of the agreement against MFB;

•	That the execution of the purchase and assumption agreement and consummation of the transactions contemplated thereby do not violate the charter or bylaws of MFB or conflict with any agreement or any law or regulation to which MFB is a party or by which MFB is bound;

•	The absence of any pending or threatened litigation which could adversely affect the ability of MFB to perform its obligations under the purchase and assumption agreement or which questions the validity of the agreement;

•	MFB's financial ability to pay the purchase price for the assets it is acquiring and to assume the liabilities pursuant to the purchase and assumption agreement and its status as a "well capitalized" institution under OTS regulations, in each case subject to obtaining the financing referred to below under "-Conditions Precedent to Completion of the Transaction-Conditions to MFB's Closing Obligations,"; and

•	The accuracy of MFB Corp's consolidated financial statements.

         Conduct of Business Pending Closing. The Bank has agreed that prior to closing, it will conduct its business in the ordinary course consistent with past practices and not take any of the following actions without the prior consent of MFB:

•	fail to maintain the fixed assets and real estate to be acquired by MFB in their present condition, reasonable wear and tear and casualty excepted;

•	fail to maintain its books, accounts and records in accordance with generally accepted accounting principles;

•	fail to comply in all material respects with applicable laws and regulations;

•	authorize, enter into, amend or breach any material contract;

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•	make any changes in accounting systems, policies, principles or practices, except in accordance with generally accepted accounting principles and regulatory requirements;

•	enter into or renew any data processing service contract;

•	engage in any material transaction or incur any material obligation except in the ordinary course of business;

•	make any loan or commitment to make a loan which would constitute an asset to be acquired by MFB, other than in the ordinary course of business;

•	take any action that could harm relations with employees, stockholders or customers;

•	transfer, assign, encumber or otherwise dispose of any assets of the type to be acquired by MFB except in the ordinary course of business;

•	invest in any fixed assets, except for normal maintenance and emergency and casualty repairs and replacements;

•	increase the compensation of its employees other than in accordance with customary policies and past practices, pay any uncommitted employee bonuses other than regular bonuses consistent with past practices or make any annual salary adjustments;

•	pay incentive compensation to employees for purposes of retaining their services or maintaining deposit levels;

•	enter into or renew any employment agreements or any consulting or similar agreements with directors;

•	fail to use reasonable best efforts to preserve its present operations intact, keep available the services of its present officers and employees or to maintain its present relationships with persons having business dealings with it;

•	modify any of its promotional, deposit account or account loan practices other than in the ordinary course of business or otherwise consistent with the purchase and assumption agreement;

•	fail to maintain deposit rates substantially in accordance with past practices, provided that the Bank may not, without the prior consent of MFB, pay an interest rate on any deposit product that is more than the greater of (1) .0025 above the average of the rates paid on comparable deposit products by the five highest deposit interest paying other banks and thrifts in the market area in which the deposit product is being offered by the Bank or (2) the rate paid by MFB;

•	change its policies regarding service charges or service fees;

•	make any distributions to us; or

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•	make any contributions to our employee stock ownership plan other than regularly scheduled contributions.

         Right of First Refusal. Pursuant to the purchase and assumption agreement, MFB has a right of first refusal to purchase certain real estate owned by the Company which the Company proposes to sell to a third party at the price proposed to be offered to the third party.

         Third Party Proposals. We and the Bank and our affiliates may not solicit, or enter into negotiations with respect to, or provide confidential information for, any third party proposal for a tender or exchange offer, merger, consolidation, sale of assets and assumption of liabilities or other business combination involving us or the Bank, or any third party proposal to acquire a substantial equity interest in or a substantial portion of the assets or deposits of the Company or the Bank (referred to as an "acquisition proposal"). Notwithstanding this prohibition, we may negotiate with or provide information to a third party in connection with an unsolicited acquisition proposal if our board of directors determines in good faith that the failure to do so would violate the board's fiduciary duties under Delaware law.

         As described under "-Termination," we may terminate the purchase and assumption agreement and pay MFB a termination fee of $400,000 to enter into an acquisition proposal which our board of directors has determined to be a superior proposal to the transaction with MFB.

         Conditions Precedent to Completion of the Transaction.

         Conditions to the Bank's Closing Obligations:

         The Bank's obligations to complete the transactions contemplated by the purchase and assumption agreement are subject to the satisfaction or, where legally permitted, waiver by the Bank of the following conditions:

•	The performance by MFB in all material respects of its obligations under the purchase and assumption agreement to be performed at or prior to closing;

•	The truth and accuracy in all material respects as of the closing date of MFB's representations and warranties in the purchase and assumption agreement;

•	The delivery by MFB to the Bank of:

	•	certificates certifying as to the satisfaction of the preceding two conditions and the incumbency and signatures of officers;

	•	the documents required to effect the transfer of assets to and assumption of liabilities by MFB;

	•	certified resolutions of the board of directors of MFB authorizing the purchase and assumption agreement and consummation of the transactions contemplated thereby; and

	•	an opinion from MFB's legal counsel, Barnes & Thornburg LLP;

•	The receipt by the Bank of the purchase price in immediately available funds, provided that if due to the effect of various adjustments to the purchase price, the Bank is obligated to pay the resulting amount to MFB, payment of this amount by the Bank will be a condition to MFB's closing obligations, in each case subject to post-closing adjustments (see "-Purchase Price");

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•	The receipt of all required regulatory approvals without any non-standard conditions reasonably deemed unduly burdensome by the Bank;

•	The absence of any pending or threatened legal or other proceeding seeking to restrain or prohibit the transactions contemplated by the purchase and assumption agreement or which would have a material adverse effect on the Company or the Bank; and

•	Approval of the transaction with MFB and our plan of dissolution and liquidation by our stockholders at the special meeting.

         Conditions to MFB's Closing Obligations

         MFB's obligations to complete the transactions contemplated by the purchase and assumption agreement are subject to the satisfaction or, where legally permitted, waiver by MFB of the following conditions:

•	The performance by the Bank in all material respects of its obligations under the purchase and assumption agreement to be performed at or prior to closing;

•	The truth and accuracy in all material respects of the Bank's representations and warranties in the purchase and assumption agreement;

•	The absence of any material adverse effect on the Bank since the date of the purchase and assumption agreement, other than (1) the effects of any change resulting from changes in economic conditions, laws, regulations or accounting policies applicable to depository institutions generally or in general levels of interest rates, (2) losses incurred on the disposition of the excluded assets not being purchased by MFB, (3) losses incurred in the ordinary course of business, (4) run-off in deposits or (5) employee terminations after announcement of the purchase and assumption agreement;

•	The delivery by the Bank to MFB of:

	•	certificates certifying as to the satisfaction of the preceding three conditions and the incumbency and signatures of officers;

	•	the documents required to effect the transfer of assets to and assumption of liabilities by MFB;

	•	certified resolutions of the boards of directors of the Company and the Bank authorizing the purchase and assumption agreement and consummation of the transactions contemplated thereby, and certified resolutions of our stockholders approving the transaction with MFB and our plan of dissolution and liquidation;

	•	an opinion from the Company's and the Bank's legal counsel, Silver, Freedman & Taff, L.L.P.;

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	•	a final customer list;

	•	a tax certification as to non-foreign status under the Internal Revenue Code;

	•	certain information relating to holds and stop payment orders on particular accounts or on individual checks, drafts or other instruments;

	•	all third party consents required under material contracts being assumed by MFB;

	•	records pertaining to loans and deposit accounts;

	•	various documents pertaining to the loans being acquired by MFB; and

	•	the assets purchased by MFB which are capable of physical delivery

•	The "closing book value" of the Company not being less than $3.5 million, with "closing book value" defined as the consolidated stockholders' equity of the Company as of the end of the month immediately preceding the closing date, plus the amount of any decrease in consolidated stockholders' equity attributable to the expenses of the purchase and assumption agreement and the transactions contemplated thereby, and provided that for purposes of this calculation, the loans, accounts receivable, other assets and real estate owned comprising part of the excluded assets not being purchased by MFB will be deemed to have a book value, net of reserves, of $7,586,741;

•	MFB Corp. having borrowed sufficient funds (currently anticipated to be at least $6.5 million) to make a capital contribution to MFB so that MFB's capital levels following the closing will be satisfactory to MFB and MFB's regulators. MFB Corp. has secured a commitment for this borrowing on terms acceptable to it;

•	The completion of all steps required to permit the conversion of the loans and deposits being acquired and assumed by MFB to MFB's data processing system;

•	The Bank's certificates of deposit not being less than $46.5 million and core deposits (meaning deposits other than certificates of deposit) not being less than $19.5 million as of the closing date. As discussed under "-Purchase Price," if the Bank's certificates of deposit as of the closing date are less than $46.5 million, MFB will receive a credit against the purchase price for 10% times the difference between $46.5 million and the certificate of deposit level at the closing date. If the Bank's core deposits as of the closing date are less than $19.5 million, MFB will receive a credit against the purchase price for 15% times the difference between $19.5 million and the core deposit level at the closing date;

•	If, due to the effect of various adjustments to the purchase price, the Bank is obligated to pay the resulting amount to MFB, then payment of this amount by the Bank to MFB will be a condition to MFB's closing obligations; conversely, if after the adjustments to the purchase price MFB is obligated to pay the resulting amount to the Bank, then payment of this amount to the Bank will be a condition to the Bank's closing obligations, in each case subject to post-closing adjustments (see "-Purchase Price");

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•	The receipt of all required regulatory approvals without any non-standard conditions reasonably deemed unduly burdensome by MFB;

•	The absence of any pending or threatened legal or other proceeding seeking to restrain or prohibit the transactions contemplated by the purchase and assumption agreement or which would have a material adverse effect on the Company or the Bank; and

•	Approval of the transaction with MFB and our plan of dissolution and liquidation by our stockholders at the special meeting.

         Environmental Matters. Pursuant to the purchase and assumption agreement, MFB has ordered and received an environmental report with respect to the Bank' branch office located at 740 S. Walnut Street, South Bend, Indiana, which indicates the presence of petroleum contaminants. The cost of remedial action has been estimated by the environmental expert at up to $250,000. Because this amount exceeds $100,000, MFB has the right under the purchase and assumption agreement to elect not to purchase the real estate, building and fixtures for the Walnut branch and receive a $75,000 credit against the purchase price. See "-Purchase Price." If MFB exercises this right (as it has indicated it will), MFB will lease the Walnut branch from the Bank on a month-to-month basis (up to one year) after the closing for rent of $1.00 plus operating costs, real estate taxes incurred or allocable during the rental period and other terms to be negotiated prior to the closing (other than the term and rent), until MFB is able to locate a new branch location to serve the banking needs of the customers of the Walnut branch. If MFB and the Bank are unable to reach an agreement on the other terms of the lease, MFB will have the right to terminate the purchase and assumption agreement. See "-Termination."

         Employee Benefit Matters; Severance Pay. The purchase and assumption agreement provides that depending on MFB's employment needs, MFB will offer employment, with substantially similar salaries, duties and benefits as are available to similarly situated employees of MFB, to those employees of the Bank who satisfy MFB's customary employment requirements. MFB has agreed that Bank employees who become employees of MFB will be provided with benefits under employee benefit plans that are generally no less favorable in the aggregate than those provided to similarly situated employees of MFB. MFB's benefit plans will be amended prior to closing to the extent necessary such that:

•	those plans take into account for purposes of eligibility, participation, vesting and benefit accrual, prior service with Bank, provided that there will not be any benefit accrual for past service under any qualified defined benefit pension plan;

•	former Bank employees are not subject to any waiting periods or pre-existing conditions under the medical, dental and health plans of MFB in which they are eligible to participate;

•	former Bank employees will retain credit for unused vacation pay accrued for by Bank as of the closing date;

•	for purposes of sick leave and vacation pay, prior service with the Bank will be taken into account; and

•	former Bank employees will become eligible to participate in MFB's 401(k) plan on the first entry date coinciding with or following the closing date.

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Because all shares held in the MFB Corp. Employee Stock Ownership Plan have been allocated to participant accounts, no former Bank employees will be eligible to participate in that plan.

         With the exception of Steven C. Watts, President and Chief Executive Officer of the Company and the Bank, each former Bank employee who is not hired by MFB after the closing or who is terminated by MFB without cause within six months after the closing date will, provided he or she executes a termination and release agreement with MFB, be entitled to receive from MFB or the Bank (in which case, MFB will reimburse the Bank):

•	severance pay, at the rate of pay in effect as of the closing date, equal to the greater of (A) one week of pay for each full year of continuous service with Sobieski Bank (including service with MFB after the closing) not to exceed 26 years or (B) two weeks' pay; and

•	accrued but unpaid salary plus compensation for accrued but unused vacation.

         None of the Company's or the Bank's benefit plans or any employment or similar agreement will be assumed by MFB under the purchase and assumption agreement. These plans and agreements that will not be assumed include the Company's employee stock ownership plan, the Bank's 401(k) Savings Plan, the Company's 1995 Stock Option and Incentive Plan, the Company's Recognition and Retention Plan, the Company's and the Bank's Director Fee Continuation Plans, the Bank's employment agreement with President and Chief Executive Officer Steven C. Watts, the supplemental executive retirement plans maintained by the Bank for the benefit of Mr. Watts and Gregory J. Matthews, the Company's and the Bank's Chief Operating Officer and Acting Chief Financial Officer, and the Bank's Agreement and Release with Company Director and former President and Chief Executive Officer Thomas F. Gruber.

         The Company intends to terminate its employee stock ownership plan concurrent with the closing of the MFB transaction. It is expected that immediately prior to the termination of the employee stock ownership plan, the plan's outstanding indebtedness to the Company will be paid off in its entirety, and the then-remaining unallocated shares held in the plan will be allocated to participants. The Bank expects to terminate its 401(k) Savings Plan concurrent with the closing of the MFB transaction. No additional awards will be made under the Company's 1995 Stock Option and Incentive Plan and Recognition and Retention Plan after completion of the MFB transaction. The Director Fee Continuation Plans, the employment agreement with Mr. Watts, the supplemental executive retirement plans for Messrs. Watts and Matthews, and the agreement with Mr. Gruber are discussed below under "-Interests of Insiders in the Transaction."

Interests of Insiders in the Transaction

         Steven C. Watts. In December 2002, as part of our effort to recover from the unauthorized and fraudulent loans matter we discovered earlier that year, we hired Steven C. Watts as President and Chief Executive Officer of the Company and the Bank. In order to induce Mr. Watts to leave his position at another institution and accept our offer of employment, the Bank entered into an employment agreement with Mr. Watts. The agreement provides for a three-year term, renewable by the Bank's Board of Directors annually, and a minimum salary of $150,000 for calendar year 2004.

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         The employment agreement provides that if Mr. Watts' employment is terminated by the Bank without just cause or by Mr. Watts for good reason, Mr. Watts is entitled to a continuation of his base salary for two years following the termination. The salary payable to Mr. Watts following his termination under these circumstances is subject to reduction by any income earned by him from another employer or from other services performed by him following termination, and Mr. Watts is obligated under the agreement to make efforts to obtain such other employment or service-providing opportunities in order to mitigate the post-termination amounts payable to him by the Bank under the agreement. If, however, Mr. Watts' employment is terminated by the Bank or its successor, for any reason other than death, disability or just cause, in contemplation of or within one year following a "change in control," or if Mr. Watts terminates his employment for good reason within one year following a change in control, he is entitled to payment of his base salary for two years following the termination, without any duty to mitigate this payout by obtaining other employment and without any offset for income earned by him from another source following termination.

         It is expected that Mr. Watts' employment with the Bank will terminate concurrent with or soon after the transaction with MFB is completed, and he will not become an employee of MFB. The term "change in control" is defined in the employment agreement as an acquisition of "control" of the Bank within the meaning of OTS regulation 12 C.F.R. § 574.4. Because the transaction with MFB is structured as a purchase and assumption of substantially all of the Bank's assets and liabilities, rather than as an acquisition of the Bank itself, it can be argued that the transaction technically does not fit within the Section 574.4 control definition. The Bank's board of directors believes, however, that the MFB transaction is for all intents and purposes a change in control of the type contemplated at the time it approved Mr. Watts' employment agreement, since the transaction involves a disposition of substantially all of the assets and liabilities of the Bank, including all of the Bank's deposits, and because the Bank will cease to exist soon after the transaction is completed (upon its voluntary dissolution).

         Because of the Bank's current regulatory status, the post-termination payment to Mr. Watts under his employment agreement is subject to approval by the OTS, with the concurrence of the FDIC. The Bank has requested that the OTS approve, and the FDIC concur with, an arrangement with Mr. Watts whereby he will receive in settlement of all termination payments owed to him under his employment agreement, a lump sum cash payment of $300,000, without any duty to mitigate or offset for amounts earned by him from other sources. As a result of the termination of his employment, Mr. Watts will be forfeiting 4,000 unvested shares of Company stock awarded to him as restricted stock under our Recognition and Retention Plan, as well as unvested options to purchase 8,000 shares of Company stock granted under our 1995 Stock Option and Incentive Plan at an exercise price of $13.49 per share. These unvested forfeited shares and options represent 80% of the original awards to Mr. Watts.

         As provided for in his employment agreement, the Bank adopted a supplemental executive retirement plan for Mr. Watts that provides for an annual benefit equal to two percent of his base annual salary in effect as of the time of his termination of employment, multiplied by the number of full years he was employed by the Bank beginning January 1, 2003. The plan provides that the benefit is payable monthly for ten years after the later of Mr. Watts' attainment of age 65 or upon the termination of Mr. Watts' employment. The plan provides that Mr. Watts will vest in the benefit (i) if he serves as President of the Bank for five consecutive years, (ii) if his employment terminates, other than for just cause, within one year after a "change in control," or (iii) if the plan is terminated for reasons other than the termination of Mr. Watts' employment. The definition of "change in control" in Mr. Watts' supplemental executive retirement plan is the same as that contained in his employment agreement. The Bank has requested that the OTS approve, and the FDIC concur with, an arrangement with Mr. Watts whereby he will receive in settlement of all amounts that may be owed to him under his supplemental executive retirement plan, a lump sum cash payment of $13,608. This amount represents the discounted present value (using a 5% discount rate) of what his vested benefit under the supplemental executive retirement plan would be, which is $3,000 per year over a ten year period beginning at age 65 (Mr. Watts' current age is 53), based on one full year of service since January 1, 2003 and a base salary of $150,000. This payment to Mr. Watts will be fully funded by the cash surrender value of the life insurance policy previously purchased by the Bank to fund its obligations under Mr. Watts' supplemental executive retirement plan.

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         Gregory J. Matthews. Mr. Matthews has served as Vice President and Chief Operating Officer of the Company and the Bank since March 1998 and as acting Chief Financial Officer of the Company and the Bank since May 2003. Mr. Matthews also served as Interim President and Chief Executive Officer for a brief period prior to the hiring of Mr. Watts. In June 1998, the Bank adopted a supplemental executive retirement plan for Mr. Matthews that provides for an annual benefit equal to one and one-third percent of his base annual salary in effect as of the time of his termination of employment, multiplied by the number of full years he was employed as Chief Operating Officer of the Bank beginning June 30, 1998. The plan provides that the benefit is payable monthly for ten years after the later of Mr. Matthews' attainment of age 65 or upon the termination of Mr. Matthews' employment. Mr. Matthews became fully vested in his supplemental executive retirement plan benefit on June 29, 2003. Upon completion of the transaction with MFB, the Bank plans to pay Mr. Matthews a lump sum cash payment of $19,130 in settlement of all amounts that may be owed to him under his supplemental executive retirement plan. This amount represents the discounted present value (using a 5% discount rate) of his vested benefit under the supplemental executive retirement plan, which is $6,800 per year over a ten year period beginning at age 65 (Mr. Matthews' current age is 44), based on six full years of service since June 30, 1998 and a base salary of $85,000. This payment to Mr. Matthews will be fully funded by the cash surrender value of the life insurance policy previously purchased by the Bank to fund its obligations under Mr. Matthews' supplemental executive retirement plan.

         It is expected that Mr. Matthews will enter into an arrangement with MFB and the Company under which he will be employed by MFB for two months following completion of the transaction to assist MFB with various transitional matters, and thereafter by the Company for three months to assist the Company with various matters relating to its plan of dissolution and liquidation. For the first two months, MFB will pay Mr. Matthews his current salary of $7,083 per month. MFB will also pay Mr. Matthews a bonus of $15,000, which will be paid in one-third increments on the closing date and at the end of the first and second months. For the subsequent three months, the Company will pay Mr. Matthews a salary of $10,000 per month, and at the end of the three month period the Company will pay Mr. Matthews a bonus of $25,000. In addition to continuing to serve as the Company's Chief Operating Officer and Chief Financial Officer, Mr. Matthews will also serve as the Company's Chief Executive Officer. During the term of the arrangement, Mr. Matthews will be free to seek and obtain other employment, provided that this does not unreasonably interfere with his duties to MFB and the Company. In addition, Mr. Matthews will be eligible to receive the severance payment available under the purchase and assumption agreement to all terminated Bank employees other than Mr. Watts, which is one week of pay for each full year of continuous service (for Mr. Matthews, a benefit of $9,809); see "-Employee Benefit Matters; Severance Pay." Mr. Matthews will not, however, be eligible to receive any other employee benefits from MFB or the Company.

         As a result of the termination of his employment, Mr. Matthews will be forfeiting 1,050 unvested shares of Company stock awarded to him as restricted stock under our Recognition and Retention Plan, as well as unvested options to purchase 2,600 shares of Company stock granted under our 1995 Stock Option and Incentive Plan at a weighted average exercise price of $11.39 per share.

         Thomas F. Gruber. In November 2002, the Bank entered into an Agreement and General Release with Thomas F. Gruber, setting forth the terms and conditions of his resignation as President and Chief Executive Officer of the Company and the Bank. Mr. Gruber remains a director of the Company. The agreement provides that Mr. Gruber is to receive a final severance payment of $40,000 in January 2005. It is expected that upon completion of the transaction with MFB, the Bank will pay Mr. Gruber $39,177 in satisfaction of this obligation, which represents the discounted present value (using a 5% discount rate) of the final severance payment.

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         Director Fee Continuation Plans. In June 1998, the Company adopted the Sobieski Bancorp, Inc. Fee Continuation Plan for Retired Directors and the Bank adopted the Sobieski Bank Fee Continuation Plan for Retired Directors. The plans operate in the same manner and each plan provides for payment of a specified amount to each eligible director upon the occurrence of the later of (i) the director's attainment of age 70 or (ii) the termination of the director as a member of the Company's Board of Directors (under the Company's plan) or the Bank's Board of Directors (under the Bank's plan) ("Payment Event"). Specifically, upon the occurrence of a Payment Event with respect to an eligible director, the director is entitled to be paid approximately $333 per month under each plan ($666 under both plans) for ten years, beginning on the first day of the month following the Payment Event. Each plan provides that if an eligible director's death occurs before commencement of the payments described above or while the payments are being made to the director, then the director's spouse will be entitled to receive such benefits as if the director were alive.

         Following the transaction with MFB, in order to increase the cash that may be available for stockholder distributions, each director of the Company and the Bank intends to waive his right to all benefits to which he is entitled under the fee continuation plans. The discounted present value (using a 5% discount rate) of the aggregate benefits under these plans for all directors (and expected to be waived by them) is approximately $198,000. The Company and the Bank are each currently obligated to pay through August 2011 a $333 monthly benefit ($666 in the aggregate) to the widow of former director George Aranowski, who passed away in August 2001. Upon completion of the transaction with MFB, the Company and the Bank each expect to pay to Mrs. Aranowski a lump sum payment of $23,818 ($47,636 in the aggregate), representing the discounted present value (using a 5% discount rate) of the remaining payments due Mrs. Aranowski.

Regulatory Approvals; Additional Escrow Account; Dissolution of the Bank

         The OTS must approve both the transaction with MFB and the Bank's application for voluntary dissolution, including a plan of dissolution for the Bank. If OTS grants these approvals and the transaction with MFB is completed, the Company will approve the Bank's plan of dissolution. The Bank will then pay known, undisputed and matured claims against it, establish (in addition to the escrow account for MFB's benefit required under the purchase and assumption agreement) another escrow account to be maintained for two years required by the OTS for the payment of potential claims against the Bank, and transfer to the Company all remaining assets and liabilities not being purchased or assumed by MFB. The Bank will then file with the OTS a certificate of dissolution and any evidence the OTS may require that the Bank's plan of dissolution has been effected. On receipt of such documents, the OTS will terminate the Bank's legal existence. The Company will then commence its dissolution under Delaware law. See "Proposal II. To Approve Our Plan of Dissolution and Liquidation."

         The initial amount to be deposited in the escrow account required by the OTS is presently expected to be at least $675,000, subject to OTS approval and subject to reductions over time with OTS approval. The Company will have the responsibility to administer the OTS-mandated escrow account. The OTS will also require that the Company assume or guaranty all claims against the Bank not paid from the escrow account. Thus, claims against and obligations of the Bank would become claims against and obligations of the Company and governed by the procedures for claims against the Company when it dissolves under Delaware law.

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         The Bank was recently named as a co-defendant in a lawsuit filed against Mr. Watts stemming from his involvement in an automobile accident last year, under the theory that Mr. Watts was driving his vehicle while on Bank business. Although the Bank believes the amount of insurance it maintains for this type of liability is in excess of its potential exposure for this lawsuit, no assurance can be given in this regard or that the Bank's insurance carrier will not deny coverage.

No Appraisal Rights

         Under Delaware law, the stockholders of a corporation that sells substantially all of its assets, as we will be doing in the transaction with MFB, do not have appraisal rights.

Federal Income Tax Consequences of the Transaction

         The transaction with MFB will be taxable to the Bank to the extent described under "Proposal II. To Approve Our Plan of Dissolution and Liquidation - Material United States Federal Income Tax Consequences."

Post-Closing Operations of the Bank

         Following completion of the transaction with MFB, the Bank will not accept deposits or make loans and the Bank's principal business activities will be limited to those necessary to wind up its operations in preparation for the Bank's dissolution. See "-Regulatory Approvals; Additional Escrow Account; Dissolution of the Bank." The Bank's main office and two branch locations will become branch offices of MFB.

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PROPOSAL II. TO APPROVE OUR PLAN OF DISSOLUTION
AND LIQUIDATION

Introduction

         If the transaction with MFB and our plan of dissolution and liquidation (referred to in this section as the "Plan") are approved by our stockholders at the special meeting and we receive the regulatory approvals that we need, then as soon as practicable after the other conditions to closing under the purchase and assumption agreement are met, we intend to complete the transaction with MFB. Upon such completion, the Bank will deposit an amount in cash (presently anticipated to be at least $675,000) in an escrow account mandated by the OTS to be maintained for two years to satisfy potential third party claims against the Bank and transfer to the Company all remaining assets and liabilities not purchased or assumed by MFB. This OTS-mandated escrow account is in addition to the $375,000 escrow account that will be established under the agreement with MFB to secure the Company's and the Bank's indemnification obligations to MFB (which obligations are not limited by the $375,000 escrowed amount). We will then proceed to sell our remaining assets in an orderly manner, pay or make arrangements for payment of our liabilities and expenses, establish a contingency reserve for the satisfaction of unknown or additional liabilities and distribute the net proceeds, if any, of our asset sales to our stockholders.

         Certain material features of the Plan are summarized below. The description of the Plan is qualified in its entirety by reference to the copy of the Plan attached as Appendix B this proxy statement. You are encouraged to read the Plan in its entirety.

General

         Our board of directors approved the Plan, subject to stockholder approval, on June 23, 2004. The Plan will become effective upon the approval of the transaction with MFB and the Plan by our stockholders at the special meeting, but after completion of the transaction with MFB.

         After the Plan becomes effective, we anticipate that our activities will be limited to actions we deem necessary or appropriate to accomplish the following:

•	filing a certificate of dissolution with the Secretary of State of the State of Delaware and, thereafter, remaining in existence as a non-operating entity for three years;

•	selling our remaining assets;

•	collecting, or providing for the collection of, accounts receivable, debts and other claims owing to the Company;

•	paying, or providing for the payment of, our debts and liabilities, including both known liabilities and those that are contingent, conditional, unmatured or unknown, in accordance with Delaware law;

•	winding up our remaining business activities and withdrawing from any jurisdictions in which we remain qualified to do business;

•	complying with Securities and Exchange Commission filing requirements for so long as we are required to do so;

•	making ongoing tax and other regulatory filings; and

•	preparing to make, and making, pro rata distributions to our stockholders of any liquidation proceeds that may be available for such distributions.

         Under Delaware law, following the Plan becoming effective, our board of directors may take such actions as it deems necessary or appropriate in furtherance of the dissolution of and the winding up of the Company's affairs. Approval of the Plan by our stockholders will also constitute approval of the activities described in the bullet points above, as well as all such other actions referred to in the immediately preceding sentence.

         During the liquidation process, we will pay our officers, directors, employees and agents compensation for services rendered in connection with the implementation of the Plan. Stockholder approval of the Plan will also constitute your approval of the payment of any such compensation. See "--Our Conduct Following Adoption of the Plan."

         Our board of directors may, at any time, turn over to a third party the process of completing the liquidation of our remaining assets and distribute any net amount remaining from the sale of assets to our stockholders pursuant to the Plan. This third-party management may be in the form of one or more trusts which, if adopted, would succeed to the assets, liabilities and other obligations of the Company. Further, if all of our assets are not distributed within three years after the date our certificate of dissolution is filed with the State of Delaware, we may transfer our remaining assets to one or more liquidating trusts if we have not already done so. The Plan authorizes our board of directors to appoint one or more individuals or entities to act as trustees of any liquidating trust and to cause to enter into a liquidating trust agreement with such trustee(s) on such terms and conditions as may be approved by our board. Approval of the Plan by our stockholders will also constitute stockholder approval of any such appointment and any such liquidating trust agreement. See "-Liquidating Trusts."

         At March 31, 2004, we and the Bank had approximately $1.476 million in cash that will not be acquired by MFB, and liabilities that will not be assumed by MFB of approximately $733,509 million. In addition to satisfying the liabilities reflected on our balance sheet, we anticipate using cash in the next several months for a number of items, including, but not limited to, the following:

•	ongoing operating, overhead and administrative expenses;

•	extension of our directors' and officers' liability insurance;

•	expenses incurred in connection with the liquidation of our remaining assets;

•	employees' severance, retention, retirement and related costs; and

•	professional, legal, accounting, consulting, and brokers' fees.

         We are currently evaluating the market value of our non-cash assets that are excluded from the transaction with MFB. At the present time, however, we are not able to predict whether sales proceeds from our remaining assets will differ materially from amounts recorded for those assets on our balance sheet, in part because approximately $2.2 million of the excluded assets are in the custody of the U.S. Government pending the prosecutions of certain individuals involved in the Bank's unauthorized and fraudulent loans matter. The $2.2 million of assets is comprised of approximately $1.6 million of real estate, with the remainder comprised of the cash proceeds of seized assets. No assurance can be given as to when or if such assets will be returned to us. Assuming our receipt of these assets, based upon management's current estimates of anticipated asset liquidation values of such assets and our other remaining assets and anticipated expenses and reserves needed through final dissolution and distribution, we currently believe that the amount that may ultimately be distributed to our stockholders will be between $7.00 and $8.50 per share of common stock. On June 30, 2004, the closing price of our common stock on the Nasdaq SmallCap Market was $6.05.

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         The range of $7.00 to $8.50 per share represents our best present estimate of the amount of cash that will be available for distribution to stockholders following liquidation of assets, satisfaction of liabilities, final closeout and dissolution expenses and an adequate reserve for contingencies. However, we presently are not able to predict the precise nature, amount or timing of distributions, due to a number of factors, and it is possible that our stockholders may receive substantially less than we presently anticipate or nothing at all. See "Risk Factors-The Amount We Will Ultimately Distribute to Our Stockholders is Uncertain."

         For the background of events that led to our board's approval of the transaction with MFB and adoption of the Plan, as well as the reasons for such approvals, see "Proposal I. To Approve the Sale of Substantially All of the Bank's Assets to MFB Financial-Background of Transaction," and "-Reasons for the Transaction; Recommendation of Our Board of Directors."

         Our board of directors has unanimously adopted the Plan in accordance with its terms and unanimously recommends that stockholders vote FOR approval of the Plan.

Principal Aspects of Our Plan

         Our Plan will become effective only if the Plan and the transaction with MFB are both approved at the special meeting by the affirmative vote of the holders of a majority of the outstanding shares of our common stock, and then only if the transaction with MFB is subsequently consummated. As soon as practicable following the consummation of the transaction with MFB, we expect to file a certificate of dissolution with the Secretary of State of the State of Delaware. Unless otherwise stated in the certificate of dissolution, the certificate of dissolution will become effective upon its filing and the Company will be legally dissolved. Pursuant to Delaware law, the Company will continue to exist for three years after effectiveness of the dissolution, or for such longer period as the Delaware Court of Chancery directs, for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against the Company, and enabling us to gradually settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized or any other business. Any legal action commenced by or against us during the three-year dissolution period will not terminate by reason of the expiration of the period.

         Under Delaware law, during the three-year period following dissolution, the directors of a corporation continue in their capacities as directors and have the responsibility for carrying out the dissolution procedures required by law. Thus, during the three-year period following dissolution, it is the directors who must undertake such actions as may be necessary for the winding-up of the corporations affairs and the prosecution or defense of any suits in which it is involved.

         Under Delaware law, in the course of winding up, a corporation does not experience a fundamental change in structure or organization but instead alters the focus of its activities. During the three-year period following dissolution, the corporation functions exactly as it had functioned before dissolution, with the important qualification that its powers are limited to closing its affairs and do not extend to carrying on the business for which it was established. Nevertheless, a dissolved corporation may continue conducting such business if it is necessary or incidental to the winding-up of the corporations affairs. Thus, during the winding-up of its affairs, a dissolved corporation may serve as a repository of title, dispose of its goodwill and trademarks, insure its property, participate in arbitration proceedings incident to the winding-up process and employ lawyers to defend suits brought against it in dissolution.

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         At the expiration of the initial three-year period, the dissolved corporation no longer has a legal existence under Delaware law, and its directors and officers no longer have any power to act on its behalf, unless there is still pending litigation or the Court of Chancery has ordered an extension of the winding-up period. Under Delaware law, the corporations existence automatically extends beyond the three-year period if litigation that is commenced before the expiration of the three-year period is still pending. The automatic extension continues until any judgments or orders in such pending litigation have been fully executed.

         Once the certificate of dissolution is filed and the Plan is effective, the steps taken to wind up our affairs as described below will be completed at such times as our board of directors, in its absolute discretion, deems necessary, appropriate or advisable to maximize the value of our assets upon liquidation; provided that such steps may not be delayed longer than is permitted by applicable law.

         We will distribute pro rata to our stockholders, in cash or in-kind, or sell or otherwise dispose of, all our property and assets. This liquidation is expected to commence as soon as practicable after we file our certificate of dissolution and to be concluded within a period of approximately three years by a final liquidating distribution, either directly to our stockholders or to one or more liquidating trusts. See "-Sale of Remaining Assets."

         Although no assurance can be given, subject to the payment or the provision for payment of our indebtedness and other obligations, commencing in the first quarter of calendar year 2005 we expect to distribute from time to time pro rata to the holders of our common stock any cash on hand, together with the cash proceeds of any sales of our remaining assets. While the Plan permits us to distribute non-cash assets to our stockholders, we do not anticipate making such non-cash distributions. We intend to establish a reserve, referred to as the contingency reserve, in an amount determined by our board of directors to be sufficient to satisfy actual and potential liabilities, expenses, and obligations. See "-Contingency Reserve." The net balance, if any, of the contingency reserve remaining after payment, provision, or discharge of all of our liabilities, expenses, and obligations will also be distributed to our stockholders pro rata.

         Under Delaware law and the Plan, the Company will:

•	promptly after it has been dissolved, give notice of our dissolution to all persons having a claim against us and provide for the rejection of any such claims in accordance with Section 280 of the Delaware General Corporation Law;

•	offer to any contract claimant whose claim is contingent, conditional or unmatured, security in an amount sufficient to provide compensation to the claimant if the claim matures, and petition the Delaware Court of Chancery to determine the amount and form of security sufficient to provide compensation to any such claimant who rejects such offer;

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•	petition the Delaware Court of Chancery to determine the amount and form of security that would be reasonably likely to be sufficient to provide compensation for claims that are the subject of pending litigation against us, and claims that have not been made known to us at the time of our dissolution, but are likely to arise or become known within five years (or longer, in the discretion of the Delaware Court of Chancery, but in no event later than ten years following our dissolution);

•	pay, or make adequate provision for payment of, all claims made against us and not rejected, including all expenses of the sale of our assets and of our liquidation and dissolution provided for by the Plan;

•	post all security offered to claimants holding contingent, conditional or unmatured contractual claims and not rejected by such claimants and all security ordered by the Delaware Court of Chancery; and

•	pay, or make adequate provision for payment, of all other claims that are mature, known and uncontested or that have been finally determined to be owing by us.

Abandonment of Our Plan

         Under the Plan, our board of directors may modify, amend, or abandon the Plan, notwithstanding stockholder approval, to the extent permitted by Delaware law. If a proposed modification or amendment of the Plan would, in the sole judgment of our board of directors, materially and adversely affect the interests of our stockholders, we expect to submit the modification or amendment to our stockholders for approval. We may not amend or modify the Plan under circumstances that would require additional stockholder solicitations under Delaware law or the federal securities laws, unless we comply with the applicable provisions of such laws.

Sale of Remaining Assets

         The Plan gives our board of directors the authority to sell all of our remaining assets. Stockholder authorization of the Plan will constitute, to the fullest extent permitted by law, approval of our sale of any and all of our assets remaining following our dissolution, on such terms and conditions as our board of directors, in its absolute discretion and without further stockholder approval, may determine. We may conduct sales by any means, including by competitive bidding or private negotiations. The prices at which we will be able to sell our various assets will depend largely on factors beyond our control, including, without limitation, the supply and demand for such assets, changes in interest rates, the condition of financial markets, the availability of financing to prospective purchasers of the assets and regulatory approvals, and the net price that we receive will be reduced to the extent that we employ brokers to assist in the sale of our assets. In addition, we may not obtain as high a price for a particular asset as we might secure if we were not in liquidation.

Indemnification

         We will continue to indemnify our officers, directors, employees and agents in accordance with our certificate of incorporation for actions taken in connection with the Plan and the winding up of our affairs. Our obligation to indemnify such persons may be satisfied out of our remaining assets or the assets of any liquidating trust. Our board of directors and the trustees of any liquidating trust may obtain and maintain such insurance as they believe may be necessary, appropriate, or desirable to cover our indemnification obligations under the Plan. We intend to continue to maintain, at least until August 2008 directors' and officers' liability insurance. As part of our winding down, we expect to purchase a "tail" policy, for which we will prepay the premium to continue to maintain such insurance for claims made following the expiration of the then-current policy. Since our insurance policy may, depending upon the circumstances, require us to pay the initial amount of any liability incurred and then to pay the further costs of defending a claim, subject to reimbursement from the insurance carrier, we intend to provide for this contingency in the contingency reserve.

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Distributions to Stockholders

         Claims, liabilities and expenses from liquidation activities, including operating costs, salaries, income taxes, payroll and local taxes and miscellaneous office expenses, will continue to occur following approval of the Plan. We anticipate that expenses for professional fees and other expenses of dissolution will be significant. These expenses will reduce the amount of assets available for ultimate distribution to our stockholders.

         Our board of directors will determine, in its sole discretion and in accordance with applicable law, the timing of, the amount of, the kind of and the record dates for all distributions made to stockholders. Liquidating distributions will be made to stockholders on a pro rata basis based on the number of shares of common stock held. As noted under "-General," we presently are not able to predict the precise nature, amount or timing of distributions, due to a number of factors, and it is possible that our stockholders may receive substantially less than we presently anticipate or nothing at all. See also "Risk Factors-The Amount We Will Ultimately Distribute to Our Stockholders is Uncertain."

Our Conduct Following Adoption of the Plan

         Following dissolution, our activities will principally be limited to winding up our affairs, taking such actions, as we believe may be necessary, appropriate, or desirable to preserve the value of our remaining assets and liquidating our assets in accordance with the Plan in such manner and upon such terms as our board determines to be in the best interests of our stockholders. We anticipate that most of these activities will be conducted by our directors themselves, as the only employee expected to be retained for this purpose is Gregory J. Matthews, Chief Operating Officer and Acting Chief Financial Officer of the Company and the Bank. As described in "Proposal I. To Approve the Sale of Substantially All of the Bank's Assets to MFB Financial - Interests of Insiders in the Transaction," it is expected that Mr. Matthews will be employed by MFB for two months after the closing to assist MFB with various transitional matters, after which he will be employed by the Company for three months to assist the Company with the implementation of the Plan. Our board of directors may decide to utilize the services of one or more outsourcing firms for certain required functions, such as bookkeeping and financial statement preparation.

Contingency Reserve

         Under Delaware law, we generally are required, in connection with our dissolution, to pay or make reasonable provision for payment of our liabilities and obligations. Following the filing of our certificate of dissolution, we will pay all expenses and fixed and other known, matured and undisputed liabilities, and plan to set aside a contingency reserve, consisting of cash or other assets that we believe to be adequate for payment of other liabilities, as well as claims that are unknown or have not yet arisen but that, based on facts known to us, are likely to arise or become known to us within ten years after the date of our dissolution. We are currently unable to provide a precise estimate of the amount of the contingency reserve but any such amount (in addition to any cash contributed to any liquidating trust) will be deducted before the determination of amounts initially available for distribution to stockholders.

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         The actual amount of the contingency reserve will be based upon estimates and opinions of our board of directors, derived from consultations with management and outside experts if the board determines that it is advisable to retain such experts, and a review of, among other things, our estimated contingent liabilities and our estimated ongoing expenses, including, without limitation, anticipated salary and benefits payments, estimated legal and accounting fees, rent, payroll and other taxes, miscellaneous office expenses, and expenses accrued in our financial statements. Even if established, a contingency reserve may not be sufficient to satisfy all of our obligations, expenses and liabilities, in which case a creditor could bring a claim against one or more of our stockholders for each such stockholder's pro rata portion of the claim, up to the total amount distributed by us to that stockholder pursuant to the Plan.

         After the establishment of the contingency reserve, we may distribute to our stockholders any portions of the contingency reserve that we deem to be no longer required. In addition, after any liabilities, expenses and obligations for which the contingency reserve had been established have been satisfied in full, we will distribute to our stockholders any remaining portion of the contingency reserve.

Liquidating Trusts

         If our board of directors finds such action to be necessary, appropriate or desirable, we may, from time to time, transfer any of our remaining assets to one or more liquidating trusts established for the benefit of our stockholders. The purpose of any such liquidating trust would be to serve as a temporary repository for the trust property prior to its disposition or distribution to our stockholders, to distribute or sell such property on terms satisfactory to the liquidating trustee(s), and to distribute to our stockholders any net proceeds of such sale after paying any liabilities assumed by the trust.

         If all of our remaining assets, including the contingency reserve, are not sold or distributed to our stockholders prior to the third anniversary of the effectiveness of our dissolution, we will transfer any remaining assets to one or more liquidating trusts. However, to the extent that a distribution to our stockholders or transfer of any asset requires consent of a governmental authority, no such distribution or transfer will be effected without such consent. Any liquidating trust(s) acquiring unsold assets will assume all of our liabilities and obligations as well and will be obligated to pay any expenses and liabilities that remain unsatisfied. If the contingency reserve transferred to a liquidating trust is exhausted, such expenses and liabilities will be satisfied out of the liquidating trust's other unsold assets.

         The Plan authorizes our board of directors to appoint one or more individuals or entities, which may be one or more of its members or one or more of our officers, to act as trustee or trustees of the liquidating trust and to cause us to enter into a liquidating trust agreement with the trustee or trustees on the terms and conditions as may be approved by our board of directors. We anticipate that our board of directors will select the trustee or trustees on the basis of the experience of the individual or entity in administering and disposing of assets and discharging liabilities of the kind to be held by the liquidating trust, and the ability of the individual or entity to serve the best interests of our stockholders. Authorization of the Plan by our stockholders will also constitute the approval by our stockholders of any such appointment and any liquidating trust agreement.

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         If we utilize a liquidating trust, property would be transferred to one or more trustees, to be held in trust for the benefit of the stockholder beneficiaries subject to the terms of the applicable liquidating trust agreement. Immediately thereafter interests in the liquidating trust would be distributed to our stockholders. Each stockholder will be deemed to have received a liquidating distribution equal to such stockholder's pro rata share of the value of the net assets distributed to an entity that is treated as a liquidating trust for federal income tax purposes. Therefore, the distribution could result in tax liability to our stockholders as interest holders without a distribution of cash or other liquid assets or other means of realizing the value of such interests in order to provide funds to pay such taxes. Also, our stockholders, as the deemed owners of the liquidating trust, would be taxed on their respective pro rata shares of any income earned by the liquidating trust. See "- Material United States Federal Income Tax Consequences-Consequences to Stockholders."

         The transfer to the liquidating trust and distribution of interests therein to our stockholders would enable the Company to divest itself of the trust property and permit our stockholders to enjoy the economic benefits of ownership of such property. We anticipate that the interests would be evidenced only by the records of the liquidating trust, that there would be no certificates or other tangible evidence of such interests and that no holder of our common stock would be required to pay any cash or other consideration for the interests to be received in the distribution or to surrender or exchange shares of common stock in order to receive the interests, subject to our election to require the surrender of stock certificates. See "--Final Record Date." We also anticipate that interests in any liquidating trust would generally not be transferable.

         We have no present plans to use any liquidating trusts, except in the event that any of our assets are not sold or distributed to our stockholders prior to the third anniversary of the effectiveness of our dissolution. However, our board of directors believes the flexibility provided by the Plan with respect to the liquidating trusts to be necessary, advisable, and appropriate.

Potential Liability of Stockholders

         Under the Delaware General Corporation Law, in the event we fail to create an adequate contingency reserve, or should such contingency reserve and the assets held by any liquidating trusts be insufficient to satisfy the aggregate amount ultimately found payable in respect of our expenses and liabilities, each stockholder could be held liable for amounts due creditors. Your potential liability for any such claim against us would be limited to your pro rata share of such claim up to the actual amount previously distributed by us to you in connection with the dissolution. Your potential liability will remain until the Company ceases to exist under Delaware law (generally three years after filing the Company's certificate of dissolution).

         If we were held by a court to have failed to make adequate provision for our expenses and liabilities or if the amount ultimately required to be paid in respect of such liabilities exceeded the amount available from the contingency reserve and the assets of any liquidating trust, a creditor could seek an injunction against us to prevent us from making distributions under the Plan. Any such action could delay and substantially diminish any cash distributions to our stockholders.

Final Record Date

         We will close our stock transfer books and discontinue recording transfers of shares of our common stock on the final record date, expected to be the date on which the Plan becomes effective upon the filing of the certificate of dissolution. Accordingly, thereafter certificates representing shares of common stock will not be assignable or transferable on our books except by will, intestate succession or operation of law. After the final record date, we will not issue any new stock certificates, other than in connection with such permitted transfers or as replacement certificates. It is anticipated that no further trading of our shares on the Nasdaq Stock Market will occur after the final record date. All liquidating distributions on or after the final record date made by us or by a liquidating trust will be made to stockholders according to their holdings of common stock as of the final record date. Stockholders should not forward their stock certificates before receiving instructions to do so. If surrender of stock certificates should be required, any distributions otherwise payable by the Company or a liquidating trust to stockholders who have not surrendered their stock certificates may be held in trust for such stockholders, without interest, pending the surrender of such certificates (subject to escheat pursuant to the laws relating to unclaimed property). If a stockholder's certificate(s) evidencing his, her, or its common stock has been lost, stolen, or destroyed, the stockholder may be required to furnish us with satisfactory evidence of the loss, theft, or destruction, together with a surety bond or other indemnity, as a condition to the receipt of any distribution.

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         If we transfer assets to a liquidating trust, we anticipate that the interests in a liquidating trust will not be transferable, although no determination has yet been made. This determination will be made by our board of directors before the transfer of any unsold assets to the liquidating trust and will be based upon, among other things, our board of directors' estimate of the value of the assets being transferred to the liquidating trust, tax matters and the impact of compliance with applicable securities laws. Should the interests be transferable, we plan to distribute an information statement with respect to the liquidating trust at the time of the transfer of assets.

Reporting Requirements

         After the filing of our certificate of dissolution, in order to reduce our operating expenses, we intend to eliminate our public company reporting obligations by de-registering our common stock under the Securities Exchange Act of 1934, as amended, if we are able to do so under the rules of the Securities and Exchange Commission. At such time, we will cease filing quarterly, annual and current reports with the Securities and Exchange Commission. If we are unable to de-register our common stock, we plan to request an exemption from these financially burdensome requirements from the Securities and Exchange Commission. No assurance can be given as to when, if ever, the Securities and Exchange Commission may grant such an exemption, or the extent to which the Securities and Exchange Commission might require us to continue to comply with the reporting requirements if a partial exemption is granted.

         If we transfer assets to a liquidating trust, the liquidating trust may be required to comply with the periodic reporting and proxy requirements of the Securities Exchange Act of 1934. The costs of compliance with the requirements would reduce the amount that otherwise could be distributed to interest holders in the trust. Even if transferable, interests in any such trust are not expected to be listed on a national securities exchange or quotation system, and the extent of any trading market therein cannot be predicted. Moreover, the interests may not be accepted by commercial lenders as security for loans as readily as more conventional securities with established trading markets.

No Appraisal Rights

         Under Delaware law, the stockholders of a corporation that authorizes a plan of dissolution are not entitled to appraisal rights.

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Accounting Treatment

         The Bank's transaction with MFB will be treated as sales of assets and liabilities for accounting purposes. As a result, a gain or loss will be recognized in the statement of operations and the related balance sheet accounts will be removed from our balance sheet. Statements of operations for future periods will not include results of operations relating to those assets and liabilities after the effective date of the sales.

         Upon the filing of our certificate of dissolution, we will change our basis of accounting from the going-concern basis to the liquidation basis. Under the liquidation basis of accounting, assets are stated at their estimated net realizable values and liabilities are stated at their anticipated settlement amounts. Recorded liabilities will include the estimated costs associated with carrying out our Plan. A statement of net assets in liquidation will summarize the estimated asset and liability amounts and will present the estimated net assets in liquidation per outstanding share of common stock. Valuations presented in the statement will represent managements estimates, based on present facts and circumstances, of the net realizable values of assets and costs required to carry out the Plan.

         The valuation of assets and liabilities will necessarily require many estimates and assumptions and there will be substantial uncertainties in carrying out the provisions of our Plan. Ultimate values of assets and settlement amounts for liabilities are expected to differ from estimates recorded in interim statements. Accordingly, it is not possible to predict with certainty the aggregate net values ultimately distributable to stockholders. See also "Risk Factors - The amount we will ultimately distribute to our stockholders is uncertain."

Material United States Federal Income Tax Consequences

         General. Unless otherwise noted below, the following discussion is a general summary of the federal income tax consequences that may result from the dissolution and liquidation of the Company and the distribution of our assets to stockholders pursuant to the Plan. This summary is based on the provisions of the Internal Revenue Code as currently in force, which are subject to change. Any such change may be applied retroactively.

         This summary does not discuss all aspects of federal income taxation that may be relevant to a particular stockholder or to certain types of persons subject to special treatment under federal income tax laws, such as corporations and non-U.S. persons, nor does it address any aspects of state, local, or foreign tax laws unless otherwise noted below. Because any distributions made pursuant to the Plan may occur at various times and in more than one tax year, no assurances can be given that the tax treatment described herein will continue to apply unchanged at the time of later distributions.

         We have not requested a ruling from the Internal Revenue Service ("IRS") nor obtained an opinion of counsel with respect to the anticipated tax treatment of the Plan. The following discussion has no binding effect on the IRS or the courts and assumes that we will dissolve and liquidate in accordance with the Plan. If any of the conclusions stated herein proves to be incorrect, the result could be increased taxation at the corporate and/or stockholder level, thus reducing the benefit to the stockholders and the Company from the liquidation. This summary does not address tax consequences that may vary with, or are contingent on, individual circumstances. Accordingly, this summary does not constitute legal advice to any stockholder.

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         WE RECOMMEND THAT EACH STOCKHOLDER CONSULT HIS OR HER PERSONAL TAX ADVISOR REGARDING THE SPECIFIC FEDERAL, STATE, AND LOCAL TAX CONSEQUENCES OF THE PLAN.

         Consequences to the Company. After the Plan becomes effective and until our dissolution is completed, we will continue to be subject to income tax on our taxable income. We expect to recognize gain on the proposed sale of the Banks assets to MFB and will recognize gain or loss from other sales of our property pursuant to the Plan. Upon distributions, if any, of property, other than cash, to stockholders pursuant to the Plan, we will recognize gain or loss as if such property was sold to stockholders at its fair market value. We currently have state net operating loss carryforwards and anticipate federal net operating loss carryforwards, which we expect to use to offset, either partially or fully, the income tax attributable to the gain recognized on the proposed sale of the Banks assets to MFB and other income realized upon sales of our other assets. The year in which various sales close may alter the imposition of income taxes on the Company because, if transactions do not close in the year anticipated, the realization of deferred tax assets could be less than anticipated. Moreover, although we expect to use our net operating loss carryforwards to offset our income, no assurance can be given that the IRS will agree with our determinations as to the amount and availability of such losses. If the IRS were to challenge our determinations and were successful in such challenge, this could result in more federal income tax to the Company and lower the amount of any liquidating distributions to the stockholders.

         Consequences to Stockholders. As a result of our dissolution, stockholders will recognize gain or loss equal to the difference between (i) the sum of the amount of any cash distributed to them and the fair market value (at the time of distribution) of any property distributed to them, and (ii) their adjusted tax basis for their shares. The adjusted tax basis in a stockholders shares will depend upon various factors, including the cost of the shares and the amount and nature of any liquidating distributions received from us with respect to the stock.

         It is possible that the Company will make more than one liquidating distribution, each of which will be allocated proportionately to each share of stock owned by stockholders. Gain will be recognized as a result of a liquidating distribution only to the extent that the aggregate value of the distribution and any prior liquidating distribution(s) received by a stockholder with respect to a share exceeds his or her tax basis for that share. Any loss generally will be recognized only when the final distribution from the Company has been received and then only if the aggregate value of all of the liquidating distributions with respect to a share is less than the stockholders tax basis for that share. Gain or loss recognized by a stockholder will be capital gain or loss, provided the shares are held as capital assets. Capital gains are long-term if the stock is held for more than 12 months. For individuals, the maximum federal income tax rate applicable to long-term capital gains currently is generally 15%. Deductions for capital losses, whether short-term or long-term, are subject to various limitations. If it were to be determined that distributions under the Plan were not liquidating distributions, the result could be treatment of distributions as dividends taxable at ordinary income tax rates if we were to have any earnings and profits for federal income tax purposes, determined either on an historic or a current year basis, for the year of distribution.

         Corporate stockholders should note that there is no preferential federal income tax rate applicable to capital gains for corporations under the Internal Revenue Code. Accordingly, all income recognized by a corporate stockholder pursuant to the dissolution and liquidation of the Company, regardless of its character as capital gains or ordinary income, will be subject to tax at the same federal income tax rate. However, a corporations deduction for capital losses is subject to limitations for federal income tax purposes.

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         In the unlikely event that we make any distribution of property other than cash, that distribution would be taxable in the same manner as a cash distribution, except that the fair market value of the distributed property would be used in determining the gain or loss attributable to the distribution. A stockholders tax basis in the distributed property immediately after the distribution will be the fair market value of such property as of the time of distribution. The gain or loss realized upon a stockholders future sale of that property will be measured by the difference between the stockholders tax basis in the property at the time of such sale and the sale proceeds.

         After the close of each taxable year during which a distribution has been made, we will provide stockholders and the IRS with a statement of the amount of cash distributed to them and our best estimate as to the value of the property, if any, distributed to stockholders during that year. There is no assurance that the IRS will not challenge our valuation. As a result of such a challenge, the amount of gain or loss recognized by a stockholder might be changed. Distributions of property other than cash to a stockholder could result in a stockholders tax liability exceeding the amount of cash that he or she received, requiring him or her to meet the tax obligations from other sources.

         If we transfer assets to a liquidating trust, beneficial ownership in the trust will be distributed to the stockholders. For federal income tax purposes, stockholders would be treated at the time of transfer as having received their pro rata share of assets transferred to the liquidating trust, reduced by the amount of known liabilities assumed by the liquidating trust or to which the assets are subject. That net amount would be treated as a taxable liquidating distribution. The liquidating trust itself should not be subject to tax. After formation of the liquidating trust, the stockholders must take into account, for federal income tax purposes each year, their allocable portion of any income, expense, gain or loss recognized by the trust. As a result of the transfer of property to the trust and ongoing operations of the trust, stockholders should be aware that they may be subject to tax, whether or not they have received any actual distributions from the liquidating trust with which to pay the tax.

         Backup Withholding. Unless a stockholder complies with certain reporting and/or certification procedures or is an exempt recipient under applicable provisions of the Internal Revenue Code and Treasury regulations thereunder, the stockholder may be subject to backup withholding tax with respect to any payments received under the plan of dissolution and stockholders liquidity. The current backup withholding rate is 28%. Backup withholding generally will not apply to payments made to some exempt recipients such as a corporation or financial institution or to a stockholder who furnishes a correct taxpayer identification number or provides a certificate of foreign status and provides certain other required information. If backup withholding applies, the amount withheld is not an additional tax, but is credited against the stockholders U.S. federal income tax liability.

STOCKHOLDER PROPOSALS

         We do not intend to hold our annual meeting of stockholders if the transaction with MFB is completed and we file our certificate of dissolution. If, however, we do hold our annual meeting of stockholders, stockholder proposals intended to be presented at that meeting were required to have been received by us at our main office, located at 2930 W. Cleveland Road, South Bend, Indiana 46628 by May 28, 2004 to be eligible for inclusion in our proxy statement and form of proxy for that meeting. To be considered for presentation at our next annual meeting of stockholders, if held, but not for inclusion in our proxy statement and form of proxy for that meeting, proposals must be received by us at least 90 days before the date of the meeting. If, however, less than 100 days' notice or prior public disclosure of the date of the next annual meeting, if held, is given or made to stockholders, proposals must instead be received by us by the tenth day following the day on which notice of the date of that meeting is mailed or public announcement of the date of that meeting is first made. If a stockholder proposal that is received by us after the applicable deadline for presentation at the next annual meeting, if held, is raised at that meeting, the holders of the proxies for that meeting will have the discretion to vote on the proposal in accordance with their best judgment and discretion, without any discussion of the proposal in our proxy statement for that annual meeting.

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WHERE YOU CAN FIND MORE INFORMATION

         Both we and MFB's parent, MFB Corp., are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and are required to file reports, proxy statements and other information with the Securities and Exchange Commission. You can retrieve copies of these filings from the Securities and Exchange Commission's website, at www.sec.gov. You can also inspect and copy these filings at the Public Reference Section of the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at l-800-SEC-0330 for further information about the public reference rooms. In addition, you can obtain copies of these filings from the Public Reference Section of the Securities and Exchange Commission, Washington, D.C. 20549, at prescribed rates.

         The Securities and Exchange Commission allows us to incorporate by reference into this proxy statement, which means we may disclose important information by referring you to other documents filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be a part of this proxy statement, except for any information superseded by information contained in, or incorporated by reference into, this proxy statement.

         This proxy statement incorporates by reference the following documents previously filed by the Company with the Securities and Exchange Commission, which contain important business and financial information about the Company:

  Annual Report on Form 10-KSB for the fiscal year ended June 30, 2003.

  Quarterly Reports on Form 10-QSB for the quarters ended September 30, 2003, December 31, 2003 and March 31, 2004.

  Current Reports on Form 8-K filed on December 18, 2003 and April 28, 2004.

This proxy statement is accompanied by copies of the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2003 and Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004.

         The Company undertakes to provide by first class mail, without charge and within one business day of receipt of any written or oral request, to any person to whom a copy of this proxy statement has been delivered, a copy of any or all of the documents referred to above which have been incorporated by reference in this proxy statement, other than exhibits to the documents, unless the exhibits are specifically incorporated by reference therein. Requests for copies should be directed to the Company at 2930 West Cleveland Road, South Bend, Indiana 46628, Attention: Gregory J. Matthews, Chief Operating Officer, at (574) 271-8300.

         You should rely only on the information contained or incorporated by reference in this proxy statement. No one has been authorized to provide you with information that is different from what is contained in or incorporated by reference in this proxy statement. The date of this proxy statement is July 1, 2004. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date. The mailing of this proxy statement shall not create any implication to the contrary.

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OTHER MATTERS

         Our board of directors is not aware of any business to come before the special meeting other than those matters described in this proxy statement. If, however, any other matter should properly come before the special meeting, our board of directors, as proxy for the stockholder, will act on such matter in accordance with its best judgment.

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APPENDIX A

PURCHASE AND ASSUMPTION AGREEMENT

by and between

MFB FINANCIAL

SOBIESKI BANK,

and

SOBIESKI BANCORP, INC.

April 25, 2004

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A-i
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A-ii
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A-iii
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Exhibit 2.02(a) Assignment and Assumption Agreement
Exhibit 3.01(a) Form of Corporate Warranty Deed
Exhibit 3.01(b) Form of Vendor's Affidavit
Exhibit 3.02(a) Bill of Sale and Assignment
Exhibit 3.10 Retirement Account Transfer Agreement
Exhibit 9.02(d)(15) Limited Power of Attorney

A-iv
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PURCHASE AND ASSUMPTION AGREEMENT

            This Purchase and Assumption Agreement ("Agreement") is made and entered into as of this 25th day of April, 2004, by and between Sobieski Bank ("Seller"), a federal savings association organized under the laws of the United States of America and having its home office in South Bend, Indiana, MFB Financial ("Buyer"), a federal savings bank organized under the laws of the United States of America and having its home office in Mishawaka, Indiana, and Sobieski Bancorp, Inc. ("Sobieski"), a Delaware corporation.

RECITALS

            WHEREAS, Buyer desires to acquire certain assets and assume certain liabilities of Seller and Seller desires to transfer to Buyer such assets and liabilities, all as described in more detail below (the "Transaction");

            WHEREAS, Buyer desires to operate the Home Office (as defined below) and Branch Offices (as defined below) of Seller as branches of Buyer;

            NOW THEREFORE, for and in consideration of the premises and the mutual agreements, representations, warranties and covenants herein contained, the parties, intending to be bound, hereby agree as follows:

Article I
DEFINITIONS

            Section 1.01 Definitions.  In addition to the terms defined elsewhere in this Agreement, as used herein, the following terms have the definitions indicated:

            "ACH Items" means automated clearing house debits and credits including social security payments, federal recurring payments, and other payments debited and/or credited to or from Deposit accounts pursuant to arrangements between the owner of the account and third party initiating the credits or debits.

            "APY" means Annual Percentage Yield as defined in Regulation DD, i.e., the total interest earned on a deposit, based on the interest rate and the frequency of compounding for a 365 day period, and expressed as a percentage.

            "APYE" means Annual Percentage Yield Earned as defined in Regulation DD.

            "Account Loans" are those savings account loans and NOW, checking and other transaction account lines of credit associated with Deposits domiciled at the Home Office and the Branch Offices which consist of (i) all loans secured solely by Deposits, if any, and (ii) any overdraft, checking balances or checking account line of credit loan balances, if any, together in each case with all Accrued Interest. The Account Loans as of March 31, 2004 are set forth on Exhibit A.

            "Accounts Receivable" means all accounts receivable reflected on Seller's books and records as of the close of business on the Closing Date, other than those which are part of the Excluded Assets.

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            "Accrued Interest" on any Account Loans or Loans means interest that is accrued but not received through the close of business on the Closing Date and on Deposits means interest that is accrued but unposted through the close of business on the Closing Date.

            "Affiliate" of a party means any person, partnership, corporation, association or other legal entity directly or indirectly controlling, controlled by, or under common control with that party.

            "Allowance" means the specific and general reserves applicable to the Loans as determined by Seller in accordance with GAAP. Such Allowance as of December 31, 2003 with respect to each Loan is set forth on the SB Allowance for Loan and Lease Loss Summary (and related Schedules A, B and C) attached hereto as Exhibit I.

            "Assets" means the Liquid Assets, Accounts Receivable, Real Estate, Fixed Assets, the Account Loans, the Loans, the Loan Documents, the Contracts, the Cash on Hand, the Records, the Safe Deposit Boxes, the Prepaid Expenses, and the Numbers.

            "Auto Receivable" means a Loan or installment sale contract arising from the purchase of, and secured by, an automobile or light-duty vehicle.

            "Branch Offices" means the branch offices of Seller located at 740 S. Walnut, South Bend, Indiana 46619 and at 23761 W. Western Ave. (SR2), South Bend, Indiana 46619.

            "Business Day" shall mean any Monday, Tuesday, Wednesday, Thursday, or Friday that is not a federal or Indiana state holiday generally recognized by federal savings associations.

            "Business Loan" means a term or revolving Loan to a commercial enterprise secured by personal property or a mixture of real and personal property, or unsecured.

            "Cash on Hand" means all petty cash, vault cash, and teller cash located at the Home Office and the Branch Offices.

            "Claims" means all rights, claims, demands and causes of action of Seller against third parties other than those relating to the Assets and the Liabilities acquired or assumed by Buyer.

            "Closing" and "Closing Date" shall have the meanings assigned to them in Section 4.01 of the Agreement.

            "Collection Account" means any account domiciled at the Home Office and Branch Offices through which Seller accepts payments or deposits for credit or deposit to another account domiciled at the Home Office and Branch Offices.

            "Construction Loan" means a Loan, the proceeds of which are intended to be used substantially to finance the construction of improvements on real property.

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            "Contracts" means the service and maintenance agreements, leases of personal and real property, data processing agreements, loan, pledge and security agreements relating to borrowings by Seller (other than from Sobieski), and any other agreements, licenses and permits to which Seller is a party listed on Exhibit B hereto; provided, however, that such contracts shall not include (1) any "employee benefit plans" as defined in Section 3(3) of ERISA maintained, administered or contributed to or by Seller or employment agreements to which the Seller is a party, including without limitation, the Sobieski Bancorp, Inc. Employee Stock Ownership Plan and Trust (the "Sobieski ESOP"), the Sobieski Bank of South Bend Savings Plan, the Sobieski Bank Indiana Financial Institutions Trust, any agreement relating to the Supplemental Executive Retirement Plan (the "SERPs"), the Fee Continuation Plan for Retired Directors (the "Fee Plan"), the Employment Agreement between Seller and Steven C. Watts, the Agreement and General Release with Thomas F. Gruber, (2) the Intrieve Master Agreement and related agreements, or (3) any insurance policies owned by Seller (collectively, the "Excluded Contracts"). All Excluded Contracts shall be retained by Seller and Buyer assumes no responsibility or liability with respect thereto.

            "Deposit or Deposits" means a deposit or deposits as defined in Section 3(l)(1) of the Federal Deposit Insurance Act ("FDIA") as amended, 12 U.S.C. Section 1813(l)(1), including without limitation the aggregate balances of all savings accounts with positive balances domiciled at the Home Office and Branch Offices, including accounts accessible by negotiable orders of withdrawal ("NOW" accounts), other demand instruments, Retirement Accounts, and all other accounts and deposits, together with Accrued Interest thereon, if any.

            "Encumbrances" means all mortgages, claims, charges, liens, encumbrances, easements, restrictions, options, pledges, calls, commitments, security interests, conditional sales agreements, title retention agreements, leases, and other restrictions of any kind whatsoever.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "Excluded Assets," including those assets listed on Exhibit F hereto, are defined in Section 2.01(c).

            "Excluded Liabilities" are defined in Section 2.02(e).

            "FDIC" means the Federal Deposit Insurance Corporation.

            "FHLB" means the Federal Home Loan Bank of Indianapolis.

            "Fed Funds Rate" means the rate for that day set forth opposite the caption "Federal Fund (Effective)" in the daily statistical release designated as "Composite 3:30 p.m. Quotations for U.S. Government Securities," or any successor publication, published by the Federal Reserve Bank of New York.

            "Fixed Assets" means all furniture, equipment, trade fixtures, ATMs, office supplies, sales material, and other tangible personal property owned or leased by Seller, located in or upon the Home Office and Branch Offices, and described on Exhibit C hereto.

            "GAAP" means generally accepted accounting principles consistently applied by Seller.

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            "Home Equity Loan" means a closed-end or revolving Residential Mortgage Loan secured by a Mortgage with no lower priority than a second priority on the applicable Mortgaged Property.

            "Home Office" means the home office of Seller located at 2930 W. Cleveland Road, South Bend, Indiana 46628.

            "IRA" means Individual Retirement Account.

            "IRS" means Internal Revenue Service.

            "Liabilities" means the liabilities defined in Section 2.02 hereof.

            "Liquid Assets" means all cash, cash equivalents, bonds and other investment securities (including FHLB stock) owned by Seller on the Closing Date, other than proceeds or earnings relating to the Excluded Assets. A list of such securities, bank accounts, cash management and time accounts at the FHLB, and bonds owned as of March 31, 2004 (including the book value thereof), is set forth in Exhibit D hereto.

            "Liquidation" means the voluntary liquidation of Seller and Sobieski.

            "Loan" and "Loans" means all the loans owned by Seller (other than Account Loans and loans included in the Excluded Assets), each of which is either a Construction Loan, a Residential Mortgage Loan, a Commercial Mortgage Loan, an Auto Receivable, a Business Loan or an Unsecured Loan, the Allowance maintained by Seller with respect to the Loans as of the close of business on the Closing Date, and all retained rights of Seller to service previously originated and sold loans. The Loans as of March 31, 2004 (inclusive of those set forth on Exhibit E-1) are described more fully in Exhibit E hereto (also known as the "Loan Schedules").

            "Loan Debtor" and "Loan Debtors" means an obligor or guarantor, including a third party pledgor, with respect to the Loan Documents relating to a Loan.

            "Loan Documents" mean, with respect to each Loan or Account Loan, the constituent documents relating thereto, including, without limitation, the loan application, appraisal report, title insurance policy, promissory note, deed of trust, loan agreement, security agreement, and guarantee, if any.

            "Material Adverse Effect" is defined in Section 5.04 hereof.

            "Mortgage" means a mortgage or deed of trust encumbering real property and, if applicable, fixtures and securing the obligations of a Loan Debtor with respect to a Loan.

            "Mortgaged Property" means real property encumbered by a Mortgage.

            "Numbers" means the telephone and facsimile numbers associated with the Home Office and the Branch Offices and the routing number 271274186 of the Seller used in connection with Deposits, upon approval from the Board of Governors of the Federal Reserve System ("FRB") of the transfer of this number to Buyer under the name MFB Financial.

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            "OREO" shall mean other real estate owned, as such real estate is classified on the books of Seller.

            "OTS" means the Office of Thrift Supervision.

            "Prepaid Expenses" means the prepaid expenses recorded or reflected on the books of Seller at the close of business on the Closing Date (including, without limitation, prepaid FDIC deposit premiums relating to the Deposits), but excluding any prepaid insurance listed or described on Exhibit G hereto.

            "Purchase Price" is defined in Section 2.01(b) hereof.

            "Purchase Price Reductions" means the difference between the book value, net of reserves, as of January 31, 2004, and the agreed upon purchase price for all Loans or groups of Loans as set forth on Exhibit E-1 under the heading "Purchase Price Reductions" on that Exhibit E-1.

            "Real Estate" means the real estate, buildings and fixtures owned by Seller as of the date hereof described in Exhibit H attached hereto, upon and at which are located the Home Office and the Branch Offices.

            "Records" means (i) all open records and original documents, located at the Home Office and the Branch Offices or in centralized servicing areas pertaining to the Account Loans, the Loans, Collection Accounts, Safe Deposit Boxes, or Deposits all of which shall comply with all applicable laws, regulations, rules, and business practices with respect to the Account Loans, Loans, Collection Accounts, Safe Deposit Boxes, and Deposits acquired from Seller pursuant to this Agreement; and (ii) an account history of all accounts related to Deposits, Account Loans, Loans, Cash on Hand, Liquid Assets, and Safe Deposit Boxes. Records includes but is not limited to signature cards, customer cards, customer statements, legal files, pending files, all open account agreements, Account Loan agreements, Retirement Account agreements, Safe Deposit Box records, and computer records.

            "Recoveries" means all principal payments received on each Loan set forth on Exhibit E-1 from January 31, 2004 through the Closing Date.

            "Recurring Debit" means payments made directly from a Deposit account to a third party on a regularly scheduled basis pursuant to arrangements between the owner of the account and the third party receiving the payments directly.

            "Residential Mortgage Loan" means a Loan secured by a Mortgage on one-to four-unit residential real estate.

            "Retirement Accounts" means any Deposit account, generally known as IRAs, Keoghs or SEPs, maintained by a customer for the stated purpose of the accumulation of funds to be drawn upon at retirement.

            "Safe Deposit Boxes" means all right, title and interest of Seller in and to any safe deposit business conducted at the Home Office or the Branch Offices as of the close of business on the Closing Date.

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            "SAIF" means the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation.

            "TIN" means Taxpayer Identification Number.

            "Transactions" means the Purchase and Transfer contemplated by Articles II and III and the Liquidation.

            "Unfunded Commitment" means the commitment of Seller to fund additional advances under any Loan, Account Loan or under any new unfunded Loan commitment on and after the Closing Date.

            "Unsecured Loan" means a loan which is not secured by assets of the Loan Debtor or Loan Debtors or any third party.

            "Walnut Branch" is defined in Section 7.10 hereof.

Article II
TERMS OF PURCHASE

            Section 2.01 Assets.

            (a)   Purchase and Sale. At the Closing and subject to the terms and conditions set forth in this Agreement, Seller shall sell, convey, assign, and transfer to Buyer and Buyer shall purchase and acquire from Seller all of Seller's right, title, and interest in and to the Assets.

            (b)   Purchase Price. In consideration for the Assets acquired by Buyer under this Agreement, Buyer shall pay in cash to Seller an amount equal to $1,026,682 plus, as to any individual Loan on Exhibit E-1, a portion of the Purchase Price Reductions set forth on Exhibit E-1 determined by multiplying the Purchase Price Reductions with respect to such Loan times a number (not in excess of one (1)) equal to the Recoveries with respect to such Loan divided by the book value, before the Purchase Price Reductions as shown on Exhibit E-1, of such Loan as of January 31, 2004, minus (1) the positive difference, if any, between the cash surrender value of the insurance policies purchased to provide benefits from which to satisfy obligations of Seller under the SERPs and under the Fee Plan and the amount of liability accrued for the SERPs and the Fee Plan as of close of business on the Closing Date, all as prescribed by GAAP, minus (2) the book value of any prepaid insurance on Seller's books as of the close of business on the Closing Date; and minus (3) any contributions made by Seller to the Sobieski ESOP between the date hereof and the Closing Date, and Buyer shall assume the Liabilities described in Section 2.02 hereof (the "Purchase Price") on the Closing Date. To the extent any Loan is converted to OREO between the date hereof and the Closing Date, such OREO shall not be purchased by Buyer and the Purchase Price shall be reduced by the book value of any such converted Loan at the time the real estate securing the Loan becomes OREO, net of the Allowance established with respect to such Loan as of March

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31, 2004. With respect to the groups of loans set forth on Exhibit E-1, as of the Closing Date the parties shall determine the dollar amount of the Purchase Price Reductions applicable to those groups (based on increases or decreases in the Loans in those categories after the date hereof) and applying the same percentages used to compute the Purchase Price Reductions for those categories of Loans set forth on Exhibit E-1. To the extent that amount of Purchase Price Reductions exceeds the amount set forth on Exhibit E-1 for such categories of Loans, the Purchase Price shall be reduced. To the extent that amount of Purchase Price Reductions is less than the amount set forth on Exhibit E-1, for such categories of Loans, the Purchase Price shall be increased. If the Purchase Price calculated under this Section 2.01(b) is negative, Seller shall pay in cash to Buyer such amount at the Closing.

            (c)   Excluded Assets. It is understood and agreed that Seller shall retain, and Buyer shall not acquire, any right or interest in any of the following assets: (i) the loans, accounts receivable, other assets and OREO as of January 31, 2004 listed on Exhibit F; (ii) Loans that are converted to OREO between the date hereof and the Closing Date; (iii) insurance policies including, without limitation, the cash surrender value thereof, prepaids, refunds and other entitlements relative thereto; (iv) the Claims; (v) the real estate, buildings and fixtures for the Walnut Branch to the extent such real estate is not purchased by Buyer at the Closing pursuant to Section 7.10 hereof; and (vi) the proceeds, earnings and reinvestments relating to items (i)-(iv) for which separate accounts are and will be maintained by Seller inclusive of $546,797 contained therein as of March 31, 2004 (collectively, the "Excluded Assets").

            Section 2.02 Liabilities.  Subject to the terms and conditions of this Agreement, Buyer, on the Closing Date, shall assume and agree to pay, discharge and perform when lawfully due, the following obligations debts and liabilities (the "Liabilities").

            (a)   Deposits and Contracts. Each liability for the payment and performance of Seller's obligations on the Deposits and the Contracts in accordance with the terms of such Deposits and Contracts in effect on the Closing Date, pursuant to the form of Assignment and Assumption Agreement attached to this Agreement as Exhibit 2.02(a).

            (b)   Assumption of Loans and Account Loans. Subject to the terms and conditions hereof, on the Closing Date, Buyer shall assume all obligations and duties of Seller under and pursuant to the Loan Documents, including, without limitation, the obligation to fund Unfunded Commitments, pursuant to the Assignment and Assumption Agreement attached hereto as Exhibit 2.02(a).

            (c)   Financial Statement Liabilities. Each legally enforceable debt, liability, and obligation of Seller as to which Seller is not in default on the Closing Date set forth or disclosed in the Sobieski Financial Statements (as defined in Section 5.03 hereof) to the extent such obligations remain unpaid on the Closing Date, including without limitation, the Seller's obligations to the FHLB, and obligations under related pledge and security agreements, other than any obligations with respect to the Excluded Contracts and other than Excluded Liabilities.

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            (d)   Ordinary Course Obligations. Each other legally enforceable obligation of Seller as to which Seller is not in default on the Closing Date incurred by Seller in the ordinary, regular and usual course of Seller's business from December 31, 2003 through the Closing Date, other than any obligations with respect to Excluded Contracts and other than Excluded Liabilities.

            (e)   Excluded Liabilities. It is understood and agreed that Buyer shall not assume or be liable for (1) any contingent debts, obligations, or liabilities of Seller of any kind and nature whatsoever with respect to actions prior to or after the Closing Date, other than the Contracts, including, but not limited to, any losses or liabilities due to or arising from forgery, fraud, defalcation, or any other improper act or omission, any tax or debt, any liability for unfair labor practices (such as wrongful termination or employment discrimination), any liability or obligation of Seller arising out of any threatened or pending litigation including without limitation the litigation described in the Seller's Disclosure Schedule, any liability with respect to personal injury or property damage claims, and any liability arising under Environmental Laws with respect to the Excluded Assets, (2) any expenses and liabilities of Seller resulting from the negotiation or consummation of this Agreement or the Transactions, including, without limitation, fees and expenses of counsel, accountants, investment bankers and any printing, proxy solicitation or mailing expenses relating to the Proxy Statement (as defined in Section 7.03 hereof), (3) any liabilities of Seller for federal, state, county or local income taxes on the Purchase Price, (4) any obligations of Seller or the Sobieski ESOP to Sobieski which obligations total $193,200 as of March 31, 2004, (5) any debt, liability or obligation of Seller arising after the Closing Date (other than those relating to the Liabilities), including any liabilities that may relate to actions of Seller prior to the Closing Date, or (6) any liability or obligation under the Excluded Contracts (collectively, the "Excluded Liabilities").

            Section 2.03 Adjustments.  It is understood that the books and records of the Seller may not be complete as of the Closing Date and that the exact amount of Recoveries, prepaid insurance, and other amounts comprising the Purchase Price may not have been included therein as of the Closing Date because items were not posted on the Closing Date, or for other reasons complete information with respect to such items was not otherwise available. The Purchase Price to be paid at Closing will be calculated as accurately as possible at the Closing Date based on the information then available. Within ten (10) days after the Closing Date, the Seller and the Buyer shall prepare a closing statement setting forth the payment required pursuant to Section 2.01(b) of this Agreement based on the complete information which should be available and the final posting of items which shall have occurred by such date. Each party shall provide the other party full access to its books and records to enable the other party to verify the final calculation of the Purchase Price. Within five (5) days after agreement by Buyer and Seller as to this final closing statement, the Buyer shall pay to the Seller or the Seller shall pay to the Buyer, as appropriate, the difference between the amount paid on the Closing Date and the amount required to be paid pursuant to the closing statement, with interest thereon from the Closing Date to the date of payment at the Fed Funds Rate.

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Article III
TRANSFER OF ASSETS

            Subject to the terms and conditions of this Agreement, on and as of the Closing Date, Seller shall assign, transfer, convey and deliver to Buyer the Assets as described in Section 3.01 through Section 3.10 of this Article III.

            Section 3.01 Real Estate.  All of Seller's right, title and interest on the Closing Date in and to the Real Estate, together with all of Seller's rights in and to all improvements thereon, and all easements associated therewith, which Real Estate shall be conveyed in an "AS IS" condition. Seller shall cause Corporate Warranty Deeds and Vendor's Affidavits in the form of Exhibit 3.01 (a) and (b) to be delivered to Buyer on the Closing Date with respect to the Real Estate to effect such transfer.

            Section 3.02 Fixed Assets.

            (a)   Seller is the lawful owner or lessee of the Fixed Assets, and on the Closing Date, Seller will assign to Buyer all right, title, and interest in and to the Fixed Assets free and clear of all Encumbrances other than the rights of lessors under leases. Seller shall cause a Bill of Sale and Assignment of such property in the form of Exhibit 3.02(a) to be delivered to Buyer on the Closing Date to effect such transfer.

            (b)   Exhibit C sets forth the Fixed Assets, including the tangible personal property situated at the Home Office and the Branch Offices including furniture, fixtures, equipment, and ATMs, which schedule identifies each item of such personal property with reasonable particularity, giving the net book value of such item on Seller's books and describing any Encumbrances thereon. Seller hereby agrees that the personal property to be delivered on the Closing Date shall be substantially the same as the personal property set forth on Exhibit C, ordinary wear and tear excepted provided, that in the event of material damage to the Fixed Assets, Seller shall have the option to repair or replace such Fixed Assets at Seller's sole cost and expense, resulting in a reduction in the Purchase Price for such cost and expense with all insurance proceeds to be retained by Seller as part of the Excluded Assets. Buyer hereby agrees that the Fixed Assets shall be delivered by Seller to Buyer in "as-is" condition, without representation and warranty of any kind except as otherwise specifically set forth in this Agreement, and taking into account ordinary wear and tear from the date of this Agreement through the Closing Date. Seller shall assign to Buyer any manufacturer or supplier warranty covering such Fixed Assets.

            Section 3.03 Loans and Account Loans.  All Loans and Account Loans as of the close of business on the Closing Date, as reflected on the books and records of Seller, including Accrued Interest thereon, shall be assigned to Buyer by Seller as of the close of business on the Closing Date pursuant to the Assignment and Assumption Agreement attached hereto as Exhibit 2.02(a).

            Section 3.04 Liquid Assets.  All Liquid Assets shall be assigned to Buyer by Seller pursuant to the Bill of Sale and Assignment attached hereto as Exhibit 3.02(a) as of the close of business on the Closing Date.

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            Section 3.05 Accounts Receivable.  All Accounts Receivable of Seller shall be transferred to Buyer pursuant to the Bill of Sale and Assignment attached as Exhibit 3.02(a) hereof as of the close of business on the Closing Date.

            Section 3.06 Cash on Hand.  At the Closing, Seller agrees to execute an assignment to Buyer effecting the transfer to Buyer of the Cash on Hand at the Branch Offices and the Home Office as of the close of business on the Closing Date, pursuant to the Bill of Sale and Assignment attached hereto as Exhibit 3.02(a).

            Section 3.07 Records and Numbers.  All Records related to the Assets transferred or Liabilities assumed by Buyer hereunder and all Numbers shall be delivered and assigned to Buyer as of the close of business on the Closing Date pursuant to the Bill of Sale and Assignment attached hereto as Exhibit 3.02(a).

            Section 3.08 Contracts.  All of Seller's right, title and interest at the close of business on the Closing Date in and to any Contracts of Seller pursuant to the Assignment and Assumption Agreement attached hereto as Exhibit 2.02(a).

            Section 3.09 Prepaid Expenses.  All of Seller's right, title and interest as of the close of business on the Closing Date in and to the Prepaid Expenses pursuant to the Bill of Sale and Assignment attached hereto as Exhibit 3.02(a).

            Section 3.10 Retirement Accounts.  With regard to each Retirement Account all of the Seller's right, title and interest in and to the related plan or trustee arrangement, and in and to all assets held by Seller pursuant thereto, pursuant to the Retirement Account Transfer Agreement attached hereto as Exhibit 3.10. Pursuant to the terms of such Transfer Agreement, Buyer agrees to assume all of the fiduciary relationships of Seller arising out of any Retirement Accounts assigned to Buyer pursuant to this Section 3.10, and with respect to such accounts, Buyer shall assume all of the obligations and duties of Seller as fiduciary and succeed to all such fiduciary relationships of Seller as fully and to the same extent as if Buyer had originally acquired, incurred, or entered into such fiduciary relationships. Notwithstanding anything in this Agreement to the contrary, however, Buyer will not assume or be responsible for any act or failure to act of Seller in connection with such Retirement Accounts on or prior to the Closing Date.

            Section 3.11 Allocation.  The Buyer and Seller agree that the allocation of the purchase price will be made based on the relative fair market value of the assets and liabilities acquired, as required by Section 1060 of the Internal Revenue Code of 1986, as amended, and agree to utilize such allocation for federal income tax purposes. Such allocation will be consistently reflected by each party on their federal income tax returns and similar documents, including, but not limited to, Internal Revenue Service Form 8594. Neither party shall file any document or assert any position that conflicts or is inconsistent with such allocation, and each party agrees to inform the other promptly upon receipt of any communication from (or forwarding any communication to) the Internal Revenue Service relating to Form 8594. Each party shall cooperate fully with the other in filing Form 8594.

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            Section 3.12 Destruction of Property.  Seller will give Buyer prompt written notice of (a) any material fire or casualty on any of the Assets, and (b) any actual or threatened condemnation of all or any part of any of the Real Estate. Upon receipt of such notice, Buyer may, in its sole and exclusive discretion, within fourteen (14) days of receipt of such notice, elect either to: (x) close this transaction, excluding herefrom the personal property or real property in question and deducting from the Purchase Price an amount equal to Seller's financial reporting book value thereof; or (y) elect to close this transaction, including therein the personal property or real property in question, in which event Seller shall (i) assign, transfer and set over unto Buyer all right, title and interest Seller has in and to any condemnation award, casualty award, insurance policy, insurance payment, or any manner of payment whatever in any way related to the condemnation or casualty, and (ii) in the event of a casualty, extend Buyer a credit against the Purchase Price in the amount of any deductible carried under any policy of insurance; provided, however, that in the event of a material fire or casualty affecting any Branch Office or the Home Office, Buyer may in its sole discretion, within fourteen (14) days of receipt of such notice, elect to terminate this Agreement, in which event neither party shall have any further liability or obligation to the other. For purposes hereof a "material fire or casualty" is one which is reasonably estimated by Buyer to cost more than ten thousand dollars ($10,000) to repair.

Article IV
CLOSING

            Section 4.01 Closing Date.  The closing ("Closing") under this Agreement shall be held at such time and place as shall be mutually agreeable to the parties, as promptly as practicable and no later than 10 days after the fulfillment or waiver of all the terms and conditions contained in Article IX of this Agreement.

            The date on which the Closing is to be held is herein called the "Closing Date." The Closing shall be deemed to occur at 11:59 p.m. Eastern Standard Time on the Closing Date, and the Home Office and Branch Offices will close for business at 3:00 p.m. Eastern Standard Time on the Closing Date.

            Section 4.02 Closing Payment.  The cash amount owed to Seller by Buyer pursuant to Section 2.01(b) will be made by Buyer to Seller by wire transfer in immediately available funds on the Closing Date; provided, however, that if the Purchase Price is negative, Seller shall pay to Buyer such amount by wire transfer in immediately available funds.

            Section 4.03 Deliveries by Seller.  At or prior to the Closing, Seller shall deliver to Buyer the documents set forth in Section 9.02(d) of this Agreement.

            Section 4.04 Deliveries by Buyer.  At or prior to the Closing, Buyer shall deliver to Seller the documents set forth in Section 9.01(c) of this Agreement.

Article V
REPRESENTATIONS AND WARRANTIES OF SELLER AND SOBIESKI

            On or prior to the date hereof, Seller and Sobieski have delivered to Buyer a schedule ("Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either (i) in response to an express disclosure requirement contained in a

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provision hereof or (ii) as an exception to one or more representations or warranties contained in this Article V or to one or more of Seller's covenants contained in Article VII.

            Seller and Sobieski jointly and severally represent and warrant to Buyer, as follows:

            Section 5.01 Organization and Authority.  Seller is a federal savings association duly organized, validly existing, and in good standing (to the extent applicable) under the laws of the United States of America with full power and authority to carry on its business as now being conducted and to own and operate the properties which it owns and/or operates, including the Home Office and the Branch Offices. Seller has no direct or indirect subsidiaries. The execution, delivery, and performance by Seller and Sobieski of this Agreement are within their corporate power and have been duly authorized by all necessary corporate action on their part, except for the approval by Sobieski's shareholders. This Agreement has been duly executed and delivered by Seller and Sobieski and constitutes the valid and legally binding obligation of each of them, enforceable against each of them in accordance with its terms, subject to bankruptcy, receivership, insolvency, reorganization, moratorium or similar laws affecting or relating to creditors' rights generally and subject to general principles of equity.

            Section 5.02 Conflicts; Defaults.  Except as may be set forth in the Disclosure Schedule, neither the execution and delivery of this Agreement by Seller and Sobieski, nor the consummation of the Transactions will (i) conflict with, result in the breach of, constitute a default under or accelerate the performance required by, any order, law, regulation, contract, instrument or commitment to which Seller or Sobieski is a party or by which it is bound, which breach or default would have a material adverse effect on Seller's interests in the Assets or the ability of Seller to consummate the transactions contemplated hereby, (ii) violate the charter or bylaws of Seller or Sobieski, (iii) require any consent, approval, authorization or filing under any law, regulation, judgment, order, writ, decree, permit, license or agreement to which Seller or Sobieski is a party, or (iv) require the consent or approval of any other party to any material contract, instrument or commitment to which Seller or Sobieski is a party, in each case other than any required OTS approval of the Transactions and the approval by Sobieski's shareholders of this Agreement and the Transactions.

            Section 5.03 Financial Information.   The consolidated balance sheets of Sobieski as of June 30, 2003 and June 30, 2002, and related consolidated income statements and statements of changes in shareholders' equity and of cash flows for the two years ended June 30, 2003, together with the notes thereto, included in Sobieski's Form 10-KSB for the fiscal year ended June 30, 2003, as currently on file with the Securities and Exchange Commission ("SEC"), and the periodic financial statements for the three months and the six months ended December 31, 2003, together with the notes thereto included in Sobieski's Form 10-QSB for the quarter ended December 31, 2003 as currently on file with the SEC, and Sobieski's periodic financial statements for the quarter ended March 31, 2004, attached hereto as Exhibit 5.03 (collectively, the "Sobieski Financial Statements"), copies of which have been provided to Buyer, have been prepared in accordance with GAAP (except as may be disclosed therein, and in the case of interim statements, for the absence of footnotes and normal year end adjustments and except for any additional adjustments that may be required with respect to the Excluded Assets described in Section 2.01(c)(i) hereof) and fairly present in all material respects the consolidated financial position and the consolidated results of operations, changes in shareholders' equity and cash

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flows of Sobieski as of the dates and for the periods indicated (except for any additional adjustments that may be required with respect to the Excluded Assets described in Section 2.10(c)(i) hereof). All filings made by Sobieski with the SEC after the date hereof shall be true, accurate and complete in all material respects as of the dates of such filings.

            Section 5.04 Absence of Changes.   Except as set forth in the Disclosure Schedule, since March 31, 2004, no events or transactions have occurred which have resulted in a Material Adverse Effect on Seller. For purposes of this Agreement, "Material Adverse Effect" means any effect that is both material and adverse to a party's operation or business other than (A) the effects of any change attributable to or resulting from changes in economic conditions, laws, regulations or accounting guidelines applicable to depository institutions generally or in general levels of interest rates, (B) losses incurred on the disposition of the Excluded Assets, (C) losses incurred in the ordinary course of business, (D) run-off in Deposits or (E) employee terminations after announcement of this Agreement.

            Section 5.05 Title to Properties.   Except as may be disclosed in the Disclosure Schedule, (i) Seller has good, marketable and insurable title, free and clear of all Encumbrances (except taxes which are a lien but not yet payable and Encumbrances reflected in the Sobieski Financial Statements and easements, rights-of-way, and other restrictions which do not have a Material Adverse Effect on the Seller) to the Real Estate; (ii) all leasehold interests for any material personal property used by Seller in its business are held pursuant to valid lease agreements; and (iii) all such properties comply in all material respects with all applicable private agreements, zoning requirements and other governmental laws and regulations relating thereto and there are no condemnation proceedings pending or, to the knowledge of Seller, threatened with respect to such properties.

            Section 5.06 Title to Assets Other Than Real Estate.  Seller is the lawful owner of and has good and marketable title to the Loans, Account Loans, Accounts Receivable, Liquid Assets, Cash on Hand, Prepaid Expenses, the Fixed Assets owned by it, and all Records, free and clear of all Encumbrances other than the lien of the FHLB. Delivery to Buyer of the instruments of transfer of ownership contemplated by this Agreement will vest in Buyer good and marketable title to any Loans, Account Loans, the Fixed Assets owned by it, Accounts Receivable, Liquid Assets, Cash on Hand, Prepaid Expenses, and all Records, free and clear of all Encumbrances, other than the lien of the FHLB.

            Section 5.07 Loans.  Seller represents and warrants as to each Loan that, except as may be set forth in the Disclosure Schedule:

            (a)   Seller is the sole owner and holder of the Loan and all servicing rights relating thereto. The Loan is not assigned or pledged (other than to the FHLB), and Seller has good and marketable title thereto. Seller has the full right, subject to no interest or participation of, or agreement with, any other party (other than to the FHLB), to sell and assign the Loan to Buyer, free and clear of any right, claim or interest of any person or entity (other than to the FHLB), and such sale and assignment to Buyer will not impair the enforceability of the Loan.

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            (b)   Except for any Unfunded Commitment, the full principal amount of the Loan has been advanced to the Loan Debtor, either by payment direct to him or her, or by payment made on his or her approval, and there is no requirement for future advances thereunder. The unpaid principal balance of each Loan and the amount of the Unfunded Commitment in each case as of March 31, 2004, is as stated on Exhibit E.

            (c)   Each of the Loan Documents is genuine, and each is the legal, valid and binding obligation of the maker thereof. All parties to the Loan Documents had legal capacity to enter into the Loan Documents and the Loan Documents have been duly and properly executed by such parties.

            (d)   All federal, state and local laws and regulations affecting the origination, administration and servicing of the Loans prior to the Closing Date, including without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws, have been complied with in all material respects. Without limiting the generality of the foregoing, Seller has in all material respects timely provided all disclosures, notices, estimates, statements and other documents required to be provided to the Loan Debtor under applicable law and has documented receipt of such disclosures, estimates, statements and other documents as required by law and prudent loan origination policies and procedures.

            (e)   The Loan Debtor has no rights of rescission, setoff, counterclaims, or defenses to the Loan Documents, except such defenses arising by virtue of bankruptcy, creditors rights laws, and general principles of equity.

            (f)   Except as set forth on Exhibit E, as of the date hereof, (i) no Loan is in default, nor, to Seller's knowledge, is there any event applicable to a Loan where with the giving of notice or the passage of time, would constitute a default; and (ii) no Loan is classified as substandard, doubtful, or loss or is on non-accrual status.

            (g)   Seller has not modified such Loan or waived any material provision of or default under such Loan or the related Loan Documents, except in accordance with its customary loan administration policies and procedures. Any such modification or waiver is in writing and is contained in the Loan file.

            (h)   Seller has taken all actions to cause each Loan secured by personal property to be perfected by a security interest having first priority or such other priority as is required by the relevant loan approval report for such Loan; and the collateral for each such Loan is owned by the Loan Debtor, free and clear of any Encumbrance except for the security interest in favor of Seller and any other Encumbrance expressly permitted under the relevant loan approval report.

            (i)   The Loan Debtor is the owner of all collateral for such Loan.

            Section 5.08 Residential and Commercial Mortgage Loans and Certain Business Loans.  Seller represents and warrants as to each Residential Mortgage Loan, Commercial Mortgage Loan and Business Loan that is secured in whole or in part by a Mortgage that:

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            (a)   The Mortgage is a valid first lien on the Mortgaged Property securing the related Loan (or a subordinate lien if expressly permitted under the relevant loan approval report), and the Mortgaged Property is free and clear of all Encumbrances having priority over the first lien of the Mortgage, except for liens for real estate taxes and special assessments not yet due and payable, easements and restrictions of record, and, in the case of a Home Equity Loan or a Mortgage securing a guarantee of a Business Loan, the permitted lien of the senior mortgage or deed of trust.

            (b)   The Mortgage contains customary provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure.

            (c)   Except as set forth in the Loan file, all of which actions were taken in the ordinary course of business, Seller has not (i) satisfied, canceled, or subordinated the Loan in whole or in part; (ii) released the Mortgaged Property, in whole or in part, from the lien of the Loan or (iii) executed any instrument of release, cancellation, modification, or satisfaction.

            (d)   To Seller's knowledge, all taxes, government assessments, insurance premiums, water, sewer, and municipal charges, and leasehold payments which previously became due and owing have been paid, or an escrow payment has been established in an amount sufficient to pay for every such item which remains unpaid. Seller has not advanced funds, or induced, solicited, or knowingly received any advance of funds by a party other than the Loan Debtor.

            (e)   To Seller's knowledge, there is no proceeding pending for the total or partial condemnation of the Mortgaged Property and the Mortgaged Property is undamaged by waste, earth movement, fire, flood, windstorm, earthquake, or other casualty.

            (f)   To Seller's knowledge, the Mortgaged Property is free and clear of all mechanics' liens or liens in the nature thereof, and no rights are outstanding that under law could give rise to any such lien.

            (g)   To Seller's knowledge, all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property, except as allowed by the Seller's underwriting guidelines.

            (h)   The Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury, and the Loan is not usurious.

            (i)   Each Loan for which private mortgage insurance was required by Seller under its underwriting guidelines is insured by a reputable private mortgage insurance

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company; each such insurance policy is in full force and effect; and all premiums due thereunder have been paid.

            (j)   There is in force a paid-up Lender's Title Insurance Policy respecting the Mortgaged Property issued by a reputable title insurance company in an amount at least equal to the outstanding principal balance of the related Loan. No claims have been made under such Lender's Title Insurance Policy, and Seller has not done, by act or omission, anything which would impair the coverage of such Lender's Title insurance Policy.

            (k)   There is in force for each Loan, a hazard insurance policy, including, to the extent required by applicable law, flood insurance, meeting the specifications of FNMA/FHLMC in the case of a Residential Mortgage Loan (other than Home Equity Loans). All such insurance policies contain a standard mortgagee clause naming the Seller and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Loan Debtor thereunder to maintain the hazard insurance policy at the Loan Debtor's cost and expense and, on the Loan Debtor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Loan Debtor's cost and expense, and to seek reimbursement therefor from the Loan Debtor. Seller has not engaged in, and has no knowledge of the Loan Debtor's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for therein, or the validity and binding effect of either.

            (l)   As to each Residential Mortgage Loan, the Mortgaged Property consists of a one- to four-family (including condominium or PUD projects that meet FNMA/FHLMC guidelines as warranted by Seller), owner-occupied primary residence second home or investment property.

            (m)   The Loan was originated and underwritten in the ordinary course of Seller's business and by an authorized employee of Seller.

            (n)   Neither (i) the information presented as factual concerning the income, employment, credit standing, purchase price and other terms of sale, payment history or source of funds submitted to Seller for the purpose of making the Loan, nor (ii) the information presented as factual in the appraisal with respect to the Mortgaged Property, contained, to Seller's knowledge, any material omission or misstatement or other material discrepancy at the time the information was obtained by Seller.

            (o)   All appraisals have been ordered, performed and rendered in accordance with the requirements of the underwriting guidelines of Seller and in compliance, in all material respects, with all laws and regulations then in effect relating and applicable to the origination of Loans, (i) which requirements include, without limitation, requirements as to appraiser independence, appraiser competency and training, appraiser licensing and certification, and the content and form of appraisals, and (ii) which laws and regulations include, without limitation, regulations promulgated by the OTS and amendments and changes thereto, as a result of FIRREA.

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            (p)   Substantially all of the Mortgaged Property is located in St. Joseph County, Indiana or contiguous counties.

            Section 5.09 Auto Receivables.  Seller represents and warrants to Buyer as to any Auto Receivable that:

            (a)   The Auto Receivable represents a bona fide sale or finance of the vehicle described therein to the vehicle purchaser or owner for the amount set forth therein;

            (b)   The vehicle described in the Auto Receivable has been delivered to and accepted by the vehicle purchaser and such acceptance shall not have been revoked;

            (c)   The security interest created by the Auto Receivable is a valid first lien in the motor vehicle covered by the Auto Receivable and all action has been taken to create and perfect such lien in such motor vehicle within such time following the date of the Auto Receivable as will afford first priority status;

            (d)   The down payment relating to such Auto Receivable has been paid in full by the vehicle purchaser in cash and/or trade as shown in such Auto Receivable and no part of the down payment consisted of notes or postdated checks.

            (e)   The statements made by the vehicle purchaser or owner and the information submitted by the vehicle purchaser or owner in connection with the Auto Receivable are true and complete to the Seller's best knowledge;

            (f)   Each Auto Receivable complies in all material respects with all applicable provisions of laws and regulation which are applicable to the transaction represented by the Auto Receivable.

            (g)   Seller has no knowledge of any circumstances or conditions with respect to the Auto Receivable, the related vehicle, the vehicle purchaser or owner, or vehicle purchaser's or owner's credit standing that can be expected to adversely affect Seller's security interest in the Auto Receivable.

            Section 5.10 Unsecured Loans.

            (a)   Except as set forth on Exhibit E-1, no Unsecured Loan has been charged-off under Seller's normal procedures within the past year.

            (b)   No such Unsecured Loan has been the subject of any bankruptcy since inception.

            Section 5.11 Allowance.   Except as set forth in the Disclosure Schedule, the Allowance shown on the Sobieski Financial Statements as of March 31, 2004, with respect to the Loans is, in the opinion of management of Seller, adequate as of such date under the requirements of GAAP to provide for possible losses on items for which reserves were made. To the best knowledge of Seller, the aggregate Loan balances outstanding as of March 31, 2004, in excess of

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the Allowance as of such date were, as of March 31, 2004, collectible in accordance with their respective terms.

            Section 5.12 Investments.   None of the investments reflected in the Sobieski Financial Statements as of March 31, 2004, and none of the investments made by Seller since March 31,2004, are subject to any restriction, whether contractual or statutory, which materially impairs the ability of Seller to dispose freely of such investment at any time, other than restrictions relating to the pledge of such investments for FHLB borrowings by the Seller, and each of such investments complies with OTS requirements concerning such investments.

            Section 5.13 Deposits.

            (a)   Seller has delivered to Buyer a true and complete copy of the account forms for all Deposits offered by Seller. Except as identified to Buyer by Seller in the Disclosure Schedule, all the accounts related to the Deposits are in material compliance with all applicable laws, orders and regulations, and to the knowledge of Seller, were originated in material compliance with all applicable laws, orders and regulations.

            (b)  Exhibit 5.13(b) is a true and correct schedule of the Deposits prepared as of the date indicated thereon (which shall be updated through the Closing Date), listing by category and the amount of such deposits, together with the amount of accrued but unpaid interest thereon. All Deposits are insured to the fullest extent permissible by the FDIC. Subject to the receipt of all requisite regulatory approvals, Seller has and will have at the Closing Date all rights and full authority to transfer and assign the Deposits without restriction. As of the date hereof, with respect to the Deposits:

            (1)   Subject to items returned without payment in full ("Return Items") and immaterial bookkeeping errors, all interest accrued or accruing on the Deposits has been properly credited thereto, and properly reflected on Seller's books of account, and Seller is not in default in the payment of any thereof;

            (2)   Subject to Return Items and immaterial bookkeeping errors, Seller has timely paid and performed all of its obligations and liabilities relating to the Deposits as and when the same have become due and payable, and the Deposits include none which is in default or exists by virtue of a default by Seller; and

            (3)   Subject to immaterial bookkeeping errors, Seller has administered all of the Deposits in accordance with applicable fiduciary duties and good and sound financial practices and procedures, and has properly made all appropriate credits and debits thereto; and

            (4)   None of the Deposits are subject to any Encumbrances or any legal restraint or other legal process, other than Account Loans or Loans, customary court orders, levies, and garnishments affecting the depositors, all of which Encumbrances (other than Account Loans or Loans) are described on Exhibit 5.13(b).

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            Section 5.14 Account Loans.

            (a)   Exhibit A is a true and correct schedule of all Account Loans, including the aggregate outstanding principal shown thereon, of the Seller as of the date indicated thereon (which shall be updated through the Closing Date) to be transferred to Buyer hereunder.

            (b)   Any and all Account Loans extended by the Seller and any extensions, renewals or continuations of such Account Loans were made in accordance with customary lending standards of the Seller in the ordinary course of business, and are secured by deposit accounts which constitute Deposits hereunder. Any Account Loans are evidenced by appropriate and sufficient documentation based upon customary and ordinary past practices of the Seller.

            (c)   All Account Loans have been made, in all material respects, in accordance with all applicable statutes and regulatory requirements.

            Section 5.15 Contracts.   The Disclosure Schedule lists or describes the following:

            (a)   Each loan and credit agreement, conditional sales contract, indenture or other title retention agreement or security agreement relating to money borrowed by Seller;

            (b)   Each guaranty by Seller of any obligation for the borrowing of money or otherwise (excluding any endorsements and guarantees in the ordinary course of business and letters of credit issued by Seller in the ordinary course of its business) or any warranty or indemnification agreement;

            (c)   Each agreement between Seller and any present or former officer or director of Seller (except for deposit or loan agreements entered into in the ordinary course of Seller's business);

            (d)   Each lease or license with respect to personal property involving an annual amount in excess of $10,000 or the Real Estate involving Seller, whether as lessee or lessor or licensee or licensor;

            (e)   The name and annual salary as of January 1, 2004, of each employee of Seller and any employment agreement or arrangement with respect to each such person; and

            (f)   Each agreement, loan, contract, lease, guaranty, letter of credit, line of credit or commitment of Seller not referred to elsewhere in this Section which (i) involves payment by Seller (other than as disbursement of loan proceeds to customers) of more than $10,000 annually or $25,000 in the aggregate over its remaining term unless, in the latter case, such is terminable within one (1) year without premium or penalty; (ii) involves payments based on profits of Seller; (iii) relates to the future purchase of goods or services in excess of the requirements of its respective business at current levels or for normal operating purposes; or (iv) were not made in the ordinary course of business.

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            (g)   Final and complete copies of each document, plan or contract listed and described in the Disclosure Schedule pursuant to this Section 5.15 have been provided to Buyer.

            Section 5.16 Tax Matters.   Seller has filed with the appropriate governmental agencies all federal, state and local income, franchise, excise, sales, use, real and personal property and other tax returns and reports required to be filed by it. Except as set forth in the Disclosure Schedule, Seller is not (a) delinquent in the payment of any taxes shown on such returns or reports or on any assessments received by it for such taxes; (b) aware of any pending or threatened examination for income taxes for any year by the IRS or any state tax agency; (c) subject to any agreement extending the period for assessment or collection of any federal or state tax; or (d) a party to any action or proceeding with, nor has any claim been asserted against it by, any court, administrative agency or commission or other federal, state or local governmental authority or instrumentality ("Governmental Authority") for assessment or collection of taxes. Seller, to the knowledge of Seller, is not the subject of any threatened action or proceeding by any Governmental Authority for assessment or collection of taxes. The reserve for taxes in the unaudited financial statements of Seller for the quarter ended March 31, 2004, is, in the opinion of management, adequate to cover all of the tax liabilities of Seller (including, without limitation, income taxes and franchise fees) as of such date in accordance with GAAP.

            Section 5.17 Employee Matters and ERISA.

            (a)   Except as may be disclosed in the Disclosure Schedule, Seller has not entered into any collective bargaining agreement with any labor organization with respect to any group of employees of the Seller and to the knowledge of the Seller there is no present effort nor existing proposal to attempt to unionize any group of employees of the Seller.

            (b)   Except as may be disclosed in the Disclosure Schedule, (i) the Seller is and has been in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, any such laws respecting employment discrimination and occupational safety and health requirements, and the Seller is not engaged in any unfair labor practice; (ii) there is no unfair labor practice complaint against Seller pending or, to the knowledge of Seller, threatened before the National Labor Relations Board; (iii) there is no labor dispute, strike, slowdown or stoppage actually pending or, to the knowledge of Seller, threatened against or directly affecting Seller; and (iv) Seller has not experienced any work stoppage or other such labor difficulty during the past five (5) years.

            (c)   Except as disclosed in the Disclosure Schedule, Seller is not a party to or bound by any contract for the employment, retention or engagement, or with respect to the severance, of any officer, employee, agent, consultant or other person or entity which, by its terms, is not terminable by Seller on thirty (30) days written notice or less without the payment of any amount by reason of such termination. A description of each such agreement which is in writing is included in the Disclosure Schedule.

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            Section 5.18 Environmental Matters.

            (a)   As used in this Agreement, "Environmental Laws" means all local, state and federal environmental, health and safety laws and regulations in all jurisdictions in which Seller has done business or owned, leased or operated property, including, without limitation, the Federal Resource Conservation and Recovery Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act, the Federal Clean Water Act, the Federal Clean Air Act, and the Federal Occupational Safety and Health Act.

            (b)   Except as may be disclosed in the Disclosure Schedule and based on the best knowledge, after reasonable investigation, of Seller, no activity or condition exists at or upon the Real Estate that violates the Environmental Laws in any respect material to the business of Seller and no condition has existed or event has occurred with respect to the Real Estate that, with notice or the passage of time, or both, would constitute a violation material to the business of Seller of Environmental Laws or obligate (or potentially obligate) Seller to remedy, stabilize, neutralize or otherwise alter the environmental condition of any of the Real Estate where the aggregate cost of such actions would be material to Seller. Except as may be disclosed in the Disclosure Schedule and based on the best knowledge, after reasonable investigation, of Seller, Seller has not received any notice from any person or entity that Seller or the operation or condition of any of the Real Estate is or was in violation of any Environmental Laws or that Seller is responsible (or potentially responsible) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on or beneath any such property.

            Section 5.19 No Undisclosed Liabilities. Seller does not have any material liability, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit or proceeding, hearing, charge, complaint, claim or demand against Seller giving rise to any such liability) required in accordance with GAAP to be reflected in an audited consolidated balance sheet of Seller or the notes thereto, except (i) for liabilities set forth or reserved against in the Sobieski Financial Statements as of June 30, 2003, (ii) for liabilities occurring in the ordinary course of business of Seller since June 30, 2003, (iii) liabilities relating to the possible sale of Seller or other transactions contemplated by this Agreement, and (iv) as may be disclosed in the Disclosure Schedule.

            Section 5.20 Litigation. Except as set forth in Exhibit 5.20, there is no action, suit, proceeding or investigation pending against Seller, or to the best knowledge of Seller, threatened against or affecting Seller, before any court or arbitrator or any governmental body, agency, or official involving a monetary claim for $25,000 or more or equitable relief (i.e., specific performance or injunctive relief). Seller is not aware of any facts that would reasonably afford a basis for any such action, suit, proceeding or investigation.

            Section 5.21 Performance of Obligations. Seller has performed in all material respects all obligations required to be performed by it to date under the Contracts, the Deposits, and the Loan

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Documents, and Seller is not in material default under, and no event has occurred which, with the lapse of time or action by a third party, could result in a material default under, any such agreements.

            Section 5.22 Compliance with Law. Seller has all licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business in all material respects and has conducted its business in compliance in all material respects with all applicable federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses. The Home Office and the Branch Offices comply with all applicable requirements of the Americans with Disabilities Act.

            Section 5.23 Brokerage. Except as may be disclosed in the Disclosure Schedule and with the exception of fees payable to Keefe Bruyette & Woods, Inc. ("KBW"), there are no existing claims or agreements for brokerage commissions, finders' fees, or similar compensation in connection with the transactions contemplated by this Agreement payable by Seller.

            Section 5.24 Interim Events. Except as provided in the Disclosure Schedule, since December 31, 2003, Seller has not paid or declared any dividend or made any other distribution to its sole shareholder or taken any other action which if taken after the date of this Agreement would require the prior written consent of Buyer under Section 7.06 hereof.

            Section 5.25 Records. The Records to be delivered to Buyer under Section 2.01(a) of this Agreement are and shall be sufficient to enable Buyer to conduct a banking business with respect thereto under the same standards as Seller has heretofore conducted such business.

            Section 5.26 Insurance. All material insurable properties owned or held by Seller are adequately insured by financially sound and reputable insurers in such amounts and against fire and other risks insured against by extended coverage and public liability insurance, as is customary with banks of similar size. The Disclosure Schedule sets forth, for each material policy of insurance maintained by Seller, the amount and type of insurance, the name of the insurer and the amount of the annual premium. All amounts due and payable under such insurance policies are fully paid, and all such insurance policies are in full force and effect.

            Section 5.27 Regulatory Enforcement Matters. Except as may be disclosed in the Disclosure Schedule, the Seller is not subject to, and has received no notice or advice that it may become subject to, any order, agreement or memorandum of understanding with any federal or state agency charged with the supervision or regulation of banks or engaged in the insurance of financial institution deposits or any other governmental agency having supervisory or regulatory authority with respect to Seller.

            Section 5.28 Community Reinvestment Act. Seller received a rating of "Satisfactory" in its most recent examination or interim review with respect to the Community Reinvestment Act. Seller has not been advised of any supervisory concerns regarding its compliance with the Community Reinvestment Act. To Seller's knowledge, there are no threatened or pending actions, proceedings, or allegations by any person or regulatory agency which may cause the OTS to deny or fail to issue any regulatory approval.

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            Section 5.29 Regulatory Approvals. The information furnished or to be furnished by Seller for the purpose of enabling Seller or Buyer to complete and file all requisite regulatory applications is or will be true and complete as of the date so furnished. There are no facts known to the Seller, which Seller has not disclosed to the Buyer in writing, which, insofar as Seller can now reasonably foresee, may have a material adverse effect on the ability of the Seller to obtain all requisite regulatory approvals or to perform its obligations pursuant to this Agreement.

            Section 5.30 Representations Regarding Financial Condition.

            (a)   Sobieski and Seller are not entering into this Agreement in an effort to hinder, delay or defraud their creditors.

            (b)   Sobieski and Seller are not insolvent and will not be rendered insolvent as a result of the Transactions.

            (c)   The Purchase Price and assumption of Liabilities represents fair and reasonable equivalent value for the Assets to be transferred and Liabilities to be assumed hereunder.

            (d)   Neither Seller nor Sobieski has any intention to file proceedings for bankruptcy or insolvency or for the appointment of a receiver, conservator, trustee, or guardian with respect to its business or assets.

            Section 5.31 Disclosure. No representation or warranty contained in this Article V and no statement or information relating to Seller or any Assets or Liabilities contained in (i) this Agreement (including the Schedules hereto), or (ii) in any certificate or document furnished or to be furnished by or on behalf of Seller to Buyer pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements made herein or therein, in light of the circumstances in which they were made, not misleading.

Article VI
REPRESENTATIONS AND WARRANTIES OF BUYER

            Buyer represents and warrants to Seller and Sobieski, as follows:

            Section 6.01 Organization and Authority. Buyer is a federal savings association duly organized, validly existing, and in good standing (to the extent applicable) under the laws of the United States of America with full power and authority to carry on its business as now being conducted and to own and operate the properties which it now owns and/or operates. The execution, delivery, and performance by Buyer of this Agreement are within Buyer's corporate power, have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by Buyer and constitutes the valid and legally binding obligation of Buyer, enforceable against it in accordance with its terms, subject to bankruptcy, receivership, insolvency, reorganization, moratorium or similar laws affecting or relating to creditors' rights generally and subject to general principles of equity.

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            Section 6.02 Conflicts; Defaults. Neither the execution and delivery of this Agreement by Buyer nor the consummation of the Transactions will (i) conflict with, result in the breach of, constitute a default under, or accelerate the performance required by, the terms of any order, law, regulation, contract, instrument or commitment to which Buyer is a party or by which Buyer is bound, (ii) violate the charter or bylaws of Buyer, (iii) require any consent, approval, authorization or filing under any law, regulation, judgment, order, writ, decree, permit or license to which Buyer is a party or by which Buyer is bound, other than the required regulatory approvals of the OTS and the approval by Sobieski's shareholders of this Agreement and the Transactions. Buyer is not subject to any agreement or understanding with any regulatory authority which would prevent or adversely affect the consummation by Buyer of the transactions contemplated by this Agreement.

            Section 6.03 Litigation. There is no action, suit, proceeding or investigation pending against Buyer, or to the knowledge of Buyer, threatened against or affecting Buyer, before any court or arbitrator or any governmental body, agency or official which alone or in the aggregate would, if adversely determined, adversely affect the ability of Buyer to perform its obligations under this Agreement or which in any manner questions the validity of this Agreement. Buyer is not aware of any facts that would reasonably afford a basis for any such action, suit, proceeding or investigation.

            Section 6.04 Regulatory Approvals. The information furnished or to be furnished by Buyer for the purpose of enabling Seller or Buyer to complete and file applications with the OTS is or will be true and complete as of the date so furnished. There are no facts known to the Buyer which, insofar as Buyer can now reasonably foresee, may have a material adverse effect on the ability of the Buyer to obtain all requisite regulatory approvals or to perform its obligations pursuant to this Agreement.

            Section 6.05 Community Reinvestment Act. Buyer received a rating of "Satisfactory" in its most recent examination or interim review with respect to the Community Reinvestment Act. Buyer has not been advised of any supervisory concerns regarding its compliance with the Community Reinvestment Act.

            Section 6.06 Financial Ability. Buyer has the financial ability to pay the Purchase Price for the Assets and assume the Liabilities as provided in this Agreement and, subject to obtaining the financing referred to in Section 9.02(g) hereof, will be "well capitalized" under OTS regulations at the Closing Date upon consummation of the Purchase and Transfer contemplated by this Agreement.

            Section 6.07 Financial Information. The consolidated balance sheets of MFB Corp. as of September 30, 2003 and September 30, 2002, and related consolidated income statements and statements of changes in shareholders' equity and of cash flows for the three years ended September 30, 2003, together with the notes thereto, included in MFB Corp.'s Form 10-K for the fiscal year ended September 30, 2003, as currently on file with the Securities and Exchange Commissions ("SEC"), and the periodic financial statements for the three months and the six months ended December 31, 2003, together with the notes thereto included in MF Corp.'s Form 10-Q for the quarter ended December 31, 2003 as currently on file with the SEC, copies of which have been provided to Buyer, have been prepared in accordance with GAAP (except as may be

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disclosed therein, and in the case of interim statements, for the absence of footnotes and normal year end adjustments) and fairly present in all material respects the consolidated financial position and the consolidated results of operations, changes in shareholders' equity and cash flows of MFB Corp. as of the dates and for the periods indicated.

            Section 6.08 Disclosure. No representation or warranty contained in this Article VI and no statement or information relating to Buyer contained in (i) this Agreement (including the Schedules hereto), or (ii) in any certificate or document furnished or to by furnished by or on behalf of Buyer to Seller pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements made herein or therein, in light of the circumstances in which they were made, not misleading.

Article VII
COVENANTS

            Section 7.01 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of Sobieski, Seller and Buyer agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Transactions as promptly as practicable and shall cooperate fully with the other party hereto to that end.

            Section 7.02 Shareholder Approval. Sobieski agrees, as soon as practicable after the date hereof, to take, in accordance with applicable law and its certificate of incorporation and by-laws, all action necessary to convene an appropriate meeting of its shareholders to consider and vote upon the approval and adoption of this Agreement and the Transactions. Sobieski's Board of Directors is recommending and, unless, after having consulted with and considered the advice of outside counsel and its financial advisor, has determined in good faith that to do so would result in a failure by the directors to discharge properly their fiduciary duties in accordance with Delaware law, Sobieski's Board of Directors will continue to recommend to the shareholders of Sobieski that they approve this Agreement and the Transactions and will take any other action required, to the extent consistent with its fiduciary duties, to permit consummation of the Transactions. Sobieski, as Seller's sole shareholder, has approved and adopted this Agreement.

            Section 7.03 Proxy Statement

            (a)   Sobieski agrees, as soon as practicable after the date hereof, to prepare a proxy statement (the "Proxy Statement") to be filed by it with the SEC relating to shareholder approval of this Agreement, and the Transactions. Sobieski agrees to permit Buyer and its counsel and advisors to review and comment on the Proxy Statement before it is filed with the SEC.

            (b)   Sobieski agrees, as to itself and Seller, on the one hand, and Buyer agrees, as to itself and its Affiliates, on the other hand, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to Sobieski's

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shareholders and at the time of the Sobieski shareholders' meeting, contain any untrue statement which, at the time and in the light of the circumstances under which such statement is made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any earlier statement in the Proxy Statement or any amendment or supplement thereto. Each of Sobieski and Buyer further agree that if it shall become aware prior to the Sobieski shareholders' meeting of any information that would cause any of the statements in the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other thereof and Sobieski shall take the necessary steps to correct the Proxy Statement.

            Section 7.04 Press Releases. Each of Sobieski, Buyer, and Seller agrees that it will not, without the prior approval of the other party, issue any press release or written statement for general circulation relating to the transactions contemplated hereby (except for any release or statement that, in the written opinion of outside counsel to such party, is required by law or regulation and as to which such party has used its best efforts to discuss with the other party in advance, provided that such release or statement has not been caused by, or is not the result of, a previous disclosure by or at the direction of such party or any of its representatives that was not permitted by this Agreement).

            Section 7.05 Access to Records and Information; Personnel; Customers.

            (a)   Upon reasonable advance notice, Seller shall afford to the officers and authorized representatives of Buyer full access during regular business hours to the offices, properties, books, contracts, commitments and records of Seller in order that Buyer may have full opportunity to make such investigations as it shall desire of the Deposits, Assets, Liabilities and the operations of the Branch Offices and the Home Office. The officers of Seller shall furnish Buyer with such additional financial and operating data and other information relating to the assets, properties and business of Seller as Buyer shall from time to time reasonably request. Seller shall consent, upon reasonable advance notice, to the review by the officers and authorized representatives of Buyer of the reports and working papers of Seller's independent auditors (upon reasonable advance notice to such auditors).

            (b)   Following the execution of this Agreement, Buyer may, at its own expense, be entitled to meet and communicate with, and deliver information, brochures, bulletins, press releases, and other communications to depositors, Loan and Account Loan borrowers and other customers of Seller concerning the Transactions and concerning the business and operations of Buyer; provided, however, that Seller shall be entitled to attend any such meetings and must approve any such written communications before they are sent, which approval shall not be unreasonably withheld.

            (c)   On a bi-weekly basis following the date hereof and through the Closing Date, Seller shall provide information to Buyer in a format reasonably acceptable to Buyer concerning the status of the following matters:

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            (1)   Any communication from or contacts by OTS or any other bank regulatory agencies concerning the status of Seller's supervisory agreement or any other regulatory matters affecting Seller or Sobieski as to which such bank regulatory agencies have jurisdiction;

            (2)   Information concerning the proceeds received upon the liquidation of the Excluded Assets, including documentary evidence of the liquidation of such Excluded Assets and the proceeds received therefor;

            (3)   Current information on the quality and performance of the Loans including information on the status of any delinquencies, information concerning refinancings and payments made on such Loans, and information indicating that any of the representations and warranties relating to the Loan in Schedule 5.07 are no longer accurate in any respect;

            (4)   Information concerning the total deposits and their weighted average interest rate and core deposits (any deposits other than certificates of deposit) and their weighted average interest rate of Seller; and

            Within 10 days following the conclusion of each fiscal quarter of Seller between the date hereof and the Closing Date, Seller shall provide Buyer updated Exhibits to this Agreement relating to Assets and Liabilities, reflecting changes therein since the execution of this Agreement.

            Within 10 days following the close of each month between the date hereof and the Closing Date, Seller shall provide Buyer with unaudited financial statements of Sobieski on a consolidated basis for such month prepared in accordance with GAAP.

            Upon request from time to time, prior to the Closing Date, Seller shall provide Buyer with information concerning the balances in the separate accounts related to the Excluded Assets referred to in Section 2.01(c) hereof, as well as the balances in the bank and FHLB accounts listed on Exhibit D hereof and the status of any other Assets, and information reconciling such balances since the last such disclosures made to Buyer with respect to such balances.

            Section 7.06 Operation in Ordinary Course. From the date hereof to the Closing Date, Seller shall: (a) not engage in any transaction affecting the Branch Offices, the Home Office, the Deposits, the Liabilities, or the Assets except in the ordinary course of business, and shall operate and manage its business in the ordinary course consistent with past practices; (b) use reasonable best efforts to maintain the Branch Offices and the Home Office in a condition substantially the same as on the date of this Agreement, reasonable wear and use excepted; (c) maintain its books of accounts and records in the usual, regular and ordinary manner; and (d) use reasonable best efforts to duly maintain compliance with all laws, regulatory requirements and agreements to which it is subject or by which it is bound. Without limiting the generality of the foregoing, prior to the Closing Date, Seller shall not, without the prior written consent of Buyer, which consent shall not be unreasonably withheld:

            (a)   fail to maintain the Fixed Assets and Real Estate in their present state of repair, order and condition, reasonable wear and tear and casualty excepted;

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            (b)   fail to maintain its books, accounts and records in accordance with GAAP;

            (c)   fail to charge off assets in accordance with GAAP on a timely basis;

            (d)   fail to comply in all material respects with all applicable laws and regulations relating to its operations;

            (e)   authorize or enter into any material contract or amend, modify or supplement any material contract relating to or affecting its operations;

            (f)   take any action, or enter into or authorize any transaction, other than in the ordinary course of business and consistent with past practice, relating to or affecting its operations;

            (g)   do any act which, or omit to do any act the omission of which, could cause a breach of any material contract, commitment or obligation relating to or affecting its operations;

            (h)   make any changes in its accounting systems, policies, principles or practices relating to or affecting its operations, except in accordance with GAAP and regulatory requirements;

            (i)   enter into or renew any data processing service contract relating to or affecting its operations;

            (j)   engage or participate in any material transaction or incur or sustain any material obligation except in the ordinary course of business;

            (k)   make any loan or commitment for any loan which will constitute an Asset to be acquired by Buyer, except for loans and commitments which Seller legally is able to make and which are made in the ordinary course of business;

            (l)   undertake any actions which are inconsistent with a program to use all reasonable efforts to maintain good relations with its employees, shareholders, or customers;

            (m)   transfer, assign, encumber, or otherwise dispose of, or enter into any contract, agreement, or understanding to transfer, assign, encumber, or otherwise dispose of, any of the Assets except in the ordinary course of business;

            (n)   invest in any Fixed Assets or improvements except for commitments previously disclosed to Buyer in writing, made on or before the date of this Agreement for replacements of furniture, furnishings and equipment, for normal maintenance and refurbishing purchased or made in the ordinary course of business and for emergency and casualty repairs and replacements;

            (o)   increase or agree to increase the salary, remuneration, or compensation of its employees other than in accordance with Seller's customary policies and past

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practices, or pay or agree to pay any uncommitted bonus to any such employees other than regular bonuses granted based on historical practice; provided, however, that Seller may make no annual salary adjustments;

            (p)   pay incentive compensation to employees for purposes of retaining their services or maintaining Deposit levels through the Closing Date;

            (q)   enter into or renew any employment agreements with employees of Seller or any consulting or similar agreements with Directors of Seller;

            (r)   fail to use its reasonable best efforts to preserve its present operations intact, keep available the services of its present officers and employees or to preserve its present relationships with persons having business dealings with it;

            (s)   amend or modify any of its promotional, deposit account or account loan practices other than amendments or modifications in the ordinary course of business or otherwise consistent with the provisions of this Agreement;

            (t)   fail to maintain deposit rates substantially in accord with past standards and practices;

            (u)   change or amend its schedules or policies relating to service charges or service fees;

            (v)   pay or make any dividends or other distributions to Sobieski; or

            (w)   make any contribution to the Sobieski ESOP other than regularly scheduled contributions.

            Section 7.07 Acquisition Proposals. Sobieski and Seller agree that they shall not, and they shall cause their officers, directors, agents, advisors and affiliates not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to, any tender or exchange offer, proposal for a merger, consolidation, sale of assets and assumption of liabilities, or other business combination involving Sobieski or Seller or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets or deposits of, Sobieski or Seller other than the transactions contemplated by this Agreement (any of the foregoing, an "Acquisition Proposal"); provided however, that if Sobieski is not otherwise in violation of this Section 7.07, Sobieski's Board of Directors may provide information to, and may engage in such negotiations or discussions with, a person with respect to an Acquisition Proposal, directly or through representatives, if Sobieski's Board of Directors, after consulting with and considering the advice of its financial advisor and its outside counsel, determines in good faith that its failure to provide information or to engage in any such negotiations or discussions would constitute a failure to discharge properly the fiduciary duties of such directors in accordance with Delaware law. Sobieski shall promptly (within 24 hours) advise Buyer following the receipt by it of any Acquisition Proposal and the substance thereof (including the identity of the person making such Acquisition Proposal and a copy of such Acquisition

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Proposal), and advise the Buyer of any developments with respect to such Acquisition Proposal immediately upon the occurrence thereof.

            Section 7.08 Regulatory Applications. Buyer and Seller shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and any Governmental Authority necessary to consummate the Transactions. Each of Buyer, Seller and Sobieski agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the Transactions and each party will keep the other party appraised of the status of material matters relating to completion of the Transactions. Copies of applications and correspondence with such Governmental Authorities shall be promptly provided to the other party.

            Each of Buyer, Seller and Sobieski agrees, upon request, to furnish the other party with all information concerning itself and its respective directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of Buyer or Seller to any third party or Governmental Authority.

            Section 7.09 Title Insurance and Surveys. Seller shall deliver to Buyer prior to the Closing Date copies of its most recent owner's closing title insurance binder or abstract and surveys on each parcel of Real Estate, or such other evidence of title reasonably acceptable to Buyer. Seller will also provide to Buyer updated title reports, abstracts or surveys on such Real Estate at the Closing, as Buyer shall reasonably request. Sobieski (not Seller) shall pay the costs of any such updated reports, abstracts or surveys.

            Section 7.10 Environmental Reports. Seller shall provide Buyer copies of any environmental reports it has obtained or received with respect the Real Estate within 5 days after the date hereof. Buyer, within 20 days after the date hereof, shall order a phase one and/or phase two environmental report with respect to the Branch Office located at 740 S. Walnut, South Bend, Indiana (the "Walnut Branch"). Buyer shall have fifteen (15) Business Days from the receipt of any such environmental reports to notify Seller of any dissatisfaction with the contents of such reports. Should the cost of taking all remedial or other corrective actions and measures (i) required by applicable law, or (ii) recommended or suggested by such report or reports or prudent in light of serious life, health or safety concerns, in the aggregate, exceed the sum of $100,000 as reasonably estimated by an environmental expert retained for such purpose by Buyer and reasonably acceptable to Seller, or if the cost of such actions and measures cannot be so reasonably estimated by such expert to be such amount or less with any reasonable degree of certainty such circumstances shall be deemed an "Environmental Problem." To the extent all or part of the Environmental Problem relates to the Walnut Branch, Buyer shall have the right to decide not to purchase the real estate, fixtures and buildings for the Walnut Branch and to proceed with the Transactions, without acquiring such real estate, fixtures and buildings, receiving a credit against the Purchase Price for the market value of such Real Estate which the parties agree is $75,000. In such event, Seller agrees to lease the Walnut Branch to Buyer from and after the Closing Date on a month-to-month basis for a term which will last no longer than one year, with rent equal to the $1.00 plus operating costs (including insurance and utilities),

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maintenance expenses and taxes on the Real Estate incurred during or allocable to the rental period and on other terms (other than the term and lease payment) to be negotiated and accepted by the parties prior to the Closing Date until such time as Buyer is able to locate a new branch location to serve the banking needs of the customers of the Walnut Branch. If the parties are unable to reach agreement on these other terms, Buyer shall have the right to terminate this Agreement. All costs of any phase two investigation or environmental report requested pursuant to this Section which does not recommend or suggest as being appropriate the taking of any remedial or corrective actions shall be at Buyer's sole cost and expense. Sobieski agrees to pay the costs of any phase two investigation prepared or conducted at Buyer's request pursuant to this Section which recommends or suggests as being appropriate the taking of remedial or corrective action. Buyer does hereby agree to restore any property for which it has undertaken an environmental investigation to the condition existing immediately prior to such investigation if the investigation does not recommend or suggest as being appropriate the taking of remedial or corrective action.

            Section 7.11 Further Assurances. On and after the Closing Date, Seller shall (i) give such further assistance to Buyer and shall execute, acknowledge, and deliver all such instruments and take such further action as may be necessary and appropriate effectively to vest in Buyer full, legal, and equitable title to the Assets, and (ii) use its best efforts to assist Buyer in the orderly transfer of the Assets and Deposits being acquired by Buyer; provided, however, that Seller need not incur any material costs or expenses in connection with the undertakings contained in this Section 7.11 unless such costs or expenses are paid by Buyer. In particular, and without limiting the generality of the foregoing:

            (a)   Buyer and Seller agree to ensure an orderly transfer of all data tapes and processing information and to facilitate an electronic and systematic conversion of all applicable data regarding Account Loans, Loans, ATM Cards, Collection Accounts, and Deposits. Seller agrees to provide, at Seller's cost: (i) within five (5) Business Days after the date of this Agreement, (a) all information necessary to complete such conversion processing, (b) the initial data processing pre-conversion file layout on paper, and (c) product definitions; (ii) within ten (10) Business Days of date of this Agreement, all data necessary to enable Buyer to calculate APY and APYE for the Deposits and otherwise to comply with Regulation DD, including rate history, back items, no books and interest calculation; (iii) no later than thirty (30) days prior to the Closing Date, provide the final data processing pre-conversion file packages; (iv) on a day-to-day basis subsequent to the preparation of the final pre-conversion tapes, provide information on any data processing system changes or additions; (v) as part of the data processing conversion, pay off all accrued interest on checking and money market accounts (but not CD's or passbooks), send statements on all accounts as required by Regulation DD, and book all savings account no-book items; and (vi) by 3:00 p.m. on the Closing Date, provide two sets of final data processing conversion file packages.

            (b)   Buyer agrees to send to Seller, at the cost and expense of Seller, promptly after receipt by Buyer all payments relating to the Excluded Assets.

            Section 7.12 Payment of Checks. From and after the Closing Date, Buyer agrees to pay, to the extent of sufficient available funds on deposit, all properly drawn checks, drafts, and

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negotiable orders of withdrawal timely presented to it by mail, over its counters, or through clearings if such items are drawn by depositors whose Deposits or accounts on which such items are drawn are Deposits, whether drawn on the check or draft forms provided by Seller, for at least one hundred twenty (120) days after the Closing Date, or on those provided by Buyer. In addition, Buyer shall, in all other respects, discharge the duties, liabilities and obligations with respect to the Deposits to the extent such duties, liabilities or obligations occur following the Closing.

            Section 7.13 Close of Business on Closing Date. On the Closing Date, Seller shall close the Branch Offices and Home Offices for business not later than 3:00 p.m., whereupon representatives of Buyer shall have access to the Branch Offices and Home Offices, under the supervision of representatives of Seller, to verify Seller's provision to Buyer of the documents, files and records relating to the Branch Offices and the Home Office, including the Records.

            Section 7.14 Supplemental Information; Disclosure Supplements. From time to time during the period ending two business days prior to the Closing, Seller will promptly disclose in writing to Buyer any matter hereafter arising which, if existing, occurring or known at the date of this Agreement would have been required to be disclosed or which would render inaccurate any of the representations, warranties or statements set forth in this Agreement. From time to time during the period ending two business days prior to the Closing, Seller will promptly supplement or amend the exhibits and schedules delivered in connection with the execution of this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such exhibit or schedule or which is necessary to correct any information in such exhibit or schedule that has been rendered inaccurate thereby.

            Section 7.15 Confidentiality of Records. Buyer and its authorized agents and representatives shall receive and treat all Records, documents and information obtained pursuant to any provision of this Agreement as confidential, until the transactions contemplated by this Agreement have been consummated, and if not consummated, shall thereafter continue to maintain such confidentiality and not use such information for any purpose whatsoever, and shall, upon the request of Seller, return to Seller all originals and copies of such documents or other materials containing such information or Records. Until the Closing Date, Buyer shall use all such information only for purposes of effectuating this Agreement.

            Section 7.16 Solicitation of Customers. For three years following the Closing Date, Seller and Sobieski will not, and will not permit any of their officers, directors or affiliates on behalf of Sobieski or Seller to, solicit customers whose Deposits are assumed pursuant to this Agreement or whose Loans or Account Loans are acquired by Buyer under this Agreement for any banking business, or to engage in deposit taking activities, and, at Closing, Steven C. Watts shall execute an agreement under which he agrees to be subject to a nonsolicitation agreement while he is an officer and director of Sobieski or Seller and after he terminates his employment with Sobieski and Seller prohibiting him from soliciting customers whose Deposits are assumed pursuant to this Agreement or whose Loans or Account Loans are acquired by Buyer under this Agreement for any banking business. If the Transactions are not consummated, then for a period of one year after termination of this Agreement, neither Buyer nor any of its Affiliates will

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directly, or through targeted marketing, solicit any banking business from the Loan Debtors or the holders of Deposits.

            Section 7.17 Installation/Conversion of Signage/Equipment. Prior to Closing, at times mutually agreeable to Buyer and Seller, Buyer may, at Buyer's sole expense, install teller equipment, platform equipment, security equipment, computers, and signage at the Home Office or the Branch Offices, and Seller shall cooperate with Buyer in connection with such installation; provided, however, that (i) such installation shall not interfere with the normal business activities and operation of the Home Office or the Branch Offices; (ii) no such signage shall be installed at the Home Office or the Branch Offices more than five Business Days before the Closing Date; and (iii) Buyer's name as appearing on any such signage shall be covered by an opaque covering material until after the close of business on the Closing Date.

            Section 7.18 Payment of Excluded Liabilities. Seller shall pay all of its obligations with respect to the Excluded Liabilities set forth in subparagraphs (2) and (3) of Section 2.02(e) from the Purchase Price (unless such amounts are paid or to be paid by Sobieski) and to the extent any of such Excluded Liabilities have been paid by Seller after March 31, 2004 and prior to the Closing Date, such amounts shall result in a dollar for dollar reduction in the Purchase Price. Buyer shall be provided access to Seller's books and accounts to verify compliance with this Section 7.18. Prior to its dissolution, Seller shall pay all outstanding claims against it not in dispute. In addition to any security that may be required under § 580 of the Delaware General Corporation Law (the "DGCL") or by the OTS in connection with the liquidation of Seller, Sobieski agrees, as soon as practicable after it has been dissolved within the meaning of the DGCL, to provide notice of such dissolution to claimants as provided in § 280 of the DGCL and require such claimants to provide or publish notice of any claims against Sobieski within 60 days. Sobieski shall advise Buyer in advance of the date or dates on which it intends to provide or publish such notice or notices. Sobieski also agrees to comply with all other provisions of § 280 of the DGCL, including those relating to the security to be provided to provide compensation to claimants not barred as a result of the application of § 280 of the DGCL. Prior to their liquidation, Sobieski and Seller agree to pay all outstanding and unbarred claims against them not in dispute.

            Section 7.19 Interest Rates. Seller agrees not to increase or decrease the rate of interest paid by Seller on any deposit product, including without limitation on certificates of deposit, except in a manner and pursuant to policies consistent with past practices; provided, however, that, notwithstanding the foregoing, in no event shall Seller pay a rate of interest on any deposit product which is more than the greater of (i) 0.0025 above the average of the rates paid on comparable deposit products by the five (5) highest deposit interest paying other banks or thrifts located in the market in which such deposit product is offered by Seller or, if fewer than five (5) other banks and thrifts are located in such market, the average of the rates paid by all other banks and thrifts located in such market or (ii) the rate paid by Buyer, without the prior written consent of Buyer, which consent shall not be unreasonably withheld.

            Section 7.20 Seller's and Sobieski's Dissolution. Seller and Sobieski agree that as soon as possible following the Closing they will dissolve and not carry on any business except that appropriate to winding up and liquidating their business and affairs, including the orderly

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liquidation of remaining Excluded Assets, discharging their remaining liabilities, resolving outstanding litigated matters and distributing remaining assets to their shareholders.

            Section 7.21 Escrow Account. For a period of the greater of (a) twelve months following the Closing Date or (b) a period ending on the date Sobieski distributes substantially all of its assets (other than the assets in the MFB Escrow Account) in liquidation to its shareholders (the "Escrow Period"), Seller or Sobieski shall maintain a deposit account at an independent financial institution or trust company (the "Escrow Agent") (the "MFB Escrow Account") consisting of bona fide funds owned by Seller with a beginning balance of Three Hundred Seventy-Five Thousand ($375,000.00), which shall not be subject to any lien or other security interest held by any party. The MFB Escrow Account shall secure the timely payment and performance in full of Seller's and Sobieski's indemnification obligations to Buyer as set forth in Section 10.01 hereof, and Buyer and Seller shall enter into an agreement with the Escrow Agent to such effect prior to the Closing Date. Should Seller and/or Sobieski become responsible for any such indemnification obligations, Buyer may exercise all rights and remedies under the Indiana Uniform Commercial Code (IND. CODE § 26-1-9.1 et seq.) with respect to its security interest in the MFB Escrow Account. Proceeds shall be released from the MFB Escrow Account upon the joint instructions of MFB and Sobieski and/or Seller. At the conclusion of the Escrow Period Seller shall be paid any remaining balance in the MFB Escrow Account.

            Section 7.22 Maintenance of Records by Buyer. The Buyer agrees that it shall maintain, preserve and safely keep, for a period of six years, all of the Records for the joint benefit of itself and the Seller, and that it shall permit the Seller or its representatives, at any reasonable time and at the Seller's expense, to inspect, make extracts from or copies of any such Records as Seller shall deem reasonably necessary.

            Section 7.23 Financing. Buyer agrees to use its best efforts to obtain the capital contemplated by Section 9.02(g) hereof in order to be well-capitalized as of the Closing Date upon consummation of the Transactions. Buyer shall forward to Seller any financing commitment received by it or by MFB Corp. as soon as practicable after receipt.

            Section 7.24 Sobieski Real Estate. From and after the date hereof, Buyer shall have a right of first refusal with respect to any sale or other transfer of the real estate, buildings and fixtures owned by Sobieski on the date hereof. Promptly after the execution of this Agreement, the parties shall use good faith efforts to negotiate the terms of such right of first refusal.

            Section 7.25 Servicing of Loans. At the request of Seller, promptly after the execution of this Agreement, the parties will use their best efforts to negotiate an arrangement under which Buyer services certain of the loans included in the Excluded Assets from and after the Closing on mutually acceptable terms.

            Section 7.26 Irregular Loans. Seller has disclosed irregularities with certain Loans in Section 5.07 of Seller's Disclosure Schedule. Seller covenants to correct or cure the problems and irregularities with respect to these Loans prior to Closing. If Seller is unable to do so, Buyer shall not be obligated to acquire the uncorrected Loan or Loans and will receive a credit against the Purchase Price for the book value, net of reserves established in accordance with GAAP, at the Closing for such Loan or Loans.

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Article VIII
EMPLOYEES

            Section 8.01 Employees.

            (a)   Buyer shall offer employment, with substantially similar salaries, duties and benefits as are available to similarly situated employees of Buyer, to those employees of Seller who satisfy Buyer's customary employment requirements, including pre-employment interviews, investigations and employment conditions, uniformly applied by Buyer and Buyer's employment needs. Buyer and Seller will establish a mutually acceptable process for the orderly interviewing of employees for employment by Buyer; Seller will give Buyer a reasonable opportunity to interview the employees.

            (b)   Prior to the Closing Date, Seller shall be solely and entirely responsible for timely giving any required notices to employees (including any such employees that Buyer may offer employment) under the Worker Adjustment and Retraining Notification Act (the "WARN Act") that may be required as a result of the Transactions. Buyer agrees to assume any and all liabilities of Seller after the Closing Date with respect to Seller's obligations under the WARN Act, and other applicable federal and state laws, with respect to the employees hired by Buyer. Seller shall give such notices to the employees as are required for it to comply with the Consolidated Omnibus Reconciliation Act of 1985 ("COBRA") or any applicable state law. Seller also shall provide certifications of creditable coverage under its group health plan(s) to employees hired by Buyer, to the extent and within the time frames required by the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"). Further Seller shall provide such other continuation and/or conversion notices to the employees as are required under federal or state law relative to the benefits which they enjoyed prior to the Closing Date. Buyer shall be responsible for complying with the requirements of COBRA, HIPAA and applicable state law, if any, relating to group health insurance continuation with respect to any employee hired by Buyer who is subsequently terminated or laid off who experiences a loss of coverage after the Closing Date.

            (c)   Before Closing, with Seller's prior consent (which consent shall not be unreasonably withheld), Buyer may conduct such training and other programs as it may, in its reasonable discretion and at its sole expense, elect to provide for those employees who accept an offer of employment from Buyer; provided, however, that such training and other programs shall not materially interfere with or prevent the performance of the normal business operations of Seller.

            (d)   This Section 8.01 (other than subsection (g) hereof) shall not confer any rights or benefits on any person other than Buyer and Seller, or their respective successors and assigns, either as a third party beneficiary or otherwise.

            (e)   Buyer agrees that those employees of Seller who become employees of Buyer on the Closing Date ("Former Seller Employees"), while they remain employees of Buyer after the Closing Date will be provided with benefits under employee benefit plans during their period of employment which are no less favorable in the aggregate than

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those provided by Buyer to similarly situated employees of Buyer except as otherwise provided herein. Except as hereinafter provided, at the Closing Date, Buyer will amend or cause to be amended each employee benefit and welfare plan of Buyer in which Former Seller Employees are eligible to participate, to the extent necessary and allowable under applicable law, so that as of the Closing Date (i) such plans take into account for purposes of eligibility, participation, vesting, and benefit accrual (except that there shall not be any benefit accrual for past service under any qualified defined benefit pension plan), the service of such employees with Seller as if such service were with Buyer, (ii) Former Seller Employees are not subject to any waiting periods or pre-existing condition limitations under the medical, dental and health plans of Buyer in which they are eligible to participate and may commence participation in such plans on the Closing Date, (iii) Former Seller Employees will retain credit for unused vacation pay which has been accrued as of the Closing Date, (iv) for purposes of determining the entitlement of Former Seller Employees to sick leave and vacation pay following the Closing Date, the service of such employees with Seller shall be treated as if such service were with Buyer; and (v) Former Seller Employees are first eligible to participate and will commence participation in the Buyer's 401(k) Plan on the first entry date coinciding with or following the Closing Date. Notwithstanding the foregoing, no Former Seller Employees shall be eligible to participate in the MFB Corp. Employee Stock Ownership Plan and Trust as all of the shares held by such Plan and Trust have been allocated and no future allocations are expected.

            (f)   Seller will comply with applicable law and the terms of the relevant employee or director benefit plan with respect to the voting of any Sobieski Common Stock held by any such plan.

            (g)   With the exception of Steven C. Watts, those employees of Seller as of the Closing Date (i) that Buyer elects not to employ after the Closing Date or who are terminated by Buyer other than for cause within six months after the Closing Date, and (ii) who sign and deliver a termination and release agreement in the form attached hereto as Exhibit 8.01(g), shall be entitled to receive from Buyer or from Seller (in which case, Buyer shall reimburse Seller for such amounts), (x) severance pay equal to the greater of (i) one week of pay, at their rate of pay in effect at the Closing Date, for each full year of continuous service with Seller not in excess of 26 years completed prior to the Closing Date or, in the case of employees who continue as employees of Buyer after the Closing Date, prior to their termination as such; or (ii) two weeks pay, at their rate of pay in effect at the Closing Date and (y) their accrued but unpaid salary plus compensation for their accrued but unused vacation. Attached Exhibit 8.01(g)(1) hereof is a schedule as of March 31, 2004 of the accrued but unpaid salary for all employees of Seller and accrued but unpaid vacation days for each employee of Seller. Nothing in this Section 8.01(g) shall be deemed to limit or modify Buyer's at will employment policy.

            Section 8.02 Employment Contracts and Employee Benefit Plans. Buyer is not assuming, nor shall it have responsibility for the continuation of, any liabilities under or in connection with:

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            (a)   any employment contract, collective bargaining agreement, plan or arrangement providing for insurance coverage or for deferred compensation, bonuses, stock options, or other forms of incentive compensation or post-retirement compensation or benefits, written or implied, which is entered into or maintained, as the case may be, by Seller; or

            (b)   any "employee benefit plan" as defined in Section 3(3) of ERISA as maintained, administered, or contributed to by Seller and covering any employees.

            Section 8.03 Employee Documents. Within 15 Business Days of the date of this Agreement, Seller will deliver to Buyer copies of its corporate benefit information. Buyer also will be given access to employees at the Branch Offices and the Home Office and, upon receipt of a written consent and release from an employee, will be delivered copies of such employee's personnel files including, but not limited to, copies of each written employment agreement and a written description of the terms of oral employment agreements for such employee, if any. Upon receipt of a written consent and release from an employee, Buyer shall have the right to review all of that employee's personnel file.

            Section 8.04 Compliance with COBRA. Notwithstanding anything herein to the contrary, to the extent required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") or applicable state law, any employee of Seller terminated by Seller as a result of this transaction shall be entitled to continued coverage which shall be administered by Seller and the required notices concerning this coverage will be provided by Seller.

Article IX
CONDITIONS TO CLOSING

            Section 9.01 Conditions to the Obligations of Seller. Unless waived in writing by Seller, the obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing Date of the following conditions:

            (a)   Performance. Each of the acts and undertakings and covenants of Buyer to be performed at or before the Closing pursuant to this Agreement shall have been duly performed in all material respects.

            (b)   Representations and Warranties. The representations and warranties of Buyer contained in Article VI of this Agreement shall be true, correct and complete in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date.

            (c)   Documents. Seller shall have received the following documents from Buyer:

            (1)   An executed copy of the Assignment and Assumption Agreement substantially in the form of Exhibit 2.02(a) hereto.

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            (2)   Resolutions of Buyer's Board of Directors, certified by its Secretary or Assistant Secretary, authorizing the execution and delivery of this Agreement and the consummation of the Transactions.

            (3)   A certificate of the Secretary or Assistant Secretary of Buyer as to the incumbency and signatures of officers.

            (4)   A certificate signed by a duly authorized officer of Buyer stating that the conditions set forth in Sections 9.01(a) and (b) of this Agreement have been fulfilled.

            (5)    An executed copy of the Transfer Agreement attached hereto as Exhibit 3.10.

            (6)   A legal opinion from Barnes & Thornburg LLP in the form of Exhibit 9.01(c)(6).

            (7)   Such other instruments and documents as counsel for Seller may reasonably require as necessary or desirable for transferring to Buyer the obligation to pay the Deposit liabilities and otherwise perform Seller's obligations that are being transferred to Buyer pursuant to this Agreement, all in form and substance reasonably satisfactory to counsel for Seller.

            (d)   Purchase Price. Seller shall have received the Purchase Price in immediately available funds.

            Section 9.02 Conditions to the Obligations of Buyer. Unless waived in writing by Buyer, the obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing of the following conditions:

            (a)   Performance. Each of the acts and undertakings and covenants of Seller to be performed at or before the Closing pursuant to this Agreement shall have been duly performed in all material respects.

            (b)   Representations and Warranties. The representations and warranties of Seller contained in Article V of this Agreement shall be true, correct and complete in all material respects on and as of the Closing Date (unless they speak to an earlier date) with the same effect as though made on and as of the Closing Date, except to the extent that inaccuracies in those representations and warranties do not relate to the Assets or the Liabilities (other than the Deposits) and would not otherwise have a Material Adverse Effect on Buyer.

            (c)   No Material Adverse Effect. Between the date of this Agreement and the Closing, Seller shall not experience a Material Adverse Effect.

            (d)   Documents. Buyer shall have received the following documents from Seller:

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            (1)   Duly executed recordable Corporate Warranty Deeds conveying title to the Real Estate and Vendor's Affidavits to be transferred hereunder in the form of Exhibits 3.01(a) and (b) hereto, and updated title reports with respect to the Real Estate.

            (2)   An executed Assignment and Assumption Agreement in the form of Exhibit 2.02(a) hereto.

            (3)   An executed Bill of Sale and Assignment in the form of Exhibit 3.02(a) hereto.

            (4)   Resolutions of Seller's and Sobieski's Board of Directors, certified by their respective Secretary or Assistant Secretary, authorizing the execution and delivery of this Agreement and the consummation of the Transactions and resolutions of Sobieski's shareholders approving this Agreement and the Transactions.

            (5)   A certificate from the Secretary or Assistant Secretary of Seller as to the incumbency and signatures of officers.

            (6)   A certificate signed by a duly authorized officer of Seller stating that the conditions set forth in Sections 9.02(a), (b) and (c) of this Agreement have been satisfied.

            (7)   A legal opinion from Silver, Freedman & Taff, L.L.P. in the form of Exhibit 9.02(d)(7) hereto.

            (8)   A final customer list as set forth in Section 12.06(a) of this Agreement.

            (9)   An affidavit of non-foreign status as required by Section 1445 of the Internal Revenue Code of 1986, as amended.

            (10)   The holds and stop payment information described in Section 12.01 of this Agreement.

            (11)   An executed copy of the Transfer Agreement attached hereto as Exhibit 3.10.

            (12)   All third party consents required for the Seller to consummate the Transactions; provided no consent shall be required with respect to a Contract that is not a material Contract.

            (13)   The Records.

            (14)   Seller shall sell, endorse, assign and deliver to Buyer with respect to each Loan and each Account Loan the following documents to the extent they are applicable to a Loan and to the extent they

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are in Seller's possession, all subject to the reasonable approval of Buyer as to proper from and execution;

            (i)   Original executed promissory note endorsed without recourse by Seller;

            (ii)   Deed of trust or other security document, which in the case of a Construction Loan shall be a construction deed of trust, accompanied by those documents and instruments necessary to record and perfect ownership thereof in Buyer, including assignments of rents, if any;

            (iii)   One or more original written appraisal reports, prepared in conformity with applicable regulation and signed, prior to the approval of the Loan Debtor's application, by a person or persons duly appointed and qualified as appraiser or appraisers by the Seller's board of directors and who has no interest, direct or indirect, in the security property or any loan on the security thereof and who does not receive compensation which is affected by the approval or declination of the Loan (or an internal staff appraiser if permitted under Seller's loan origination policies and procedures). Such appraisal shall disclose the market value of the security offered by the Loan Debtor and contain sufficient information and data concerning the appraised security property to substantiate its market value.

            (iv)   Lender's title insurance policy, and proper assignment thereof;

            (v)   Survey of premises identifying the security property by address and legal description, this being required only if the title policy contains an exception as to boundary and building line restrictions or as to anything else that may be determined by a survey of the premises;

            (vi)   Originals of hazard insurance policies meeting the specifications as contained in this Agreement;

            (vii)   Statement showing unpaid principal balance on each Loan, amount of periodic installments and date to which interest is paid;

            (viii)   Certified copy of the Seller's resolution authorizing sale of the Loans;

            (ix)   Appropriate evidence indicating that the Loan Debtor has received the disclosure materials as required by applicable law and regulations; and

            (x)   Original paid-up title insurance policy issued by a Seller and Servicer-approved title company in an amount at least equal to the outstanding principal balance of the Loan;

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            (xi)   Originally executed guarantee, if applicable;

            (xii)   Any UCC-1 financing statements, bearing appropriate file stamps;

            (xiii)   Any lien search reports and other documents establishing the ownership of personal property collateral in borrower or, if applicable, third party pledgor, free and clear of liens and encumbrances;

            (xiv)   With respect to each Construction Loan:

            a)   A construction loan agreement duly executed by all parties thereto;

            b)   Assignment of building permits;

            c)   Assignments of contracts with architects and contractors; and

            d)  Completion guaranties.

            (xv)   With respect to any Auto Receivable, all counterparts of any installment sale contracts, together with evidence of title with respect to the security therefor;

            (xvi)   Any guaranty;

            (xvii)   Any amendments, modifications or supplements to the foregoing; and

            (xviii)   The Loan files.

            (15)   The Limited Power of Attorney attached hereto as Exhibit 9.02(d)(15).

            (16)   Such other documents or instruments as counsel for Buyer may reasonably require as necessary or desirable for transferring, assigning and conveying to Buyer the Contracts and the Deposits and good, marketable, and (with respect to the Real Estate) insurable title to the Assets to be transferred to Buyer pursuant to this Agreement, all in form and substance reasonably satisfactory to counsel for Buyer.

            (e)   Physical Delivery. Seller shall also deliver to Buyer the Assets purchased hereunder which are capable of physical delivery.

            (f)   Closing Book Value. The Closing Book Value of Sobieski shall not be less than $3.5 million (assuming for purposes of this computation that the Excluded Assets described in Section 2.02(c)(i) have a book value, net of reserves, of $7,586,741).

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As used in the preceding sentence, the term "Closing Book Value" shall mean the amount of the consolidated stockholders' equity of Sobieski, as of the end of the month immediately preceding the Closing Date determined in accordance with GAAP (except that for purposes of this computation, the Excluded Assets described in Section 2.02(c)(i) shall be deemed to have a book value, net of reserves, of $7,586,741), plus the amount of any decrease in the consolidated stockholders' equity of Sobieski resulting from or attributable to expenses of this Agreement and the Transactions.

            (g)   Financing. MFB Corp., Buyer's sole shareholder, shall have borrowed sufficient funds (which are currently anticipated to be at least $6.5 million dollars) to make a capital contribution to Buyer so that Buyer's capital levels following the Closing will be satisfactory to Buyer and Buyer's regulators.

            (h)   Conversion. Buyer and Seller shall have completed all steps required to permit the conversion of Seller's Loans and Deposits to Buyer's data processing system.

            (i)   Deposits. The certificates of deposit of Seller shall be no less than $46.5 million dollars and the core deposits (deposits other than certificates of deposit) of Seller shall be no less than $19.5 million dollars as of the Closing Date. If the certificates of deposit of Seller at the Closing Date are less than $46.5 million, Buyer shall receive a credit against the Purchase Price for 10% times the difference between $46.5 million and the certificate of deposit level at the Closing Date. If the core deposits of Seller at the Closing Date are less than $19.5 million, Buyer shall receive a credit against the Purchase Price for 15% times the difference between $19.5 million and the core deposit level at the Closing Date.

            Section 9.03 Condition to the Obligations of Seller and Buyer.

            (a)   Regulatory Approvals. All required licenses, approvals, and consents of any relevant federal, state, or other regulatory agency shall have been obtained without any non-standard conditions or other non-standard requirements reasonably deemed unduly burdensome by either Seller or Buyer.

            (b)   Absence of Proceedings and Litigation. No order shall have been entered and remain in force at the Closing Date restraining or prohibiting any of the Transactions in any legal, administrative or other proceeding, no action or proceeding shall have been instituted or threatened on or before the Closing Date seeking to restrain or prohibit the transactions contemplated by this Agreement or which would have a Material Adverse Effect on Sobieski or Seller.

            (c)   Shareholder Approval. This Agreement and the Transactions shall have been approved by the affirmative vote of holders of the requisite number of outstanding shares of Sobieski common stock entitled to vote thereon in accordance with applicable law, Sobieski's Certificate of Incorporation and By-Laws.

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Article X
INDEMNIFICATION

            Section 10.01 Indemnification by Seller and Sobieski.

            (a)   From and after the Closing Date, Seller and Sobieski shall jointly and severally indemnify, hold harmless, and defend Buyer from and against any and all actual liabilities, claims, losses, penalties, fines, forfeitures, legal fees and related costs and judgments ("Losses"), arising out of (1) any failure of Seller to observe or perform its post-Closing covenants or obligations under this Agreement, (2) the inaccuracy of any representation or warranty set forth in Article V hereof (subject to Section 13.15 hereof as to the survival of such representations and warranties), or (3) any claim by a third party that Buyer is responsible for any Excluded Liabilities under a theory based on or related to successor liability.

            (b)   The obligations of Seller and Sobieski under Section 10.01(a) shall be contingent upon Buyer giving Seller or Sobieski written notice (i) of receipt by Buyer of any process and/or pleading in or relating to any actions, suits, or proceedings of the kinds described in Section 10.01(a), including copies thereof, and (ii) of the assertion of any claim or demand of the kind described in Section 10.01(a), including, to the extent known to Buyer, the identity of the person(s) or entity(ies) asserting such claim or making such demand and the nature thereof, and including copies of any correspondence or other writings relating thereto. All notices required by the preceding sentence shall be given within ten (10) days of the receipt by Buyer of any such process or pleading or any oral or written notice of the assertion of any such claims or demands. The failure to give such notice within ten (10) days shall not void Buyer's right to indemnification from Seller and Sobieski unless the delay shall have materially prejudiced Seller's or Sobieski's right to defend. Seller and/or Sobieski shall have the right at its expense to take over Buyer's defense in such actions, suits, or proceedings through counsel selected by Seller and/or Sobieski, to compromise and/or settle the same (on a basis reasonably acceptable to Buyer) and to prosecute any available appeals or reviews of any adverse judgment or ruling that may be entered therein and Buyer agrees to cooperate with Seller and Sobieski in the defense and/or prosecution of claims regarding these matters.

            Section 10.02 Indemnification by Buyer.

            (a)   From and after the Closing Date, Buyer shall indemnify, hold harmless, and defend Seller and Sobieski from and against all Losses arising out of (1) any failure of Buyer to observe or perform its post-Closing covenants or obligations under this Agreement or (2) any claims by a third party that Seller or Sobieski is responsible for any of the Liabilities.

            (b)   The obligations of Buyer under Section 10.02(a) shall be contingent upon Seller or Sobieski giving Buyer written notice (i) of receipt by Seller or Sobieski of any process and/or pleading in or relating to any actions, suits, or proceedings of the kinds described in Section 10.02(a), including copies thereof, and (ii) of the assertion of any claim or demand of the kind described in Section 10.02(a), including to the extent known

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to Seller or Sobieski, the identity of the person(s) or entity(ies) asserting such claim or making such demand and the nature thereof, and including copies of any correspondence or other writings relating thereto. All notices required by the preceding sentence shall be given within ten (10) days of the receipt by Seller or Sobieski of any such process or pleading or any oral or written notice of the assertion of any such claims or demands. The failure to give such notice within ten (10) days shall not void Seller's or Sobieski's right to indemnification from Buyer unless the delay shall have materially prejudiced Buyer's right to defend. Buyer shall have the right at its expense to take over Seller's or Sobieski's defense in such actions, suits, or proceedings through counsel selected by Buyer, to compromise and/or settle the same (on a basis reasonably acceptable to Seller or Sobieski) and to prosecute any available appeals or reviews of any adverse judgment or ruling that may be entered therein and Seller and Sobieski agree to cooperate with Buyer in the defense and/or prosecution of claims regarding these matters.

Article XI
TERMINATION

            Section 11.01 Termination. This Agreement shall terminate and be of no further force or effect as between the parties, except as to liability for breach of any duty or obligation arising prior to the date of termination, upon the occurrence of any of the following conditions:

            (a)   The expiration of ten (10) Business Days after any Governmental Authority shall have denied or refused to grant the approvals or consents required to be obtained pursuant to this Agreement, unless within said ten (10) Business Day period Buyer and Seller agree to submit or resubmit an application to, or appeal the decision of, the regulatory authority which denied or refused to grant approval thereof,

            (b)   The expiration of twenty (20) Business Days from the date that either party has given notice to the other party of such other party's material breach or misrepresentation of any obligation, warranty, representation, or covenant in this Agreement; provided, however, that no such termination shall take effect if within said twenty (20) Business Day period the party so notified shall have fully and completely corrected the grounds for termination as specified in such notice; provided further, however, that no such termination shall take effect if within thirty (30) Business Days of the failure by the notified party to make such correction within said thirty (30) day period, the notifying party delivers to the notified party a written election not to terminate this Agreement notwithstanding such breach or misrepresentation, and any such election to proceed shall not waive such party's right to seek damages or other equitable relief,

            (c)   The failure to consummate the transactions provided for in this Agreement by December 31, 2004 unless the date is extended by the mutual written agreement of the parties;

            (d)   The mutual written consent of the parties to terminate;

            (e)   By Seller, if any of the conditions set forth in Section 9.01 or 9.03 hereof have not been satisfied by December 31, 2004 (or such earlier time as it becomes

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apparent that such condition will not be met), unless the relevant condition shall have failed to occur as a result of any material act or omission by Seller; or

            (f)   By Buyer, if any of the conditions set forth in Section 9.02 or 9.03 hereof have not been satisfied by December 31, 2004 (or such earlier time as it becomes apparent that such condition will not be met), unless the relevant condition shall have failed to occur as a result of any material act or omission by Buyer.

            (g)   By Buyer if (1) prior to the mailing of the Proxy Statement, the Board of Directors of Sobieski shall not have recommended adoption and approval of this Agreement to its shareholders, or (2) at any time prior to the receipt of the approval of Sobieski's shareholders, Sobieski's Board of Directors shall have withdrawn such recommendation or modified or changed such recommendation in a manner adverse to the interests of Buyer (whether in accordance with Section 7.07 or otherwise).

            (h)   By Sobieski if, without breaching Section 7.07, Sobieski shall contemporaneously enter into a definitive agreement with a third party providing for an Acquisition Proposal on terms determined in good faith by the Sobieski Board, after consulting with and considering the advice of Sobieski's outside counsel and financial advisors, to constitute a Superior Proposal; provided, that the right to terminate this Agreement under this Section 11.01(h) shall not be available to Sobieski unless it delivers to Buyer (1) written notice of Sobieski's intention to terminate at least five days prior to termination and (2) simultaneously with such termination, the Fee referred to in Section 11.03. For purposes of this Section 11.01(h), "Superior Proposal" means an Acquisition Proposal made by a third party after the date hereof which, in the good faith judgment of the Board of Directors of Sobieski receiving the Acquisition Proposal, taking into account the various legal, financial and regulatory aspects of the proposal and the person making such proposal, (1) if accepted, is significantly more likely than not to be consummated, and (2) if consummated, is reasonably likely to result in a materially more favorable transaction than the transactions contemplated by this Agreement for Sobieski and its shareholders and other relevant constituencies.

            Section 11.02 Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the transactions contemplated by this Agreement pursuant to this Article XI, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (a) under the last sentence of Section 7.10 and as set forth in Sections 7.15, 7.16 and 11.03 and (b) that termination will not relieve a breaching on party from liability for any willful breach of this Agreement giving rise to such termination.

            Section 11.03 Liquidated Damages If (1) Sobieski terminates this Agreement pursuant to Section 11.01(h) or (2) Buyer terminates this Agreement pursuant to Section 11.01(g), then, within five Business Days of such termination, Seller shall pay Buyer by wire transfer in immediately available funds, as agreed upon liquidated damages and not as a penalty and as the sole and exclusive remedy of Buyer, $400,000 (the "Fee").

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Article XII
OTHER AGREEMENTS

            Section 12.01 Holds and Stop Payment Orders Holds and stop payment orders that have been placed by Seller on particular accounts or on individual checks, drafts or other instruments before the Closing Date will be continued by Buyer under the same terms after the Closing Date. Seller will deliver to Buyer at the Closing a complete schedule of such holds and stop payment orders and documentation relating to the placing thereof

            Section 12.02 ACH Items and Recurring Debits. Seller will transfer all ACH arrangements to Buyer as soon as possible after the Closing Date. At least fifteen (15) Business Days prior to the Closing Date, Seller will deliver to Buyer (i) a listing of account numbers for all accounts being assumed by Buyer subject to ACH Items and Recurring Debit arrangements, and (ii) all other records and information necessary for Buyer to administer such arrangements. Buyer shall continue such ACH arrangements and such Recurring Debit arrangements as are originated and administered by third parties and for which Buyer need act only as processor; Buyer shall also continue Recurring Debit arrangements that were originated or administered by Seller.

            Section 12.03 Withholding. Seller shall deliver to Buyer (i) within three (3) Business Days after the Closing Date a list of all "B" (TINs do not match) and "C" (under reporting/IRS imposed withholding) notices from the IRS imposing withholding restrictions, and (ii) for a period of one hundred twenty (120) days after the Closing Date, all notices received by Seller from the IRS releasing withholding restrictions on Deposit accounts transferred to Buyer pursuant to this Agreement. Any amounts required by any governmental agency to be withheld from any of the Deposits (the "Withholding Obligations") will be handled in the following manner:

            (a)   Any Withholding Obligations required to be remitted to the appropriate governmental agency prior to the Closing Date will be withheld and remitted by Seller and any other sums withheld by Seller pursuant to Withholding Obligations prior to the Closing Date shall also be remitted by Seller to the appropriate governmental agency on or prior to the time they are due.

            (b)   Any Withholding Obligations required to be remitted to the appropriate governmental agency on or after the Closing Date with respect to Withholding Obligations after the Closing Date and not withheld by Seller as set forth in Section 12.03(a) above will be remitted by Buyer.

            (c)   Any penalties described on "B" notices from the IRS or any similar penalties that relate to Deposit accounts opened by Seller prior to the Closing Date will be paid by Seller promptly upon receipt of the notice providing such penalty assessment resulted from Seller's acts, policies or omissions.

            Section 12.04 Retirement Accounts. Seller will provide Buyer with the proper trust documents for any Retirement Accounts assumed by Buyer under Section 2.02 of this Agreement. Seller shall be responsible for all federal and state income tax reporting of

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Retirement Accounts for the period of time during the calendar year 2004 prior to the Closing Date. Buyer shall be responsible for all federal and state income tax reporting for the period of time during the calendar year 2004 from and after the Closing Date.

            Section 12.05 Interest Reporting. Seller shall report from January 1, 2004 through the Closing Date all interest credited to, interest withheld from, and early withdrawal penalties charged to the Deposits which are assumed by Buyer under this Agreement. Buyer shall report from the Closing Date through the end of the calendar year all interest credited to, interest withheld from, and early withdrawal penalties charged to the Deposits assumed by Buyer. Said reports shall be made to the holders of these accounts and to the applicable federal and state regulatory agencies. Within a reasonable period of time following the Closing Date, not to exceed 90 days, Seller will send statements to all customers covering the period from January 1, 2004 through the Closing Date, which include all no book transactions. Copies of these statements will be delivered to Buyer within ten (10) Business Days after the Closing.

            Section 12.06 Notices to Depositors. Seller shall provide Buyer an intermediate customer list of the Deposit accounts to be assumed by Buyer pursuant to this Agreement, together with a tape thereof, as of month-end prior to the scheduled Seller mailing referred to in Section 12.06(b) below. Seller shall provide Buyer a final customer list of the Deposits transferred as of the Closing Date pursuant to this Agreement with the data processing tapes.

            (a)   After receipt of all regulatory approvals and approval of Sobieski's shareholders and, with the concurrence of the OTS, at least five (5) Business Days before the Closing Date but only after the waiver or satisfaction of all conditions to Closing (other than deliveries), Seller shall mail notification to the holders of the Deposits to be assumed that, subject to closing requirements, Buyer will be assuming the liability for the Deposits. Provided however, such notice shall be given to the holders of IRAs at least 30 days prior to the Closing Date. The notification(s) will be based on the list referred to in Section 12.06(a) above and a listing maintained at the Home and Branch Offices of the new accounts opened since the date of said list. Seller shall provide Buyer with the documentation of said listing up to the date of Seller's mailing. Buyer shall send notification(s) to the same holders either together with Seller's mailing, in which case Buyer and Seller shall equally share the costs of such mailing and Buyer shall not delay the timing of such mailing, or within three (3) days after Seller's notification setting out the details of its administration of the assumed accounts. Each party shall obtain the approval of the other on its notification letter(s). Except as otherwise provided herein, each party will be responsible for the cost of its own mailing.

            (b)   At least five (5) Business Days before the Closing Date, Seller will prominently and continuously display a sign in the Home and Branch Office stating that they will be closed at 3:00 p.m. on the Closing Date.

            (c)   After the effective date of any mailing regarding account services by Buyer, Buyer will provide copies of such materials to Seller for distribution at the Home and Branch Offices at the time new services are acquired.

            Section 12.07 Card Processing and Overdraft Coverage.

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            (a)   Seller will provide Buyer with a list of ATM card holders and a magnetic tape no later than 30 days prior to the Closing Date; provided, however, Buyer shall not use such list to contact the card holders prior to five (5) Business Days before the Closing Date.

            (b)   All customers at the Home and Branch Offices with overdraft coverage shall be provided similar overdraft coverage, if available, by Buyer after the Closing.

            Section 12.08 Taxpayer Information. Seller shall deliver to Buyer within three (3) Business Days after the Closing Date: (i) TINs (or record of appropriate exemption) for all holders of Deposit accounts acquired by Buyer pursuant to this Agreement; and (ii) all other information in Seller's possession or reasonably available to Seller required by applicable law to be provided to the IRS with respect to the Assets and Deposit accounts transferred pursuant to this Agreement and the holders thereof, except for such information which Seller will report on pursuant to Sections 12.03, 12.04 and 12.05 of this Agreement (collectively, the "Taxpayer Information"). Seller hereby certifies that such information, when delivered, shall accurately reflect the information provided by Seller's customers.

Article XIII
GENERAL PROVISIONS

            Section 13.01 Attorneys' Fees. Except as provided below, each party shall bear the cost of its own attorney's fees incurred in connection with the preparation of this Agreement and consummation of the Transactions. Sobieski shall bear all such costs incurred by Seller. Notwithstanding the foregoing, in any action between the parties seeking enforcement of any of the terms and provisions of this Agreement or in connection with any of the property described herein, the prevailing party in such action shall be awarded, in addition to damage, injunctive or other relief, its reasonable costs and expenses, not limited to taxable costs, and reasonable attorney's fees and expenses as determined by the court.

            Section 13.02 No Third Party Beneficiaries. Except as provided in Section 8.01(g), this Agreement is not intended nor should it be construed to create any express or implied rights in any third parties.

            Section 13.03 Notices. All notices, requests, demands, and other communication given or required to be given under this Agreement shall be in writing, duly addressed to the parties as follows:

To Sobieski or Seller:	Sobieski Bancorp, Inc. or Sobieski Bank 2930 West Cleveland Road South Bend, Indiana 46628 Telephone: (574) 271-8300 Facsimile: (574) 271-3269
With a copy to:	Robert L Freedman, Esq. Silver, Freedman & Taff, L.L.P. 1700 Wisconsin Avenue Northwest Washington, D.C. 20007 Phone: (202) 295-4500 Facsimile: (202) 337-5502

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To Buyer:	MFB Corp. 121 South Church Street P.O. Box 528 Mishawaka, Indiana 46546 Telephone: (574) 255-3146 Facsimile: (574) 257-0148
With copy to:	Claudia V. Swhier, Esq. Barnes & Thornburg 11 South Meridian Street Indianapolis, Indiana 46204 Telephone: (317) 231-7231 Facsimile: (317) 231-7433

            Any such notice sent by registered or certified mail, return receipt requested, shall be deemed to have been duly given and received forty-eight (48) hours after the same is so addressed and mailed with postage prepaid. Notice sent by any other manner shall be effective only upon actual receipt thereof.

            Section 13.04 Assignment. This Agreement may not be assigned by either party without the prior written consent of the other party, and any attempted assignment in violation of this section is void.

            Section 13.05 Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective heirs, successors or representatives.

            Section 13.06 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Indiana.

            Section 13.07 Entire Agreement. This Agreement, together with the Schedules and Exhibits hereto, contains all of the agreements of the parties to it with respect to the matters contained herein and no prior or contemporaneous agreement or understanding, oral or written, pertaining to any such matters shall be effective for any purpose. No provision of this Agreement may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest and expressly stating that it is an amendment of this Agreement.

            Section 13.08 Headings. The headings of this Agreement are for purposes of reference only and shall not limit or define the meaning of the provisions of this Agreement.

            Section 13.09 Severability. If any paragraph, section, sentence, clause, or phrase contained in this Agreement shall become illegal, null or void, or against public policy, for any reason, or shall be held by any court of competent jurisdiction to be illegal, null or void, or

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against public policy, the remaining paragraphs, sections, sentences, clauses, or phrases contained in this Agreement shall not be affected thereby.

            Section 13.10 Waiver. The waiver of any breach of any provision under this Agreement by any party hereto shall not be deemed to be a waiver of any preceding or subsequent breach under this Agreement.

            Section 13.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which shall constitute one and the same instrument.

            Section 13.12 Force Majeure. No party shall be deemed to have breached this Agreement solely by reason of delay or failure in performance resulting from a natural disaster or other act of God. The parties agree to cooperate in an attempt to overcome such a natural disaster or other act of God and consummate the transactions contemplated by this Agreement, but if either party reasonably believes that its interests would be materially and adversely affected by proceeding, such party shall be excused from any further performance of its obligations and undertakings under this Agreement.

            Section 13.13 Schedules. All information set forth in the Exhibits and Schedules hereto shall be deemed a representation and warranty of Seller as to the accuracy and completeness of such information in all material respects.

            Section 13.14 Knowledge. Whenever any statement in this Agreement or in any list, certificate or other document delivered to any party pursuant to this Agreement is made "to the knowledge" or "to the best knowledge" of any party, such knowledge shall mean facts and other information that an officer of such party knows or reasonably should know.

            Section 13.15 Survival. All of the representations and warranties contained in Article V with respect to title to the Assets, the indemnification provisions of Article X, and the covenants and obligations of the parties set forth herein that are to be performed after the Closing Date shall survive the Closing and the Closing Date. The representations and warranties contained in Article V with respect to matters other than title to the Assets shall survive for a period ending on the later of (1) one year after the Closing Date or (2) the date Sobieski distributes substantially all of its assets (other than the assets in the MFB Escrow Account) in liquidation to its shareholders.

            Section 13.16 Transfer Charges and Assessments. All transfer, assignment, sales, conveyancing and recording charges, assessments and taxes applicable to the sale and transfer of the Assets shall be paid and borne by the Buyer.

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            The parties hereto have duly authorized and executed this Agreement as of the date first above written.

MFB FINANCIAL

By: /s/ Charles J. Viater
Name: Charles J. Viater
Title: President and Chief Executive Officer

SOBIESKI BANK

By: /s/Steven C. Watts
Name: Steven C. Watts
Title: President and Chief Executive Officer

SOBIESKI BANCORP, INC.

By: /s/Steven C. Watts
Name: Steven C. Watts
Title: President and Chief Executive Officer

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EXHIBIT 2.02(a)

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement dated , 2004 ("Assignment Agreement") is executed pursuant to and subject to the terms and conditions of the Purchase and Assumption Agreement dated April ___, 2004 (the "Agreement") by and among MFB Financial, a federally chartered savings bank ("Buyer"), and Sobieski Bank, a federally chartered savings and loan association ("Seller"), and Sobieski Bancorp, Inc., a Delaware corporation ("Sobieski"). Capitalized terms not otherwise defined herein will have the meanings assigned to them in the Agreement.

For value received, the sufficiency of which is hereby acknowledged, it hereby is agreed:

1.   Seller hereby assigns, transfers and conveys to Buyer all of its rights and interests in and to the Deposits as of the date hereof. The Deposits hereby assumed are described in Exhibit 5.13(b) to the Agreement, as revised and updated as of this Assignment Agreement.

2.   Seller hereby sells, assigns, transfers, conveys and delivers to Buyer, and Buyer hereby accepts, all of Seller's rights, title and interests whatsoever in and to any and all Loans and Account Loans (all of which loans are hereinafter referenced to collectively as the "Loans") as of the date hereof. Included in the rights, title and interests conveyed pursuant hereto are all of Seller's rights, titles and interests whatsoever in and to the Loan Documents.

3.   Seller hereby assigns, transfers and conveys to Buyer all of its rights and interests under the Contracts that are identified on Exhibit A to the Agreement, a copy of which is attached hereto.

4.   Seller represents that it has the full right, power and authority to assign, transfer and convey such Deposits, Loans, and Contracts to Buyer; subject in the case of the Loans to the lien of the FHLB, and provided no representation is made with respect to those Contracts for which third party consents have not been obtained as designated on Exhibit B.

5.   Buyer hereby accepts the foregoing assignment and assumes and agrees to perform all of the duties and obligations to be performed by Seller after the date hereof under the terms of the Contracts, the Deposits, and the Loan Documents. Buyer does further hereby assume, and agrees to timely pay or discharge Seller's obligations with respect to, the Liabilities. Buyer agrees to indemnify and hold Seller and Sobieski harmless from any liability or claims for performance or non-performance by Buyer of such duties and obligations as set forth in Article X of the Agreement.

6.   Seller represents that it has performed all of its duties and obligations under the Deposits and Contracts required to be performed by it on or prior to the date hereof and Seller for itself, and its successors and assigns, expressly acknowledges its responsibility for all such duties and obligations required to be performed by it on or prior to the date hereof and agrees to indemnify and hold Buyer harmless from any liability or claims for performance or non-performance by Seller or its predecessor of such duties and obligations as set forth at Article X of the Agreement.

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7.   The Deposits and Contracts herein transferred and assigned will be construed to be in addition to any other assignment of property or rights made by Seller to Buyer on this date, and the effect to be given to this instrument will be cumulative with and not in limitation of any other rights granted by Seller to Buyer pursuant to the Agreement or otherwise.

8.   Seller hereby constitutes and appoints Buyer, its successors and assigns, the true and lawful attorney of Seller, with full power of substitution, in the name and stead of Seller, but on behalf of and for the benefit of Buyer, its successors and assigns, to demand and receive any and all of the Deposits which are hereby assigned, transferred, conveyed and delivered to Buyer, and from time to time to institute and prosecute actions, suits and demands in the name of Seller, or otherwise, for the benefit of Buyer, its successors or assigns, which Buyer, its successors or assigns, may deem proper in order to collect or reduce to possession any of such Deposits or to enforce any claim or right of any kind in respect thereof and to do all acts and things in relation to such Deposits which Buyer, its successors or assigns, will deem desirable, Seller hereby declaring that the foregoing powers are coupled with an interest and are not revocable and will not be revoked by Seller.

9.   Seller hereby agrees that it, from time to time, at the reasonable request of Buyer and without further consideration, will execute and deliver such further instruments of conveyance, transfer and assignment and will take such other action as Buyer reasonably may request in order more effectively to convey and transfer to Buyer the Deposits and Contracts transferred hereunder.

10.   This instrument will be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, Seller and Buyer have caused this Assignment Agreement to be signed on their respective behalf by their duly authorized offices and their respective corporate seals to be hereunto affixed, all as of the day and year first above written.

ATTEST: By: _________________________________ Name: _______________________________ Title: ________________________________	SOBIESKI BANK By: _________________________________ Name: _______________________________ Title: ________________________________
ATTEST: By: _________________________________ Name: _______________________________ Title: ________________________________	MFB FINANCIAL By: _________________________________ Name: _______________________________ Title: ________________________________

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Exhibit 3.01(a)

CORPORATE WARRANTY DEED

            THIS INDENTURE WITNESSETH, that Sobieski Bank f/k/a Sobieski Savings and Loan Association as in the prior deed of record ("Grantor"), a federal savings and loan association located in South Bend, Indiana, CONVEYS AND WARRANTS to MFB Financial, a federal savings bank located in Mishawaka, Indiana ("Grantee") for the sum of Ten Dollars ($10.00) and other valuable consideration, the receipt of which is hereby acknowledged, the following described real estate in St. Joseph County, in the State of Indiana:

                        [Description of Real Estate]

            The undersigned persons executing this deed on behalf of Grantor represent and certify that they are duly elected officers of Grantor and have been fully empowered, by proper resolution of the Board of Directors of Grantor, to execute and deliver this deed; that Grantor has full corporate capacity to convey the real estate described herein; and that all necessary corporate action for the making of such conveyance has been taken and done.

            Grantor hereby certifies that there is no Indiana gross income tax due on the transfer made by this conveyance.

            IN WITNESS WHEREOF, Grantor has caused this deed to be executed this ____ day of _______________, 2004.

SOBIESKI BANK By: _________________________________ Name: _______________________________ Title: ________________________________
ATTEST: By: _________________________________ Name: _______________________________ Title: ________________________________

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STATE OF INDIANA	)
) SS:
COUNTY OF ST. JOSEPH	)

            Before me, a Notary Public in and for said County and State, personally appeared Steven C. Watts and ________________________, the President and Secretary, respectively, of Sobieski Bank, who acknowledged execution of the foregoing deed as such officers acting for and on behalf of said corporation, and who, having been duly sworn, stated that the representations therein contained are true.

            Witness my hand and Notarial Seal this ____ day of _________________, 2004.

Signature (Printed Name) Notary Public

Send tax statements to and Buyer's mailing address is:	MFB Financial 121 South Church Street P.O. Box 528 Mishawaka, Indiana 46546

This instrument was prepared by Claudia V. Swhier, Attorney-at-Law
Barnes & Thornburg
11 South Meridian Street, Indianapolis, Indiana 46204

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Exhibit 3.01(b)

VENDOR'S AFFIDAVIT

STATE OF INDIANA	)
) SS:
COUNTY OF ST. JOSEPH	)

            Steven C. Watts, as President of Sobieski Ban f/k/a Sobieski Savings and Loan Association as in the prior deed of record (hereinafter referred to as "Vendor"), a federal savings and loan association located in South Bend, Indiana and organized and existing under federal law, being first duly sworn, states that Vendor is conveying to MFB Financial, Mishawaka, Indiana, a federal savings bank (hereinafter referred to as "Purchaser"), by Corporate Warranty Deed (the "Deed"), the real estate located in St. Joseph County, Indiana described in the Deed (the "Real Estate").

            In connection with the sale of the Real Estate, Purchaser has obtained a commitment for an owner's policy of title insurance for the Real Estate under date of ________________, issued by ___________________ ("Title Insurer") as Case Number ____________.

            Vendor has an indefeasible estate in fee simple in the Real Estate; and the Real Estate is free and clear of every kind or description of lien, lease or encumbrance except the following:

  easements, agreements and restrictions of record;

  all matters that would be disclosed by an accurate survey or inspection of the Real Estate;

  current taxes not delinquent; and

  the matters affecting the Real Estate disclosed in the above Deed.

            Vendor has not executed, or permitted anyone in Vendor's behalf to execute, any conveyance, mortgage, lien, lease, security agreement, financing statement or encumbrance of or upon the Real Estate or any fixtures attached thereto, except as stated above, which is now outstanding or enforceable against the Real Estate. Vendor has made no contract to sell all or a part of the Real Estate to any person other than Purchaser, and Vendor has not given to any person an option to purchase all or any part of the Real Estate, which is enforceable or exercisable now or at any time in the future. There are no unpaid claims for labor done upon or materials furnished for the Real Estate in respect of which liens have been or may be filed.

            There is no judgment of any court of the State of Indiana or of any court of the United States that is or may become a lien on the Real Estate. No petition for bankruptcy has been filed by or against Vendor within the last six (6) months, nor is any petition now pending with respect to Vendor for bankruptcy, insolvency or incompetency. Vendor is neither principal nor surety on any bond payable to the State of Indiana.

            The Real Estate is now in possession of Vendor as fee owner and no other person has the right to possession or claims possession of all or any part of the Real Estate. Vendor will deliver its possession of the Real Estate to Purchaser on or before ___________________, 2004, free and clear of any right or claim of any person to possession of the Real Estate.

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            Vendor is not acting directly or indirectly in any capacity whatsoever for any foreign country or national thereof, and Vendor is a federal savings bank organized and existing under federal law, and the person executing this Affidavit and the Deed on behalf of Vendor is a duly elected officer of Vendor and has been fully empowered by the Board of Directors of Vendor to execute and deliver this Affidavit and the Deed; and Vendor has full capacity to convey the Real Estate and all necessary corporate action for the making of such conveyance has been taken and done.

            Vendor intends that each of the statements made herein shall be construed as a representation; each of the representations is made for the purpose of inducing Purchaser to purchase the Real Estate and Title Insurer to delete the standard exceptions on its title policy; and each of the representations, whether construed jointly or severally, is true. Vendor expressly authorizes Purchaser and Title Insurer to rely on such representations.

SOBIESKI BANK
By:	(signature) Steven C. Watts, President

            Subscribed and sworn to before me, a Notary Public in and for said County and State, this ____ day of_______________, 2004.

____________________, Notary Public (Signature) Residing in ___________ County, Indiana
My Commission Expires: ____________	___________________________________ (Printed Name)

This instrument prepared by Claudia V. Swhier, Attorney-at-Law
Barnes & Thornburg, 11 South Meridian Street, Indianapolis, Indiana 46204

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EXHIBIT 3.02(a)

BILL OF SALE AND ASSIGNMENT

For good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Sobieski Bank, a federally chartered savings association ("Seller"), does hereby assign, grant, sell, transfer, and deliver to MFB Financial, a federally chartered savings association ("Buyer"), in accordance with that certain Purchase and Assumption Agreement dated April __, 2004, by and between Seller and Buyer (the "Agreement"), all right, title and interest in and to all Fixed Assets owned (not leased) by it, Prepaid Expenses, Cash on Hand, Liquid Assets, Records, Accounts Receivable, and Numbers, as such capitalized term is defined in the Agreement (collectively the "Transferred Assets"). Seller also hereby transfers to Buyer all of Seller's rights, to the extent assignable, to any manufacturers warranties relating to the Assets which are in effect on the Closing Date.

Seller hereby represents and warrants to Buyer that Seller is the absolute owner of said Transferred Assets, that said Transferred Assets are free and clear of all liens, charges, encumbrances, options, agreements or restrictions of any kind and that Seller has full right, power and authority to sell said Transferred Assets and to make this bill of sale and assignment.

Seller hereby covenants and agrees to execute and deliver to Buyer or its assigns such other and further agreements, assignments, documents or instruments of conveyance, assignment and transfer, and to do such other things and to take such actions, supplemental or confirmatory, as may reasonably be requested by Buyer or its assigns for the purpose of or in connection with (i) the transfer to Buyer of such good and marketable title to the assets transferred, assigned and conveyed hereunder, (ii) otherwise to evidence such transfer, assignment or conveyance to Buyer, or (iii) otherwise to fulfill and discharge Seller's obligations under the Agreement.

Seller acknowledges that Buyer does not assume and shall have no liability for any debts, liabilities or obligations of Seller of any kind whatsoever except as specifically set forth in the Agreement or in any other writing executed by Buyer.

This Bill of Sale has been duly executed by Seller on the ___________ day of ___________________, 2004.

SOBIESKI BANK By: Name: Title:
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EXHIBIT 3.10

RETIREMENT ACCOUNT TRANSFER AGREEMENT

This Agreement (the "Transfer Agreement") is made between Sobieski Bank, a federally chartered savings association ("Resigning Trustee"), and MFB Financial, a federally chartered savings association ("Successor Trustee"). Capitalized terms not defined herein shall have the meanings assigned to them in the Agreement (defined below).

RECITALS

A.            Resigning Trustee has served as trustee with respect to certain retirement accounts (collectively, the "Plans"), included within the Purchase and Assumption Agreement dated April __, 2004 by and between Resigning Trustee and Successor Trustee (the "Agreement"), the funds of which are domiciled at the Branch Offices or the Home Office (as defined in the Agreement).

B.            Pursuant to the Agreement, Successor Trustee is acquiring from Resigning Trustee certain Deposits, including Deposits which constitute funds of the Plans.

C.            In connection with the acquisition of such Deposits Successor Trustee will succeed to the trusteeship of the Plans and become successor trustee in the place of Resigning Trustee.

D.            The parties deem it necessary and advisable to execute this Transfer Agreement in order to describe the terms of transfer of the Plans and the duties and responsibilities of the parties with regard thereto.

E.            Execution of this Transfer Agreement is an element of the consideration for the execution by the parties of the Agreement and a condition to closing thereunder.

TRANSFER AGREEMENT

Now, therefore, in consideration of premises stated above, the mutual promises contained herein and in the Agreement, and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties hereby agree as follows:

1.            As of the close of business on the Closing Date, or such other date and time as the parties may fix (the "Transfer Date"), the Resigning Trustee shall assign, transfer and deliver to the Successor Trustee as set forth in the Agreement, funds and Deposits, domiciled in Resigning Trustee's Branch Offices and Home Office.

2.            At least five (5) Business Days (as defined in the Agreement), and, in the case of IRA Plans, at least thirty (30) days, prior to the Transfer Date Resigning Trustee will notify participants of its Plans of its resignation as trustee and appointment of Purchaser as Successor Trustee; Successor Trustee shall follow with a letter to participants of such Plans accepting the successor trusteeship.

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3.            After the Transfer Date, the Successor Trustee shall not use any advertising, materials, plan documents, or any other printed matter referring to the Resigning Trustee as trustee of any Plans.

4.            The Resigning Trustee shall prepare and file all required year-end reports for all activity under the Plans transferred to Successor Trustee, including but not limited to IRS form 1099R and IRS form 5498 for the portion of the calendar year 2004 to and including the Transfer Date. The Successor Trustee shall prepare and file such reports, where applicable, for the balance of the calendar year 2004 and thereafter, so long as the Successor Trustee remains as the trustee. It is further agreed that the Resigning Trustee and Successor Trustee will each report their portion of withholding for such Plans to the appropriate state and federal agencies.

5.            In the event that the Resigning Trustee receives after the Transfer Date, any documents, correspondence or other written materials relating to the Plans transferred to Successor Trustee, the Resigning Trustee will promptly forward such items to the Successor Trustee with a written explanation of such items. The Resigning Trustee agrees to answer reasonable inquiries from the Successor Trustee pertaining to the Plans and any pending transactions or items received after the Transfer Date.

6.            No later than six (6) Business Days following the Transfer Date the Resigning Trustee shall deliver to the Successor Trustee all original or certified copies of (i) all documents executed by the depositors of the Plans to be transferred to Successor Trustee, including but not limited to all adoption agreements, membership agreements, plan amendments, and beneficiary forms, and (ii) all other records and information necessary to allow the Successor Trustee to administer and conduct business with respect to such Plans.

7.            No later than the Transfer Date, the Resigning Trustee agrees to provide the Successor Trustee with a complete and up-to-date listing of.

                        (a)            any and all participants of the Plans transferred to Successor Trustee that have reached age 70 1/2 by or during 2004, and prior year balances required for calculations of mandatory distributions;

                        (b)            any and all Plans at Resigning Trustee's Home Office and Branch Offices receiving periodic distributions, the method of calculation for arriving at such amounts distributed, and copies of the approved distribution forms;

                        (c)            any and all Plans on the Resigning Trustee's system on deposit at the Home Office and Branch Offices;

                        (d)            any and all Plans at the Resigning Trustee's Home Office and Branch Offices currently not exempted from either federal tax withholding or state withholding, or both, and current filing status for each participant where withholding may apply; and

                        (e)            any and all Plans at Resigning Trustee's Home Office and Branch Offices where the Plan participant has died, the date of death (if known) and a legible copy of the death certificate when available.

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                        8.            The Resigning Trustee agrees that, prior to the Transfer Date, it shall make any and all of the following payments or take any and all of the following actions, each as required to be made or taken prior to the Transfer Date:

                        (a)            distribute all scheduled 2004 mandatory minimum distribution payments;

                        (b)            complete all scheduled or pending transfers; and

                        (c)            distribute all scheduled periodic and non-periodic distributions.

9.            The Successor Trustee agrees to indemnify and hold harmless the Resigning Trustee from (i) any and all losses, costs (including reasonable attorney's fees), expenses, damages, liabilities, or penalties of every kind whatsoever that the Resigning Trustee, its affiliates, successors, directors, officers, employees, or agents may incur as a result of the Successor Trustee's failure to perform its obligations under this Transfer Agreement; and (ii) any penalties, taxes or other liabilities which might arise in the event any act or omission by the Successor Trustee results in disqualification of any Plan acquired from the Resigning Trustee.

10.           The Resigning Trustee agrees to indemnify and hold harmless the Successor Trustee, its affiliates and successors from any and all losses, costs (including reasonable attorney's fees), expenses, damages, liabilities, or penalties of every kind whatsoever that the Successor Trustee, its affiliates, successors, directors, officers, employees, or agents may incur as a result of any act, omission, or breach of fiduciary obligation by the Resigning Trustee prior to or on the Transfer Date or the failure of the Resigning Trustee to fulfill its obligations under this Transfer Agreement.

11.            If any action or proceeding is brought by either party against the other pertaining to or arising out of this Transfer Agreement, the final prevailing party shall be entitled to recover all costs and expenses, including reasonable attorney's fees, incurred on account of such action or proceeding.

12.            This Transfer Agreement may be executed in any number of counterparts, each of which shall be an original but all of which constitute one and the same instrument.

Executed this _______ day of ________________, 2004.

SOBIESKI BANK By: ________________________________ Name: ______________________________ Title: _______________________________	MFB FINANCIAL By: ________________________________ Name: ______________________________ Title: _______________________________
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Exhibit 9.02(d)(15)

LIMITED POWER OF ATTORNEY

            THIS LIMITED POWER OF ATTORNEY is dated this ____ day of __________, 2004, by SOBIESKI BANK, a federally chartered savings association based in South Bend, Indiana (the "Seller"), to be effective as of the date hereof.

W I T N E S S E T H:

            WHEREAS, the Seller and MFB Financial ("Buyer"), entered into a Purchase and Assumption Agreement, dated as of _____________, 2004;

            NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Seller hereby appoints and authorizes the Buyer, through any of its authorized officers holding the status of assistant vice president or greater, as the true and lawful attorney-in-fact of the Seller to do those things hereinafter set forth in relation to the assets sold, assigned, and transferred to Buyer by the Seller (the "Assets") pursuant to the Agreement and to the loans sold, assigned and transferred to Buyer by the Seller pursuant to the Agreement (the "Loans"), in all cases in the name, place and stead of the Seller, but for the benefit and on behalf of Buyer:

            1.            To demand, sue for, endorse, and receive and collect all of the Loans and make any necessary repossessions in connection therewith, and to give effectual receipts, discharges, or terminations for the same;

            2.            To endorse any promissory notes or other evidences of obligation relating to the Loans or any of them upon which the Seller appears as a payee or is otherwise the holder or assignee and has actual or apparent beneficial interest;

            3.            To modify, continue, amend, assign, or terminate any UCC financing statements relating to the Loans or any of them consistent with the terms of the related underlying security agreements;

            4.            To prepare any documents of assignment or transfer necessary to satisfy the request of any person, organization, entity or governmental body requesting written evidence of the right of Buyer to possess and own the Loans and security therefor;

            5.            To issue notice to any insurer, guarantor, or debtor (as defined in applicable state law) of the transfer of beneficial interest of the Seller in the Loans and related collateral to Buyer;

            6.            To endorse to the benefit of Buyer any instruments or other documents of payment relating to any of the Loans upon which the Seller appears to have any interest;

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            7.            To give notice, advertise, sell, or otherwise dispose of any collateral held in the name of the Seller relating to the Loans or any of them;

            8.            To record any evidence of assignment, transfer, modification, or release of any interest in real estate held by the Seller relating to the Loans or any of them;

            9.            To take any and all additional acts considered by Buyer to be necessary or advisable to give full lawful effect to the assignment, transfer, negotiation, and conveyance of the Loans by the Seller to Buyer.

            The Seller shall, upon request, execute and deliver to Buyer such recordable documents as may be necessary or advisable to facilitate Buyer's designation as attorney-in-fact for the foregoing purposes.

            The Seller hereby ratifies and confirms as to third persons all acts and things done by Buyer with apparent authority in accordance with this power of attorney.

            This power of attorney is for the purpose of carrying into effect the transfers contemplated by the Agreement, shall be considered a power coupled with an interest, and shall be deemed an irrevocable and durable power of attorney.

            The Seller has caused this power of attorney to be duly executed on _______________, 2004.

SOBIESKI BANK By:_________________________________ Steven C. Watts, President
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STATE OF _____________	)
) SS:
COUNTY OF __________	)

            Before me, the undersigned, a Notary Public in and for said County and State, this ____ day of _________________, 2004, personally appeared Steven C. Watts, and acknowledged the execution of the foregoing to be his voluntary act and deed, for the uses and purposes therein set forth.

            WITNESS my hand and notarial seal.

Notary Public Printed Name

My Commission Expires:

___________________________

County of Residence:

___________________________

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APPENDIX B

SOBIESKI BANCORP, INC.

PLAN OF DISSOLUTION AND LIQUIDATION

THIS PLAN OF DISSOLUTION AND LIQUIDATION (THE "PLAN")
IS INTENDED TO ACCOMPLISH THE DISSOLUTION AND COMPLETE
LIQUIDATION OF SOBIESKI BANCORP, INC., A DELAWARE CORPORATION
(THE "COMPANY"), IN ACCORDANCE WITH SECTION 280 AND OTHER
APPLICABLE PROVISIONS OF THE GENERAL CORPORATION LAW OF
DELAWARE ("DGCL") AND SECTION 331 OF THE
INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

            1.            Approval and Adoption of the Plan by the Board of Directors. The Companys Board of Directors (the "Board") has adopted the Plan and called a meeting of the holders of the Companys common stock, par value $.01, (the "Stockholders") to take action on the Plan.

            2.            Approval of the Plan by the Stockholders. The Plan shall constitute the adopted Plan of the Company as of the date on which the holders of a majority of the outstanding common stock of the Company entitled to vote thereon have (a) adopted the Plan and (b) approved the purchase and assumption agreement dated April 25, 2004 by and between the Company, Sobieski Bank and MFB Financial (the "Adoption Date"). The Company shall file a certificate of dissolution ("Certificate of Dissolution") with the Secretary of State of the State of Delaware in accordance with the DGCL promptly after the Adoption Date. The dissolution shall be effective upon the filing of the Certificate of Dissolution (the "Effective Date").

            3.            Dissolution and Liquidation Period. Following the Effective Date, the Company shall not engage in any business activities except to the extent necessary to preserve the value of its assets for liquidation and distribution to the Stockholders, wind up its business affairs in an orderly and businesslike manner, including the liquidation of its subsidiary, and distribute its assets in accordance with this Plan, or as the Board may determine to be appropriate in connection therewith and to complete the liquidation and dissolution of the Company, all in accordance with the DGCL.

            Further, from and after the Effective Date, the steps set forth below shall be completed at such times as the Board, in its absolute discretion, deems necessary, appropriate or advisable to maximize the value of the Companys assets upon liquidation. Without limiting the generality of the foregoing, the Board may instruct the officers of the Company to delay the taking of any of the following steps following the Effective Date until the Company has performed such actions as the Board or such officers determine to be necessary, appropriate or advisable for the Company to maximize the value of the Companys assets upon liquidation; provided, that the following steps may not be delayed longer than is permitted by applicable law:

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                      (a)           Cease all of the Companys business activities and withdraw the Company from any jurisdiction in which it is qualified to do business, except and insofar as necessary for the sale of its assets and for the proper winding up of the Company pursuant to Section 278 of the DGCL;

                      (b)           Commence the sale, exchange, lease or other disposition of its assets immediately following the adoption of this Plan by its Stockholders in order to attain the highest value for such assets and maximize value for its Stockholders. The Company's assets may be sold in bulk to one buyer or a small number of buyers or on a piecemeal basis to numerous buyers. The Company shall not be required to obtain appraisals or other third party opinions as to the value of its assets in connection with the dissolution and liquidation. The negotiation and consummation of sales of all of the assets and properties of the Company by the Companys officers, insofar and on such terms as the Board deems such sales to be necessary, appropriate or advisable;

                      (c)           In accordance with Sections 280 and 281(a) of the DGCL, the following additional steps shall be taken, to the extent deemed necessary or appropriate:

                                 (i)           The mailing of notice of the dissolution to each person known by the Company to have a claim against the Company, including persons who have asserted claims pending in an action, suit or proceeding to which the Company is a party ("Pending Action Claims") and persons who have contingent, conditional and unmature contractual claims ("Contingent Contractual Claims");

                                 (ii)           The formal publication of such notice of dissolution;

                                 (iii)           The mailing of notice of rejection to the claimant of any claim made against the Company in accordance with Section 280 of the DGCL that the Company rejects, in whole or in part;

                                 (iv)           The mailing of offers for security to persons having Contingent Contractual Claims, in an amount the Company determines is sufficient to provide compensation to the claimant if the claim matures and the posting of such security offered and not rejected by such claimant;

                                 (v)           The petitioning of the Delaware Court of Chancery to determine the amount and form of security sufficient to provide compensation to any claimant who rejected the offer for security;

                                 (vi)           The petitioning of the Court of Chancery to determine the amount and form of security that will be reasonably likely to be sufficient to provide compensation for any Pending Action Claims (other than claims barred by Section 280 of the DGCL);

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                                 (vii)           The petitioning of the Court of Chancery to determine the amount and form of security that will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the corporation or that have not arisen but that, based on facts known to the corporation, are likely to arise or to become known to the corporation within 5 years after the date of dissolution (or such longer period as the Court may determine, not to exceed 10 years from dissolution) ("Potential Future Claims");

                                 (viii)           The posting of any security ordered by the Court of Chancery for Pending Action Claims;

                                 (ix)           The payment of claims made and not rejected under Section 280 of the DGCL and the payment, or the making of adequate provision for the payment, of all other claims that are mature, known and uncontested or that have been finally determined to be owing by the Company;

                                 (x)           The posting of any security ordered by the Court of Chancery for Contingent Contractual Claims;

                                 (xi)           The posting of any security ordered by the Court of Chancery for Potential Future Claims.

                      (d)           The distribution of remaining funds of the Company and the remaining unsold assets of the Company, if any, pro-rata to the Stockholders in one or a series of distributions. Such distribution(s) shall be in cash or assets, in such amounts and at such times, as the Board (or any escrow agent(s) or trustee(s) as may be appointed by the Board under this Plan) may in their discretion determine.

           4.           Authority of Officers and Directors. (a) From and after the Effective Date, the Board and the officers of the Company shall continue in their positions for the purpose of winding up the affairs of the Company as contemplated by the DGCL. The Board and officers of the Company shall take all remaining action required to be taken by the Company, including (without limitation) the payment of or provision for all expenses, liabilities and obligations of the Company incurred in connection with the liquidation and dissolution of the Company as provided for herein. Without limiting the foregoing, in connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the discretion of the Board (or any escrow agent(s) or trustee(s) as may be appointed by the Board under this Plan) appoint officers, hire employees and retain independent contractors in connection with the winding up process; and is authorized to pay to the Companys officers, directors, employees and independent contractors, or any of them, compensation or additional compensation above their regular compensation, in money or other property, and may provide for indemnification (including advancement of expenses) to such persons, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the successful implementation of this Plan. Adoption of this Plan by the requisite vote of the Stockholders shall constitute the approval of the Companys Stockholders of the Boards authorization of the payment of any such compensation and providing of any such indemnification (including advancement of expenses).

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           (b)           The adoption of the Plan by the Stockholders shall constitute full and complete authority for the Board and the officers of the Company, without further Stockholder action, to do and perform or cause the officers of the Company, subject to the approval of the Board, to do and perform, any and all acts, to incur and pay all expenses, to adopt all votes and resolutions, and to make, execute and deliver any and all agreements, conveyances, assignments, transfers, certificates and other documents of any kind and character which the Board or such officers deem necessary, appropriate or advisable: (i) to sell, dispose, convey, transfer and deliver the assets of the Company, (ii) to satisfy or provide for the satisfaction of the Companys obligations in accordance with Sections 280 and 281(a) of the DGCL, (iii) to distribute all of the remaining funds of the Company and any unsold assets of the Company to the Companys Stockholders and (iv) to dissolve the Company in accordance with the laws of the State of Delaware and cause its withdrawal from all jurisdictions in which it is authorized to do business, including, without limiting the foregoing, all filings or acts required by any state or federal law or regulation to wind up its affairs.

           5.           Conversion of Assets into Cash or Other Distributable Form. Subject to approval by the Board, the officers, employees and agents of the Company shall, as promptly as feasible and whether before or after the Effective Date, proceed to collect all sums due or owing to the Company, to sell and convert into cash any and all corporate assets and, out of the assets of the Company, to pay, satisfy and discharge or make adequate provision for the payment, satisfaction and discharge of all debts and liabilities of the Company pursuant to Section 3 above, including all expenses of the sale of assets and of the liquidation and dissolution provided for by the Plan.

           6.           Contingency Reserve. If and to the extent deemed necessary, appropriate or desirable by the Board (or any escrow agent(s) or trustee(s) as may be appointed by the Board under this Plan), in its discretion, the Company may establish and set aside reasonable amounts (the "Contingency Reserves") of cash and/or property to satisfy claims against and expenses of the Company, including, without limitation, tax obligations, all expenses of the sale of the Company's assets, the collection and defense of the Company's assets, contingent, conditional, unmatured, and unknown claims, and other expenses in connection with the liquidation and dissolution provided for in this Plan.

           7.           Professional Fees and Expenses. It is specifically contemplated that the Board may authorize the payment of a retainer fee to a law firm or law firms selected by the Board for legal fees and expenses of the Company, including, among other things, to cover any costs payable pursuant to the indemnification of the Companys officers or members of the Board provided by the Company pursuant to its Certificate of Incorporation and Bylaws or the DGCL or otherwise.

                      In addition, in connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board, pay any brokerage, agency and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Companys property and assets and the implementation of this Plan.

           8.           Indemnification. The Company shall continue to indemnify and provide for the advancement of expenses to its officers, directors, employees, agents and representatives in accordance with its Certificate of Incorporation, as amended, its Bylaws, and any other contractual arrangements, for actions taken in connection with this Plan and the winding-up of the business and affairs of the Company. The Company's obligation to indemnify (or advance expenses to) such persons may also be satisfied out of the assets of any escrow account or trust established by the Board under this Plan. The Board (or any escrow agent(s) or trustee(s) as may be appointed by the Board under this Plan), in its discretion, is authorized to obtain and maintain insurance as may be necessary or appropriate to cover the Company's obligations under this Plan.

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           9.           Liquidating Trust. (a) Except as may be limited by law, if the Board shall deem, in its absolute sole discretion, necessary and advisable in order to effect the completion of this Plan, it may establish escrow accounts or a liquidating trust for the benefit of the Company's Stockholders and may transfer to such escrow accounts or to the liquidating trustee(s) (i) assets and liabilities of the Company for the purposes of prosecuting and defending suits, by or against the Company, enabling the Company to settle and close its business, to dispose of and convey the property of the Company, to discharge the liabilities of the Company and to distribute to the Companys Stockholders any remaining assets, and (ii) any assets held on behalf of Stockholders who cannot be located. At the time an escrow account or liquidating trust is established, the Board shall appoint such person or persons as it deems appropriate to serve as the escrow agent(s) or trustee(s).

                      (b)           The trust or escrow agreements establishing and governing the liquidating trust or escrow accounts, as the case may be, shall be in form and substance determined by the Board. In the alternative, the Board may petition the Delaware Court of Chancery for the appointment of one or more trustees or escrow agents to conduct the liquidation of the Company subject to the supervision of the Court. Whether appointed by an agreement or by the Court, the trustees or escrow agents shall in general be authorized to take charge of the Companys property, and to collect the debts and property due and belonging to the Company, with power to prosecute and defend, in the name of the Company, or otherwise, all such suits as may be necessary or proper for the foregoing purposes, and to appoint an agent under it and to do all other acts which might be done by the Company that may be necessary, appropriate or advisable for the final settlement of the unfinished business of the Company.

           10.          Liquidating Distributions. (a) Liquidating distributions, in cash or in kind, shall be made from time to time after the Effective Date, as provided in Section 3, to the Stockholders, pro rata in accordance with the respective number of shares then held of record; provided, that in the opinion of the Board adequate provision has been made for the payment, satisfaction and discharge of all known, unascertained or contingent debts, obligations and liabilities of the Company, including costs and expenses incurred and anticipated to be incurred in connection with the sale of assets and complete liquidation of the Company. All determinations as to the time for and the amount and kind of distributions to Stockholders shall be made in the exercise of the absolute discretion of the Board and in accordance with Section 281(a) of the DGCL.

                      (b)           The distributions to the Stockholders shall be in complete redemption and cancellation of all of the outstanding common stock. As a condition to receipt of any distribution to the Stockholders, the Board or the trustees, in their absolute discretion, may require the Stockholders to (i) surrender their certificates evidencing the common stock to the Company or its agents for recording of the distributions thereon and cancellation or (ii) furnish the Company with evidence satisfactory to the Board or the trustees of the loss, theft or destruction of their certificates evidencing the common stock, together with a surety bond or other security or indemnity as may be required by and satisfactory to the Board or the trustees. The Company will finally close its stock transfer books and discontinue recording transfers of Common Stock no later than the date on which the Company files its Certificate of Dissolution under the DGCL, and thereafter certificates representing the Common Stock will not be assignable or transferable on the books of the Company except by will, intestate succession or operation of law.

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                      (c)           If any distribution to a Stockholder of the Company cannot be made because the Stockholder cannot be located, the Stockholder has not surrendered its certificates evidencing its shares of stock of the Company as required under the Plan, or for any other reason, the distribution to which such Stockholder is entitled (unless transferred to an escrow account or trust established by the Board under this Plan) shall be transferred, at such time as the final distribution of assets is made by the Company (or by any escrow agent(s) or trustee(s) as may be appointed by the Board under this Plan), to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such Stockholder as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. Any assets distributable to any creditor of the Company who is unknown or cannot be found, or who is under a disability and for whom there is no legal representative, shall escheat to the state or be treated as abandoned property pursuant to applicable state laws. In no event shall the proceeds of any such distribution revert to or become the property of the Company.

           11.           Incentive Compensation and Retirement Plans. The Board is authorized to take such action as it deems appropriate with respect to the incentive compensation and retirement plans covering the Company's employees.

           12.           Liquidation under Section 331. It is intended that this Plan shall be a plan of complete liquidation within the terms of Section 331 of the Code. The Plan shall be deemed to authorize such action as, in the opinion of counsel to the Company, may be necessary to conform with the provisions of said Section 331.

           13.           Filing of Tax Forms. The appropriate officer of the Company is authorized and directed, within 30 days after the date of adoption of the Plan, to execute and file a United States Treasury Form 966 pursuant to Section 6043 of the Code and such additional forms and reports with the Internal Revenue Service as may be appropriate in connection with this Plan and the carrying out thereof.

           14.           Board Authorization. The Board is authorized, without further action by the Companys Stockholders, to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind which are deemed necessary, appropriate or desirable, in the absolute discretion of the Board, to implement this Plan and the transactions contemplated hereby, including, without limiting the foregoing, all filings or acts required by any state or federal law or regulation to wind up its affairs.

           15.           Stockholder Consent to Sale of Assets. Adoption of this Plan by the Stockholders holding a majority of the outstanding common stock shall constitute the approval of the Stockholders of the sale, exchange or other disposition in liquidation of all of the business, property and assets of the Company, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of all contracts for sale, exchange or other disposition which are dependent on adoption of this Plan.

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           16.           Modification or Abandonment of the Plan. Notwithstanding authorization of or consent to this Plan and the transactions contemplated hereby by the Stockholders, the Board may modify or amend this Plan if it determines that such action would be in the best interests of the Company and the Stockholders. In the event that the modification or amendment will, in the sole judgment of the Board, materially and adversely affect the interests of the Stockholders, such modification or amendment will be submitted to the Stockholders for approval. If the Board determines, in its sole judgment, that abandonment of this Plan would be in the best interests of the Company and its Stockholders, the Board may abandon the Plan and all action contemplated thereunder, without further action by the Stockholders to the extent permitted by the DGCL.

           17.           Absence of Appraisal Rights. Under Delaware law, the Stockholders are not entitled to appraisal rights for their shares of common stock in connection with the transactions contemplated by the Plan.

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APPENDIX C

[LETTERHEAD OF KEEFE, BRUYETTE, & WOODS, INC.]

April 25, 2004

Board of Directors
Sobieski Bank
2930 West Cleveland Road
South Bend, IN 46628

Dear Board of Directors:

You have asked us to advise you with respect to the reasonableness of the consideration received by Sobieski Bank pursuant to the Purchase and Assumption Agreement, dated as of April 25, 2004, by and between MFB Financial ("MFB"), Sobieski Bank and Sobieski Bancorp, Inc. (the "Purchase Agreement"). The Purchase Agreement provides, among other things, that MFB will acquire substantially all of the assets and assume substantially all of the liabilities of Sobieski Bank ("Transaction"). At the time of closing, MFB will pay $1,026,682 of cash, subject to certain possible adjustments, to Sobieski Bank and Sobieski Bank will retain the assets and liabilities excluded from the Transaction, as provided in the Agreement. The complete terms of the Transaction are described in the Agreement, and this summary is qualified in its entirety by reference thereto.

Keefe, Bruyette & Woods, Inc., as part of its investment banking business, is regularly engaged in the evaluation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, and distributions of listed and unlisted securities. We are familiar with the market for common stocks of publicly traded banks, savings institutions and bank and savings institution holding companies.

In connection with this letter we reviewed certain financial and other business data supplied to us by Sobieski Bank and Sobieski Bancorp including: (i) the Purchase Agreement; (ii) Sobieski Bancorp's Annual Report to Stockholders, annual meeting proxy statement and Annual Report on Form 10-KSB for the fiscal years ended June 30, 2003, 2002 and 2001; (iii) Sobieski Bancorp's Quarterly Reports on Form 10-QSB for the quarters ended September 30, 2003 and December 31, 2003; (iv) the regulatory operating agreements and related correspondence; and (v) other information we deemed relevant. We discussed with the Board and Senior Management of Sobieski Bank and Sobieski Bancorp, the current position and prospective outlook for the Bank and the Bank's deposit premium value. We considered the current operating environment of the Bank and the limited opportunities that result from the numerous regulatory restrictions to which Sobieski Bank and Sobieski Bancorp are subject. We reviewed asset and liability sale transactions of similar sized institutions, particularly in the Midwest region of the United States, and the financial and structural terms of several other recent transactions involving mergers and acquisitions with a focus on the core deposit premiums received for thrifts.

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For MFB, we reviewed the audited financial statements and Proxy Statements for the years ended June 30, 2003, 2002 and 2001; 10-Q's for the time periods since the audit year end; and certain other information deemed relevant. We also discussed with senior management of MFB the current position and the ability to meet the funding and regulatory capital requirements based on the acquisition of Sobieski Bank assets.

In connection with our review, we have relied, without independent verification, on the accuracy and completeness of the material furnished to us by Sobieski Bank and MFB, the material otherwise made available to us, including information from published sources, and we have not made any independent effort to verify such data. With respect to the financial information, including forecasts and asset valuations we received from Sobieski, we assumed (with your consent) that they had been reasonably prepared reflecting the best currently available estimates and judgment of Sobieski's management. In addition, we have not made or obtained any independent appraisals or evaluations of the assets or liabilities, and potential and/or contingent liabilities of Sobieski or MFB. We have further relied on the assurances of management of Sobieski or MFB that they are not aware of any facts that would make such information inaccurate or misleading. We express no opinion on matters of a legal, regulatory, tax or accounting nature or the ability of the Transaction, as set forth in the Agreement, to be consummated. We express no opinion to the Sobieski Bancorp Board relative to the amount or timing of the cash that will ultimately be distributed to the Sobieski Bancorp shareholders.

In rendering our opinion, we have assumed that in the course of obtaining the necessary approvals for the Transaction, no restrictions or conditions will be imposed that would have a material adverse effect on the contemplated benefits of the Transaction to MFB or the ability to consummate the Transaction. Our opinion is based on the market, economic and other relevant considerations as they exist and can be evaluated on the date hereof.

Consistent with the engagement letter with you, we have acted as financial advisor to Sobieski in connection with the Transaction and will receive a fee for such services. In addition, Sobieski has agreed to indemnify us for certain liabilities arising out of our engagement by Sobieski in connection with the Transaction.

Based upon and subject to the foregoing, as outlined in the foregoing paragraphs and based on such other matters as we considered relevant, it is our opinion that as of the date hereof, the consideration to be paid by MFB to Sobieski Bank in the Transaction is reasonable.

This opinion may not, however, be summarized, excerpted from or otherwise publicly referred to without our prior written consent, although this opinion may be included in its entirety in the proxy statement of Sobieski Bancorp used to solicit stockholder approval of the Transaction. It is understood that this letter is directed to the Board of Directors of Sobieski Bank only. It is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the Transaction.

Sincerely,

/s/  Keefe, Bruyette, & Woods, Inc.

Keefe, Bruyette, & Woods, Inc.

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END

REVOCABLE PROXY
SOBIESKI BANCORP, INC.

PLEASE MARK VOTES AS IN THIS EXAMPLE
SPECIAL MEETING OF STOCKHOLDERS August 4, 2004
     The undersigned hereby appoints the Board of Directors of Sobieski Bancorp, Inc. (the "Company"), and its survivor, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Special Meeting of Stockholders (the "Meeting"), to be held on August 4, 2004 at the Corpus Christi Meeting Room, located at 2817 Corpus Christi Drive, South Bend, Indiana, at 2:00 p.m., local time, and at any and all adjournments and postponements thereof, as follows:

		For	Against	Abstain
I.	To consider and vote upon a proposal to approve a transaction for the sale of substantially all of the assets of Sobieski
Bank (the "Bank") to MFB Financial ("MFB") and assumption by MFB of certain of the liabilities of the Bank, including all deposit liabilities, pursuant to the Purchase and Assumption Agreement, dated as of April 25, 2004, among the Company, the Bank and MFB, as more fully described in the Company's proxy statement for the Meeting.
		For	Against	Abstain
II.	To consider and vote upon a proposal to approve the Company's Plan of Dissolution and Liquidation, under which the Company will sell or otherwise dispose of all of its remaining assets, and, after the Company pays or makes arrangements to pay its expenses and liabilities, the Company will distribute the net proceeds, if any, to stockholders, as more fully described in the Company's proxy statement for the Meeting.
In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment or postponement thereof.
The Board of Directors recommends a vote "FOR"
the proposals listed above.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO APPROVE THE SALE OF SUBSTANTIALLY ALL OF THE BANK'S ASSETS TO MFB FINANCIAL AND FOR THE PLAN OF DISSOLUTION AND LIQUIDATION. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY THE BOARD OF DIRECTORS IN ITS BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

Please be sure to sign and date this Proxy in the box below.	Date
------------------Stockholder sign above---------------Co-holder (if any) sign above--------

Detach above card, date, sign and mail in postage-paid envelope provided.

SOBIESKI BANCORP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
         This Proxy may be revoked at any time before it is voted by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than this Proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of this Proxy). If this Proxy is properly revoked as described above, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.
         The above signed acknowledges receipt from the Company, prior to the execution of this Proxy, of Notice of the Meeting, a Proxy Statement and copies of the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2003 and Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004.
          Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If shares are held jointly, each holder should sign.
PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY
THE ENCLOSED POSTAGE-PAID ENVELOPE

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

______________________________________________

______________________________________________

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END